As filed with the Securities and Exchange Commission on October 30, 2007

SEC Registration No. 333-117100

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFESCIENCES OPPORTUNITIES INCORPORATED
(Name of small business issuer in its charter)

Florida	6770	20-0594204
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

925 S. Federal Highway, Suite 600
Boca Raton, Florida 33432
(561) 208-2929
(Address and telephone number of principal executive offices and principal place of business)

Roland Perry
925 S. Federal Highway, Suite 600
Boca Raton, Florida 33432
(561) 208-2929
(Name, address, and telephone number of agent for service)

Copies to:

Brian A. Pearlman, Esq.
Arnstein & Lehr LLP
200 East Las Olas Boulevard
Suite 1700
Fort Lauderdale, Florida 33301
Telephone: (954) 713-7600
Facsimile: (954) 713-7715

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

PROXY STATEMENT/RECONFIRMATION OFFERING PROSPECTUS

LIFESCIENCES OPPORTUNITIES INCORPORATED

5,000 shares of Common Stock

$6.00 per share

DRTATTOFF, LLC SOLICITATION OF WRITTEN CONSENTS

The board of directors of Lifesciences Opportunities Incorporated (“Lifesciences” or the “Company”) and the managing members of DRTATTOFF, LLC (“Dr. TATTOFF”) have approved a transaction in which we will merge with Dr. TATTOFF, a provider of marketing and practice management services to physicians who perform tattoo removal, hair removal (regardless of method) and laser-based skincare services. By merging Dr. TATTOFF into Lifesciences, Dr. TATTOFF will be the accounting acquirer. Under the terms of the merger, as amended, the holders of Dr. TATTOFF membership units (“Units”) shall be entitled to receive one share of Lifesciences common stock for each Unit held at the effective time of the merger (“Effective Time”). In addition, to the extent not exercised prior to the Effective Time, each outstanding warrant to purchase Units of Dr. Tattoff (a “Dr. Tattoff Warrant”) shall automatically be converted into a warrant to acquire such number of shares of Lifesciences Common Stock as the holder of such Dr. Tattoff Warrants would have been entitled to receive had such holder exercised such Dr. Tattoff Warrant in full immediately prior to the Effective Time at the same exercise price per share as it was prior to the Effective Time. It is currently anticipated that Lifesciences will issue an aggregate of approximately 8,472,500 shares of its restricted common stock and warrants to purchase approximately 1,005,000 shares of its common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement.

The shares of Lifesciences common stock and warrants to be issued pursuant to the merger will not be registered under the Securities Act of 1933, as amended (the "Act") and will be issued in the reliance upon the exemption from registration provided by section 4(2) of the Act and Rule 506 promulgated under Regulation D of the Act, on the basis that the transaction does not involve a public offering. Upon shareholder approval and reconfirmation, Lifesciences will change the name of the Company to Dr. TATTOFF, Inc., effectuate a 1-to-55.5 forward split of the Company’s common stock, complete the merger and authorize the release of shares from escrow to the investors. Lifesciences' initial public offering was declared effective on June 14, 2006. Pursuant to Rule 419 under the Act, we have placed in an escrow account the proceeds of this offering and the securities purchased by the investors in this offering. Under Rule 419, the funds will be released to us, and the securities will be released to you, only after we receive 80% of shareholder reconfirmation of this merger. If we do not receive this reconfirmation by December 14, 2007, the funds held in escrow will be returned to the investors.

Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8% of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement. There is currently no market for our common stock.

The merger cannot be completed unless our shareholders approve the merger, the name change to Dr. TATTOFF, Inc., and Dr. TATTOFF members also consent to the merger, in addition to other conditions to closing as set forth in the merger agreement.

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The board of directors of Lifesciences has called a special meeting of Lifesciences shareholders to be held on [date], 2007 to vote on these matters. Lifesciences shareholders who own shares of Lifesciences common stock as of the record date, which is the close of business on ___, 2007, may vote at the Lifesciences special meeting or by proxy. The date of this proxy statement/prospectus will be the record date for determining Dr. TATTOFF members entitled to exercise their right to give their consent. Holders of Units in Dr. TATTOFF at the close of business on the record date will be entitled to elect whether to approve the merger by written consent.

THE BOARD OF DIRECTORS OF LIFESCIENCES AND MANAGING MEMBERS OF DRTATTOFF, LLC ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. Lifesciences shareholders are not entitled to appraisal rights under the Florida Business Corporation Act, but will have the opportunity to elect whether to reconfirm their investment decision to purchase the shares of Lifesciences common stock offered in the public offering. Those rights are explained in the section titled "Reconfirmation Offering."

Dr. TATTOFF unitholders who do not wish to accept the merger consideration for their Dr. TATTOFF Units and who do not vote in favor of the approval of the principal terms of the merger agreement and the approval of the merger may, under certain circumstances, be entitled to dissent from the merger and may have dissenters’ rights with respect to such Units, subject to the requirements of Sections 17600 et. seq. of the California Corporations Code in connection with the merger as described in this proxy statement/prospectus. The notice and this proxy statement/prospectus shall constitute notice to Dr. TATTOFF unitholders of the availability of dissenters’ rights under Sections 17600 et. seq. of the California Corporations Code, a copy of which is attached as Annex C to this proxy statement. See “Dr. TATTOFF Dissenters’ Rights.”

THE PROPOSED MERGER IS A COMPLEX TRANSACTION. LIFESCIENCES AND DRTATTOFF, LLC STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 10.

/s/ Roland Perry	/s/ James Morel
Roland Perry	James Morel
President of	Chief Executive Officer of
Lifesciences Opportunities Incorporated	DRTATTOFF, LLC

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE LIFESCIENCES COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated October 30, 2007, and was first mailed to shareholders on or about ________, 2007.

LIFESCIENCES OPPORTUNITIES INCORPORATED RECONFIRMATION OFFERING

This proxy statement/prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Act concerning 5,000 shares of common stock, $0.0001 par value, of Lifesciences Opportunities Incorporated. The shares were initially sold in an initial public offering completed in December 2006. In September 2007, we executed a merger agreement with Dr. TATTOFF, a California limited liability company, to acquire Dr. TATTOFF by merging our two companies. A copy of the merger agreement was filed as Exhibit 2.1 to the Form 8-K filed on October 1, 2007, and amended on October 5, 2007, a copy of which is attached as Exhibit 2.2 and incorporated by reference herein. Both the merger agreement and the amendment thereto are included as Appendix A to this proxy statement/prospectus. In the merger, we will become obligated to issue Lifesciences common stock and warrants, on a 1 for 1 basis to the members of Dr. TATTOFF on a post 1-to-55.5 forward split basis.

Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8%, of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement. There is currently no market for our common stock.

This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed merger.

Prior to the initial offering and this reconfirmation offering, there has been no market for our common stock and we cannot assure you that an active trading market will exist after the proposed acquisition is completed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

THE INITIAL OFFERING AND THE RECONFIRMATION OFFERING INVOLVE A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 10 .

OFFERING INFORMATION
TABLE OF CONTENTS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [date], 2007	1
ABOUT THIS PROXY STATEMENT/PROSPECTUS	3
QUESTIONS AND ANSWERS ABOUT THE MERGER	3
PROSPECTUS SUMMARY	6
SELECTED FINANCIAL DATA	9
RISK FACTORS	10
WHERE YOU CAN FIND MORE INFORMATION	24
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419; DEPOSIT OF OFFERING PROCEEDS AND SECURITIES	24
THE LIFESCIENCES SPECIAL MEETING	25
PROPOSAL NO. 1 — THE MERGER	28
Dr. TATTOFF SOLICITATION OF WRITTEN CONSENTS	34
Dr. TATTOFF DISSENTERS’ RIGHTS	37
PROPOSAL NO. 2 - AMENDMENT TO ARTICLES OF INCORPORATION: NAME CHANGE	42
PROPOSAL NO. 3 – FORWARD STOCK SPLIT	43
CAPITALIZATION	46
DILUTION	46
PLAN OF OFFERING	47
USE OF PROCEEDS	48
DIVIDEND POLICY	49
MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION	49
BUSINESS	58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72
PRINCIPAL SHAREHOLDERS	75
LEGAL PROCEEDINGS	77
MARKET FOR OUR COMMON STOCK	78
DESCRIPTION OF SECURITIES	79
SHARES ELIGIBLE FOR FUTURE RESALE	81
REPORTS TO SHAREHOLDERS	81
LEGAL MATTERS	82
EXPERTS	82
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	82
FINANCIAL STATEMENTS	F-1
Appendix A — Agreement and Plan of Merger dated September 7, 2007, as amended	A-1
Appendix B — Text of Proposed Amendment to Articles of Incorporation	B-1
Appendix C – California Corporations Code Sections 17600 - 17613	C-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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LIFESCIENCES OPPORTUNITIES INCORPORATED

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [DATE], 2007

TO THE SHAREHOLDERS OF LIFESCIENCES OPPORTUNITIES INCORPORATED:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Lifesciences Opportunities Incorporated, a Florida corporation, to be held at 10:30 a.m. local time on [date], 2007, at the offices of our corporate counsel, Arnstein & Lehr LLP, 200 East Las Olas Boulevard, Suite 1700 Fort Lauderdale, Florida 33301 to consider and vote upon the following proposals:

•
To approve the agreement and plan of merger by and among Lifesciences Opportunities Incorporated, a Florida corporation, and DRTATTOFF, LLC, a California limited liability company. See "Proposal No. 1 - Approval of Merger."

•	To approve an amendment to our Articles of Incorporation to change our corporate name to "Dr. TATTOFF, Inc." See "Proposal No. 2 - Amendment to Articles of Incorporation."

•	To approve a 1-to-55.5 forward split of our common stock. See “Proposal No. 3 - Forward Stock Split.”

•	Any other business that may properly come before our special meeting or any postponement or adjournment.

Immediately after the merger, Dr. TATTOFF will be the accounting acquirer and Lifesciences will change its name to "Dr. TATTOFF, Inc." Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8% of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement. A copy of the merger agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2007 and is included as Appendix A to the accompanying proxy statement/prospectus and incorporated by reference. The merger agreement was subsequently amended on October 5, 2007, a copy of which is filed as Exhibit 2.2 to this proxy statement/prospectus and is also included as Appendix A and incorporated by reference.

The foregoing proposals are more fully described in the accompanying proxy statement/prospectus. The Lifesciences board of directors unanimously recommends that you vote in favor of the proposals listed above.

The board of directors of Lifesciences has fixed the close of business on ________ __, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at this special meeting of shareholders and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Roland Perry
Roland Perry
President

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE LIFESCIENCES SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE LIFESCIENCES SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither Lifesciences nor Dr. TATTOFF has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated October 30, 2007. You should not assume that the information contained in this proxy statement/ prospectus is accurate as of any date other than that date, and the issuance of Lifesciences common stock in the merger will not create any implication to the contrary. Lifesciences provided the information concerning Lifesciences, and Dr. TATTOFF provided the information concerning Dr. TATTOFF, in this proxy statement/prospectus.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETE?

A. Lifesciences and Dr. TATTOFF signed the merger agreement on September 7, 2007, which was subsequently amended on October 5, 2007. The parties are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the Lifesciences special meeting to be held on [date], 2007. In order to complete the merger, the shareholders and members of Lifesciences and Dr. TATTOFF must approve the merger. Following approval by the Lifesciences board of directors and Dr. TATTOFF members, the merger will be complete. The merger will become effective when a certificate of merger is filed with the Secretary of State of Florida and Secretary of State of California. If we do not complete the merger on or before December 14, 2007, then under the rules that apply to this offering, Lifesciences will be required to promptly return the funds raised in this offering to the investors.

Q. AS A Dr. TATTOFF MEMBER, WHAT WILL I RECEIVE IN THE MERGER?

A. Dr. TATTOFF members will receive shares of Lifesciences common stock in exchange for the Units of Dr. TATTOFF that they own, based on the exchange ratio of 1 share for 1 unit. Any warrants to purchase Units held by such Dr. TATTOFF member shall also be exchanged for Lifesciences common stock purchase warrants on a 1 for 1 basis. For example, if you own 1,000 units of Dr. TATTOFF Units and 500 Dr. TATTOFF warrants, then based on the exchange ratio you will receive 1,000 shares of Lifesciences common stock and warrants to purchase 500 shares of Lifesciences common stock in the merger. You will receive only whole shares. The exchange will occur on a post forward split basis.

Q. AS A SHAREHOLDER OF LIFESCIENCES, WILL I RECEIVE ADDITIONAL SHARES OF LIFESCIENCES COMMON STOCK IN THE MERGER?

A. No, subject to an adjustment of your shares pursuant to the forward split, you will continue to hold the same number of shares of Lifesciences common stock after the merger. Shares of Lifesciences common stock will be issued only to Dr. TATTOFF members in the merger. The merger will result in Lifesciences shareholders holding a smaller percentage of the combined company's stock than the percentage of Lifesciences stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8% of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS ADVISABLE FOR THE LIFESCIENCES AND Dr. TATTOFF MEMBERS?

A. Yes. The board of directors of Lifesciences and managing members of Dr. TATTOFF have determined that the merger is advisable for their shareholders and members, respectively. The board of directors of Lifesciences and managing members of Dr. TATTOFF have approved the merger and the merger agreement, and the board of directors of Lifesciences has approved the issuance of Lifesciences stock in the merger.

Q. WILL LIFESCIENCES SHAREHOLDERS VOTE ON THE MERGER?

A. Yes, Lifesciences shareholders will vote on the merger at Lifesciences' special meeting of shareholders.

Q. IS THERE A DIFFERENCE BETWEEN VOTING ON THE MERGER AND ELECTING TO RECONFIRM AN INVESTMENT DECISION?

A. Yes. First, all of Lifesciences shareholders are being asked to vote on the merger, whereas only the purchasers in this offering are being asked to elect to reconfirm their investment decision. Second, Florida corporate law governs voting on the merger, while federal securities laws set the procedure under which a Lifesciences shareholder can elect whether to reconfirm an investment decision. Finally, the proposal to approve the merger requires the affirmative vote of a majority of all of the issued and outstanding shares of our common stock, whereas the reconfirmation of this offering requires as a separate condition that 80% of the shareholders that purchased shares in this offering elect to reconfirm their investment decision. If you are a Lifesciences shareholder who invested in this offering, then you will receive both (1) a proxy to vote your shares for or against the merger and (2) a reconfirmation letter to state whether you are electing to reconfirm your investment decision. You should complete and return both of these documents.

Q. ARE Dr. TATTOFF MEMBERS ENTITLED TO APPROVE THE MERGER?

A. Yes, Dr. TATTOFF members will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the Dr. TATTOFF Units outstanding on the record date.

Q. WHY IS LIFESCIENCES PROPOSING THE NAME CHANGE?

A. The name change is contingent upon effectiveness of the merger. The name change will accurately reflect the new business of our company.

Q. WHY IS LIFESCIENCES PROPOSING THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECTUATE THE FORWARD SPLIT?

A. The forward split is a condition of the merger. While the amendment is a condition of the merger, it is not contingent upon effectiveness of the merger.

Q. WHAT DO LIFESCIENCES SHAREHOLDERS NEED TO DO NOW?

A. Lifesciences shareholders should promptly mail their signed proxy card in the enclosed postage-paid envelope along with their signed reconfirmation letter by [date] _______, 2007 so that their shares will be represented at the Lifesciences special meeting. If you sign the proxy card and approve the proposals, but fail to submit the reconfirmation letter in a timely manner, you will not participate in the offering and your money will be returned.

Q. CAN LIFESCIENCES SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A. Yes, Lifesciences shareholders can change their votes by (1) delivering a written notice of revocation with Lifesciences’ secretary, (2) sending in later-dated, signed proxy cards to Lifesciences’ secretary, or (3) attending the Lifesciences special meeting and voting in person.

Q. WHAT DO Dr. TATTOFF MEMBERS NEED TO DO NOW?

A. Dr. TATTOFF members should promptly mail their signed written consents in the enclosed postage-paid envelope to indicating whether they consent or withhold their consent of the proposed merger with respect to the Dr. TATTOFF Units owned by such member as of October 5, 2007, the record date.

Q. CAN Dr. TATTOFF MEMBERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A. A Dr. TATTOFF member can only revoke or change an action by written consent prior to the time that Dr. TATTOFF has received the requisite number of consents to approve the merger. This may be a short period of time, if Dr. TATTOFF receives written consents sufficient to approve the merger quickly. A revocation is effective upon its receipt at the offices Dr. TATTOFF, the address of which is set forth below.

Q. HOW WILL Dr. TATTOFF MEMBERS RECEIVE THEIR STOCK CERTIFICATES?

A. After the merger is complete, Lifesciences’ exchange agent will send Dr. TATTOFF members a letter of transmittal and written instructions for issuing their stock certificates.

Q. WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A. If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

For Lifesciences Opportunities Incorporated:	For DRTATTOFF, LLC:

Lifesciences Opportunities Incorporated	DRTATTOFF, LLC
925 Federal Highway, Suite 600	8447 Wilshire Boulevard, Suite 102
Boca Raton, FL 33432	Beverly Hills, CA 90211

Attention: Roland Perry	Attention: James Morel

PROSPECTUS SUMMARY

Lifesciences Opportunities Incorporated

We were organized as a Florida corporation on January 4, 2004, for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

The executive offices of Lifesciences are located at 925 Federal Highway, Suite 600, Boca Raton, Florida, 33432. The telephone number is (561) 208-2929.

In December 2006, we completed an initial public offering for 5,000 shares of our common stock for $6.00 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on June 14, 2006.

DRTATTOFF, LLC

Dr. TATTOFF is a California limited liability company doing business under the registered name of Dr. TATTOFF, as what Dr. TATTOFF’s management believes is the first branded chain of laser tattoo removal clinics in Southern California. More specifically, Dr. TATTOFF is a provider of marketing and practice management services to physicians who perform tattoo removal, hair removal (regardless of method) and laser-based skincare services. Since its inception in 2004, Dr. TATTOFF’s goal is the creation of a national brand of retail chain tattoo removal facilities conveniently located in high traffic retail shopping centers designed to maintain consumer exposure and tailored to a modern customer. Dr. TATTOFF currently operates three laser clinics in Southern California and provides management services to its contracting physician working in those clinics. Dr. TATTOFF was organized on August 18, 2004. See "Business—DRTATTOFF, LLC".

Merger

On September 7, 2007, we executed a merger agreement with Dr. TATTOFF to merge with and into Dr. TATTOFF as amended on October 5, 2007. Under the terms of the merger, as amended, we will become obligated to issue the holders of Dr. TATTOFF Units one share of Lifesciences common stock for each Unit held at the Effective Time. In addition, to the extent not exercised prior to the Effective Time, each outstanding warrant to purchase a Dr. TATTOFF Warrant shall automatically be converted into a warrant to acquire such number of shares of Lifesciences common stock as the holder of such Dr. TATTOFF Warrants would have been entitled to receive had such holder exercised such Dr. TATTOFF Warrant in full immediately prior to the Effective Time, at the same exercise price per share prior to the Effective Time. It is currently anticipated that Lifesciences will issue an aggregate of approximately 8,472,500 shares of its restricted common stock and warrants to purchase approximately 1,005,000 shares of its common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement. The shares and warrants will be exchanged on a 1 for 1 basis and on a post 1 to 55.5 forward split basis. As of the effective date of the merger, Dr. TATTOFF's members will own approximately 77.2% of the outstanding shares in the post-merger entity, with the existing shareholders of Lifesciences owning approximately 22.8% of the outstanding shares in the post-merger entity, subject to adjustment under the terms of the merger agreement.

We believe, after examining Dr. TATTOFF's business plan, interviewing its management, and examining its products and services, that Dr. TATTOFF presents a desirable merger opportunity for Lifesciences. However, despite this belief we cannot assure you that Dr. TATTOFF will be able to effect its business plan or compete successfully. See "Risk Factors."

The Offering

Shares outstanding prior to the offering	40,000

Shares sold in the offering	5,000

Shares outstanding prior to merger	2,497,500	(1)

Shares to be issued to Dr. TATTOFF members	8,472,500	(2)

Shares outstanding after the merger	10,970,000	(1)(2)

(1)	Assumes completion of the forward split and assumes that 100% of the purchasers reconfirm their investment.

(2)	Consists of common shares and excludes shares underlying warrants and is subject to adjustment under the terms of the merger agreement.

Our articles of incorporation authorizes our board of directors to designate and to issue, without shareholder approval, additional common or preferred stock and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The board of directors could issue preferred stock that adversely affects the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights and/or voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, except in connection with the merger, the issuance thereof might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our shareholders. See "Description of Securities."

Reconfirmation Offering

Pursuant to Rule 419 under the Act, we have placed in an escrow account the proceeds of this offering and the securities purchased by the investors in this offering. Under Rule 419, the funds will be released to us, and the securities will be released to you, only after we have met three basic conditions and not more than 20% of our shareholders in this offering elected to redeem their common stock. First, we must execute an agreement for an acquisition of a business. We have entered into such an agreement with Dr. TATTOFF. Second, we must file a post-effective amendment to the registration statement that includes the results of this offering. This proxy statement/prospectus is part of the post-effective amendment we filed. Third, we must mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. If we have met the requirements of Rule 419 and the merger takes place, the escrow agent will release the funds and securities. If we have not completed the merger by December 14, 2007 then all proceeds will automatically be promptly returned to our shareholders and the escrowed stock will be canceled. See "Your Rights and Substantive Protection Under Rule 419; Deposit of Offering Proceeds and Securities."

Expiration Date

In accordance with Rule 419, Lifesciences shareholders who bought shares in this offering will have no fewer than 20 and no more than 45 business days from the effective date of this post-effective amendment to reconfirm their investment. This reconfirmation offering will terminate in accordance with Rule 419 on [date], 2007 at the special meeting of shareholders. If you do not make any decision before the termination of this offering, then your investment will automatically be returned promptly to you.

Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, if the merger is not completed on or before December 14, 2007, the offering will terminate and the investors' original funds invested will be returned promptly without interest. Dawson James Securities, Inc., Boca Raton, Florida, our escrow agent, will promptly return any such funds.

Board Recommendations

Our board believes that the proposed merger is in the best interests of our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement, as amended, was approved by the directors of Lifesciences by unanimous written consents dated September 7, 2007 and October 5, 2007. The managing members of Dr. TATTOFF approved the merger agreement at a meeting held on August 30, 2007, and by written consent dated October 5, 2007. See "Proposal No. 1 — The Merger."

Our board believes that the proposed forward stock split and amendment to our articles of incorporation are in the best interests of our shareholders and recommends that the shareholders approve these amendments. The proposed forward stock split and amendment were approved by the unanimous written consent of the directors of Lifesciences dated as of September 7, 2007. See "Proposal No. 2 - Amendment to Articles of Incorporation: Name Change” and “Proposal No. 3 – Forward Stock Split.”

SELECTED FINANCIAL DATA

The following selected financial data is derived from the financial statements of Lifesciences Opportunities Incorporated and DRTATTOFF, LLC. This data is qualified by reference to and should be read in conjunction with Lifesciences' and Dr. TATTOFF's financial statements included elsewhere in this proxy statement/prospectus. This selected financial data should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Lifesciences’ and Dr. TATTOFF’s audited and unaudited financial statements, including the notes related thereto.

LIFESCIENCES OPPORTUNITIES INCORPORATED
(a Development Stage Company)

Income Statement Data:	Six Months Ended July 31, 2007 (Unaudited)	Year Ended January 31, 2007

Revenues	$115	$206
Operating Expenses	$5,224	$23,841
Net Income (Loss)	$(5,109)	$(23,635)
Income (Loss) Per Share	$(0.13)	$(0.59)
Weighted Average Shares Outstanding	40,000	40,000

	July 31, 2007
Balance Sheet Data:	(Unaudited)	January 31, 2007

Cash	$6	$6
Funds held in escrow	$30,237	$30,122
Total liabilities	$33,443	$28,219
Total current assets	$6	$6
Shareholders Equity (Deficit)	$(3,200)	$1,909

DRTATTOFF, LLC

	Six Months Ended
	June 30, 2007	Year Ended
Income Statement Data:	(Unaudited)	December 31, 2006

Revenue	$473,416	$745,571
General and administrative expenses	$221,048	$417,405
Net loss	$(390,594)	$(419,905)

	June 30, 2007
Balance Sheet Data:	(Unaudited)	December 31, 2006

Cash	$31,898	$761
Fixed assets, net	$347,013	$363,072
Total liabilities	$976,402	$752,861
Total current assets	$56,820	$35,039
Members’ deficit	$(548,928)	$(333,109)

RISK FACTORS

An investment in the Company is subject to a number of substantial risks, including, without limitation, the risks described in this section. The occurrence of one or more of the events described in this section, or any other negative events, could significantly harm our business and financial condition and our ability to develop our operations and continue to operate. In that event the value of your investment will be harmed and you could lose all or part of your investment. You, along with your financial, legal, tax, investment, business and accounting advisors, and any other advisors you deem necessary, must carefully consider all of these risks before making an investment decision regarding this transaction.

Lifesciences Risk Factors:

Because the offering price of the Lifesciences common stock does not necessarily relate to the value of our assets or other objective criteria of value, if a market were to develop for our common stock, the market price could be below the price you paid in this Offering.

Investors should not consider the price they paid for the Lifesciences common stock an objective indication of our actual value. We arbitrarily determined the offering price of our common stock and the price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. The offering price should not be regarded as an indication of any future market price of any of our securities. If a market were to develop for our common stock, its market price could be below the price of the common stock that we have sold to investors in this offering, and is likely to be highly volatile.

Issuance of shares in the merger will result in substantial additional dilution to our existing shareholders.

Our Articles of Incorporation authorize the board of directors to issue 80,000,000 shares of our common stock, $0.0001 par value. The proposed merger, if completed, will result in our becoming obligated to issue approximately 8,472,500 shares of our common stock and warrants to purchase approximately 1,005,000 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement. The merger will result in dilution in the percentage of the common stock held by Lifesciences' present shareholders to approximately 22.8% of the Company on a post-merger, post forward split basis.

The merger is subject to a number of conditions, which means the merger will not take place if these conditions are not met.

The proposed merger is subject to a number of conditions, including approval of the merger by each party's equity holders. If the parties do not meet the conditions, then we will promptly return to the investors in this offering the funds being held in escrow. In this event shareholders of Lifesciences who purchased their shares in this offering would achieve no return on their initial investment and Lifesciences’ other shareholders would likely lose their investment. For Dr. TATTOFF members, failure to complete the merger would mean that Dr. TATTOFF will have expended significant financial, management and other resources on the merger without receiving any benefit from it.

Because there is no public market for our stock, investors may not be able to sell their shares or achieve liquidity in their investment.

Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded. If a regular trading market for our shares does not develop then you will likely not be able to sell your shares of Lifesciences stock.

If a trading market for our securities were to develop, we could give no assurance that such a market could be sustained, or that our securities purchased by the public in the offering could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”) for so long as we may be required to do so, we can give no assurances that we will continue to file these reports on a voluntary basis. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

If Lifesciences Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

A penny stock is generally defined under the Exchange Act as any equity security other than a security that: (i) is a national market system stock listed on a “grandfathered” national securities exchange, (ii) is a national market system stock listed on a national securities exchange or an automated quotation system sponsored by a registered national securities association (including Nasdaq) that satisfies certain minimum quantitative listing standards, (iii) has a transaction price of five dollars or more, or (iv) is a security whose issuer has met certain net tangible assets or average revenues, among other exemptions. Our Common Stock is not currently traded on a national securities exchange or quotation system sponsored by a national securities exchange and our transaction price is currently less than five dollars. Therefore, if we have net tangible assets of $5,000,000 or less or average revenues of less than $6,000,000 for three consecutive years, transactions in the Common Stock may become subject to the “penny stock” rules promulgated under the Exchange Act. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our Common Stock, decrease liquidity of our Common Stock and increase transaction costs for sales and purchases of our Common Stock as compared to other securities. If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and shareholders may find it more difficult to sell their shares of Common Stock.

If we do not complete the acquisition of Dr. TATTOFF, we and our shareholders will face uncertainty over the future of our company.

The proposed acquisition transaction is subject to a number of conditions, including, but not limited to, shareholder approval of the merger, satisfactory due diligence review, and no material adverse change in Dr. TATTOFF's business. We are required by SEC Rule 419 to promptly return to the public investors the funds that they paid for their shares in the offering which are being held in escrow if we do not complete the proposed transaction and, on or before December 14, 2007, we do not receive a sufficient number of the public investors' reconfirmations of their respective purchases following delivery to them of this reconfirmation prospectus containing required information and disclosures concerning this transaction. In this event, the public investors would achieve no return on their initial purchases in the offering while such funds were held in escrow.

If we fail to establish the Dr. TATTOFF brand or to assist the contracting physician in attracting customers, Dr. TATTOFF may not be able to increase its management service revenues sufficiently to fund its operations.

Following our acquisition of Dr. TATTOFF, we must develop, establish and strengthen the Dr. TATTOFF brand, particularly because of the early stage of Dr. TATTOFF's development and the highly competitive nature of the laser tattoo removal business. If we fail to establish the Dr. TATTOFF brand quickly, we will be at a competitive disadvantage and may lose the opportunity to attract a sufficient number of patients for our contracting physician(s). The development of the Dr. TATTOFF brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality experiences for our contracting physician's patients. We cannot be certain that the Dr. TATTOFF brand promotion activities will be successful, or will result in increased revenues for the physician and as a result, for Dr. TATTOFF. If we achieve increased management services revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building the Dr. TATTOFF brand.

We will lack business diversification.

As a result of our limited resources, we expect to have limited proceeds to expand our business beyond that currently conducted by Dr. TATTOFF. Accordingly, the prospects for our success initially will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

We have a limited ability to evaluate management of a target business.

We expect our present management to play no managerial role in the company following a business combination, including our proposed acquisition of Dr. TATTOFF. Although we have negotiated with the management of Dr. TATTOFF in connection with our evaluation of a business combination with such company, our assessment of management may be incorrect.

In evaluating a prospective target business, we have considered several factors, including the following:
•	experience and skill of management and availability of additional personnel of the target business;

•	costs associated with effecting the business combination;
•	equity interest retained by our shareholders in the merged entity;
•	growth potential of the target business;
•	capital requirements of the target business;
•	capital available to the target business;
•	competitive position of the target business;
•	stage of development of the target business;
•	degree of current or potential market acceptance of the target business, products or services;
•	proprietary features and degree of intellectual property or other protection of the target business;
•	the financial statements of the target business; and
•	the regulatory environment in which the target business operates.

There may be adverse tax consequences as a result of the merger.

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We have evaluated the possible tax consequences of any prospective business combination and endeavored to structure the acquisition transaction so as to achieve the most favorable tax treatment to our company, the target business and our shareholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our shareholders.

There was no independent valuation of Dr. TATTOFF upon which you can base an investment decision.

The number of shares of our common stock to be issued pursuant to the merger agreement was determined by negotiation between Dr. TATTOFF and us. This consideration does not necessarily bear any relationship to Dr. TATTOFF's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Dr. TATTOFF or us. Furthermore, neither Dr. TATTOFF nor we has obtained either an appraisal of any entity or their respective securities or an opinion that the merger is fair from a financial perspective.

Lifesciences or Dr. TATTOFF may choose not to proceed with the merger transaction if it is not completed by February 1, 2008 or if all conditions to closing are not met or waived.

The merger is subject to certain contingencies and conditions, including, but not limited to, the approval and adoption of the merger agreements by the Lifesciences shareholders at the special meeting. Either we or Dr. TATTOFF can terminate the merger agreement if the merger transaction has not been completed by February 1, 2008, unless the failure to close by such date is due to the failure of the party seeking to terminate the merger agreement. There can be no assurance that all conditions to the merger transaction will have been satisfied or waived by February 1, 2008. See “Terms of the Merger Agreement.”

Dr. TATTOFF Risk Factors:

Dr. TATTOFF is an early stage company with a limited operating history, and it may be unable to successfully implement its business plan.

Dr. TATTOFF’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies engaged in the development of a new business. A partial list of the specific risks associated with Dr. TATTOFF’s business include its:

•
ability to generate and successfully implement new ideas relating to the development and management of laser tattoo removal clinics and the contracting physician’s core service of laser tattoo removal;

•	need to manage its expanding operations;
•	continuing need to raise substantial additional capital;
•	dependence upon and need to hire key personnel; and
•	need to implement marketing campaign to establish and enhance the Dr. TATTOFF brand on an ongoing basis.

To address these risks, Dr. TATTOFF must, among other things, respond to its and the contracting physician's competitors, attract, retain and motivate qualified personnel, continue to develop its brand, and market and sell its services to contracting physicians. Dr. TATTOFF cannot assure that it will be successful in addressing any or all of these risks and the other risks described herein, or that it will generate significant revenues or achieve or sustain significant profitability. The failure to address one or more of these risks and successfully implement its strategy could have a material adverse effect on Dr. TATTOFF’s financial condition or results of operations.

Dr. TATTOFF has incurred significant operating losses since its inception that raise doubts about its ability to continue as a going concern, and if it does not achieve profitability it may be forced to cease operations.

Since beginning operations, the consolidated operations of the Beverly Hills clinic, Irvine clinic and the Encino clinic have not produced a profit for Dr. TATTOFF and there can be no assurance that they or any future laser clinics can generate a profit or sustain or maintain its ability to operate at a profit. Dr. TATTOFF has incurred significant expenses in connection with its formation, including legal and accounting expenses, clinic location build-out and marketing and will incur additional expenses in carrying out its business strategy. See “Dr. TATTOFF Financial Statements.”

Dr. TATTOFF’s cash position is very low relative to its anticipated cash needs.

As of June 30, 2007, Dr. TATTOFF had a cash balance of approximately $32,000. This is substantially less than its projected short-term and long-term cash needs (including fixed costs and projected future costs). Dr. TATTOFF believes that its cash currently on hand along with the net proceeds raised subsequent to June 30, 2007 will be sufficient to fund its current operations through the end of November 2007. Dr. TATTOFF’s lack of cash liquidity raises substantial doubt about its ability to continue as a going concern. See auditor’s report with the audited financial statements of Dr. TATTOFF appearing elsewhere in this proxy statement/prospectus. Dr. TATTOFF’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. If Dr. TATTOFF is not able to continue as a going concern, it may cease to operate and investors will lose some or all of their investment.

Dr. TATTOFF will require additional funds to sustain its business, which it may be unable to obtain at acceptable terms.

Dr. TATTOFF requires substantial capital to fund its business operations and will continue to need to seek substantial amounts of capital after the merger to effectuate its business plan. Dr. TATTOFF has experienced significant negative cash flow from operations to date and it is expected to continue to experience significant negative cash flow in the future. Dr. TATTOFF will require additional funds to sustain and expand operations and continue its marketing activities. Adequate funds for these and other purposes on terms acceptable to it, whether through additional equity financing, debt financing or other sources, may not be available when needed on commercially reasonable terms, or at all, or may result in significant dilution to existing equity holders. Dr. TATTOFF’s inability to generate sufficient funds from operations and external sources will have a material adverse effect on its business, results of operations and financial condition. If Dr. TATTOFF is not able to raise additional funds, Dr. TATTOFF will be forced to significantly curtail or cease its operations. Dr. TATTOFF’s ability to issue debt securities or to service any debt it does issue may also be limited by its inability to generate cash flow.

Dr. TATTOFF’s services provided under the Management Services Agreement with William Kirby, D.O. could be determined by the California Medical Board to constitute the unlawful practice of medicine.

Under California law, a business entity such as Dr. TATTOFF is not permitted to engage in the practice of medicine, although Dr. TATTOFF may provide management services to a medical practice so long as it does not exercise excessive control over the medical practice and is otherwise in compliance with legal requirements. Dr. TATTOFF provides marketing and practice management services to physicians as provided in the management services agreement. See “Certain Transactions.” The existing management services agreement (“Management Agreement”) between Dr. TATTOFF and William Kirby, D.O. is intended to comply with these legal requirements. The ability of Dr. TATTOFF to meet its operating and financial obligations will be predicated on its ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by Dr. TATTOFF constitutes excessive control over a physician’s medical practice or that the compensation payable to Dr. TATTOFF is excessive or that Dr. TATTOFF is otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect Dr. TATTOFF’s finances. Moreover, should it be determined that Dr. TATTOFF is in violation of law and must modify the nature and scope of its services and/or reduce the compensation that it receives for its services, Dr. TATTOFF will be materially and adversely affected and may be unable to execute its business strategy.

Dr. TATTOFF’s business and that of its contracting physicians is subject to significant governmental healthcare regulation and noncompliance with such regulation could cause our financial condition to suffer.

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both Dr. TATTOFF and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operations of Dr. TATTOFF and that of its contracting physicians may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, Dr. TATTOFF may not always be able to accurately interpret applicable law, and some of its activities could be challenged. Dr. TATTOFF believes that it will be in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by Dr. TATTOFF could have a material adverse effect on the financial condition of Dr. TATTOFF and could result in the cessation of business by Dr. TATTOFF.

Furthermore, the lasers Dr. TATTOFF uses in its laser clinics are medical devices that in the United States are subject to the jurisdiction of the Food and Drug Administration (“FDA”). In addition to FDA approval for the initial uses of these lasers, new uses require separate approval. Obtaining such approval can be an expensive and time consuming process, the success of which cannot be guaranteed. The failure of Dr. TATTOFF suppliers to obtain regulatory approvals for any additional uses of lasers or otherwise comply with regulatory requirements could have a material adverse effect on its business, financial condition or results of operations.

Failure to comply with applicable FDA requirements could subject Dr. TATTOFF, physicians who use its laser clinics or laser manufacturers to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Any such enforcement action could have a material adverse effect on Dr. TATTOFF’s business, financial condition and results of operations. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on its use of lasers. This could have a material adverse effect on Dr. TATTOFF’s business, financial condition and results of operations.

The regulatory environment in which Dr. TATTOFF operates may change significantly in the future. Numerous legislative proposals have been introduced in Congress and in various state legislatures over the past several years that could cause major reforms of the U.S. healthcare system, inclusive of both state and federal systems. Dr. TATTOFF cannot predict whether any of these proposals will be adopted or how they might affect its business. New or revised legislation could have a material adverse effect on Dr. TATTOFF’s business, financial condition and results of operations.

If Dr. TATTOFF is unable to establish good relationships with physicians, its business could be negatively affected.

Most states prohibit Dr. TATTOFF from practicing medicine, employing physicians to practice laser removal on its behalf or employing physicians to render laser removal services on its behalf. Dr. TATTOFF provides management services and marketing support to physicians performing laser tattoo removal. Its activities involve developing and managing clinics, providing supplies, non-clinical personnel and administrative services. As a result, responsibility for patient services rests within the physician. Part of Dr. TATTOFF’s business strategy is to develop a network of physicians who have or will have a significant source of patients who generate substantial revenues for the physician, and in turn, for Dr. TATTOFF through its management services agreement with the physician. The success of Dr. TATTOFF‘s operations depends upon its ability to enter into agreements on acceptable terms with a sufficient number of healthcare providers, including physicians, to render tattoo laser removal and other professional services at centers managed and operated by Dr. TATTOFF. There can be no assurance that Dr. TATTOFF will be able to enter into agreements with physicians and/or other healthcare providers on satisfactory terms or that such agreements will be profitable.

Dr. TATTOFF receives its revenue through management services agreements, not directly from patients, therefore if the physicians do not pay its management fee pursuant to the management services agreement, Dr. TATTOFF's revenue could be adversely affected.

All revenues derived from Dr. TATTOFF‘s laser clinics are received pursuant to a management services agreement entered into between a physician performing or overseeing the laser tattoo removals at a given clinic operated by Dr. TATTOFF. Dr. TATTOFF currently has one Management Agreement in place pursuant to which Dr. TATTOFF provides management services to Dr. TATTOFF’s three laser clinics currently operating. Under the Management Agreement, the physician is required to pay Dr. TATTOFF a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. As amended in August 2007, the Management Agreement entitles Dr. TATTOFF to receive as payment for Dr. TATTOFF’s management services, 65% of the gross revenues from the physician from August 31, 2004 through December 31, 2005 and 60% of the gross revenues thereafter through August 30, 2009. For purposes of clarification, all fees charged to patients at Dr. TATTOFF’s laser clinics are deposited into the bank account of the physician, who then, in turn, pays Dr. TATTOFF a management fee equal to 60% of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. Dr. TATTOFF is paid the management fee by the physician or the physician’s affiliated entity for providing, management, administrative, marketing, and support services, equipment and clinic space to the physician. The Management Agreement, as amended in August 2007, provides for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if the physician does not pay the management fees pursuant to the terms of the agreement, or if the physician fails to perform the services required under the Management Agreement, the revenue of Dr. TATTOFF will be materially and adversely affected.

Dr. TATTOFF cannot guarantee the sufficiency of operating funds.

Dr. TATTOFF believes that the capital necessary to fund its operations will be generated by the management fee revenues of received from its contracting physicians over the long term. However, because Dr. TATTOFF cannot predict with certainty how much revenue it or its contracting physicians will generate, it cannot guarantee that management fee revenues will be adequate to fund its operations now or in the future. If operating cash flows are inadequate, Dr. TATTOFF may need to obtain additional funds through additional equity offerings or third party borrowings, which would dilute your interest, and, if Dr. TATTOFF is unable to obtain acceptable additional financing when needed, Dr. TATTOFF may be forced to cease operations.

Dr. TATTOFF and its contracting physicians operate in a competitive environment and may have difficulty competing with larger and better financed competitors.

Dr. TATTOFF is aware of other facilities offering tattoo removal services in the geographical vicinity of the Beverly Hills, Encino, and Irvine clinics, all of which compete with the services offered by Dr. TATTOFF's contracting physicians. Moreover, given the mobility of patients, the Beverly Hills clinic, the Encino clinic, the Irvine clinic and any other office that may be opened in the Southern California area may in fact provide competition to the contracting physicians in any of Dr. TATTOFF's other clinics, which could have a direct impact on Dr. TATTOFF’s management fee revenues. As tattoo removal technology continues to develop and the demand for tattoo removal services grows, other entities may become engaged in offering the same management services. Physicians increasingly may provide similar services through their own offices. Some of Dr. TATTOFF’s and its contracting physicians' competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than it both in the Southern California area and nationwide. These competitors could affect the ability of Dr. TATTOFF to expand into other markets, generate sufficient revenues and maintain operations at a profitable level due to reduced margins or loss of market share.

In addition, the medical technology provided in the clinics by Dr. TATTOFF is in a continual state of change, with new technologies being introduced and old techniques becoming obsolete. Although Dr. TATTOFF believes that its technology, equipment and systems are among the most advanced available tattoo removal technology, there can be no assurance that new, improved, or more efficient technology will not be developed, making other providers of tattoo removal services more attractive and Dr. TATTOFF’s contracting physicians less competitive. Dr. TATTOFF cannot be certain that it will be able to compete successfully against current or future competitors of the company or its contracting physicians.

An increase in the number of physicians who perform enough tattoo removal procedures to economically justify the purchase of their own lasers may harm Dr. TATTOFF’s business.

As laser tattoo removal becomes more commonplace, the number of physicians who can economically justify the purchase of their own lasers may increase. Laser tattoo removal correction is still a relatively new procedure for most physicians, and it generally takes time for physicians to build up their procedure volume. Dr. TATTOFF estimates that a physician or practice group needs to perform approximately 100 procedures a month in one location in order to economically justify the purchase or lease of a Medlitec6 laser. This estimate is based upon a number of factors including current prices for Medlitec6 lasers, current procedure fees charged by physicians and the current per procedure fee charged by Dr. TATTOFF’s contracting physician. This estimate does not take into consideration the value physicians may place on Dr. TATTOFF’s marketing and advertising, administrative support, maintenance and other services it may provide to a physician who uses its laser clinics.

Furthermore, a significant reduction in the price of lasers used in tattoo removal procedures could reduce demand for Dr. TATTOFF’s services by making it economically more attractive for physicians to buy or lease lasers for themselves instead of utilizing Dr. TATTOFF’s laser clinics. Dr. TATTOFF currently uses Medlitec6 lasers in its clinics. The Medlitec6 lasers currently have a retail price of approximately $125,000.

Dr. TATTOFF may experience difficulties in managing its planned expansion strategy which could impair its business.

Dr. TATTOFF’s success will depend on its ability to expand and manage its laser tattoo removal clinics. Dr. TATTOFF intends to use a portion of equity and debt financing to grow and expand. Dr. TATTOFF’s growth and expansion will result in new and increased responsibilities for management and additional demands on management, operating and financial systems and resources. Dr. TATTOFF’s ability to continue to expand will also depend upon its ability to:

•	Implement and integrate new, expanded or upgraded operations and financial systems, procedures and controls,
•	Hire and train new staff and managerial personnel,
•	Expand its infrastructure, and
•	Adapt its structure to comply with present or future legal requirements affecting its arrangements with physicians.

Dr. TATTOFF’s ability to operate effectively could be impaired if it were to lose the services of its management, or if it is unable to recruit qualified management and key personnel in the future.

Dr. TATTOFF’s success depends to a significant extent on the skills and efforts of its executive management team, including, but not limited to, James Morel, Dr. TATTOFF’s founder and Chief Executive Officer. Dr. TATTOFF does not currently have employment agreements or non-compete agreements with its executive officers, managing members or contracting physicians, except as otherwise disclosed herein. Although some of Dr. TATTOFF’s management has general business experience, none of the company’s current managing members have managed or operated a tattoo removal business or physician's management services business prior to Dr. TATTOFF, and none of the managing members have had prior experience in managing or operating large-scale, multi-clinic operations of the scale that Dr. TATTOFF aspires to achieve. If Dr. TATTOFF’s current management cannot manage and operate Dr. TATTOFF for any reason, replacing experienced management may be difficult which could negatively affect Dr. TATTOFF’s revenues. As Dr. TATTOFF expands its operations and expands into other geographical areas, Dr. TATTOFF will face risks associated with management’s ability to manage and operate the expansion. Dr. TATTOFF cannot assure that management will be able to successfully manage and operate the growth of Dr. TATTOFF. See "Management."

The current managing members of Dr. TATTOFF and the future officers and directors of Lifesciences involve various conflicts of interest. Some of the managing members are involved in a variety of other businesses, and will enter into new business transactions and relationships in the future. As a result, these managing members will have conflicts of interest in allocating management time, services and functions among Dr. TATTOFF and the other businesses in which they may be involved, including new businesses which may be organized by them. The managing members believe that they have sufficient staff to be fully capable of discharging their responsibilities to Dr. TATTOFF and such other businesses. Moreover, the managing members and controlling member own a substantial portion of the Units of Dr. TATTOFF, and will continue to own a substantial portion of the outstanding common stock of Lifesciences upon completion of the merger. Conflicts of interest may arise in the course of the operations of Dr. TATTOFF as a result of such control.

Any future litigation risks would likely involve significant expense on Dr. TATTOFF’s part and distract its management.

Although Dr. TATTOFF is not currently a party to any litigation, Dr. TATTOFF may become subject to claims and litigation arising out of the conduct of its business or its contracting physician’s business. Although Dr. TATTOFF does not believe it is engaged in the professional treatment of patients or the practice of medicine and therefore would argue that it is not directly liable for any malpractice by a physician, nonetheless, it may be asserted that Dr. TATTOFF is engaged in the practice of medicine or Dr. TATTOFF may incur liabilities for negligence on the part of Dr. TATTOFF’s management and employees. Litigation could have a material adverse effect on Dr. TATTOFF’s business operations and financial condition due to a loss of physician's patients from negative publicity, and the expenses associated with defending any claim or suit resulting in a judgment against Dr. TATTOFF. Any such expenses may exceed the level of insurance maintained by Dr. TATTOFF. If a claim or lawsuit has a material adverse effect on Dr. TATTOFF’s business operations or financial condition, investors could lose all or a portion of their investment.

Regulations governing the level of physician supervision over nurses and physician assistants may be inconsistent and non-compliance by Dr. TATTOFF may result in suspension or revocation of licenses.

The supervising physician of a company who operates the medical practice managed by Dr. TATTOFF does and will likely continue to engage registered nurses (either as employees or independent contractors) to assist in tattoo removal services. The supervising physician may also engage physician assistants (either as employees or independent contractors) to assist in such services. In order not to be deemed to be engaging in the practice of medicine, a nurse or physician assistant providing laser tattoo removal services must be supervised by a California-licensed physician. The physician assistant regulations contain a detailed listing of options as to the method by which the supervising physician generally may perform supervisory duties, but a supervising physician must be available in person or by electronic communication at all times when the physician is caring for a patient. The rules regarding physician supervision of registered nurses are not as clear as the rules governing supervision of a physician assistant. The California Board of Registered Nursing believes it is within a registered nurse’s scope of practice to use laser therapy for patients if there is an approved “standardized procedure” which is a policy or protocol developed through collaboration by the physician and the registered nurse. Although the standardized procedure must describe the scope of supervision required, the laws and regulations do not require a particular level of physician supervision. Because the standardized procedure regulations do not require a particular level of physician supervision, the Medical Board of California may take the position that a licensed physician be present at all times in the tattoo removal facility if a registered nurse is performing some or all of the tattoo removal services, while the California Board of Registered Nursing may take the position that a licensed physician must be available by phone and need not be present at all times in the facility. If physicians, nurses and physician assistants performing or assisting in tattoo removal services at Dr. TATTOFF laser clinics are deemed to have violated the laws or the rules of the appropriate licensing agency with respect to supervision, they may face disciplinary action, including suspension or revocation of their medical or nursing license or credential, which would have a material adverse effect on Dr. TATTOFF.

Dr. TATTOFF is subject to anti-Kickback provisions which prohibit referrals for profit to a physician or an entity in which a physician has a proprietary interest for any form of medical treatment.

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000.00, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business & Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) and the ownership interest is not based on the number or value of any patients referred. Section 652.5 provides that Dr. TATTOFF can be guilty of a misdemeanor in the event the physician violates Section 650.

Dr. TATTOFF’s distributions will be made in accordance with each member’s respective membership ownership and/or capital investment, and will not be based on the volume or value of any referrals by physicians who are members of Dr. TATTOFF. There is a risk that the allocation of profits and losses of Dr. TATTOFF or distributions to the members or other elements of the offering might be found to constitute a violation of Business and Professions Code Section 650 and/or Health and Safety Code Section 445. There is also a risk that Dr. TATTOFF’s marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. Dr. TATTOFF cannot assure that government enforcement agencies will not view a physician member's distributions as illegal remuneration in return for any referrals the member makes, or that Dr. TATTOFF’s marketing efforts will not be viewed as violating Health and Safety Code Section 445.

AMA ethical guidelines could adversely affect Dr. TATTOFF’s business.

The American Medical Association’s Council on Ethical and Judicial Affairs of the American Medical Association (“AMA”) has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available. Any physician investor may want to consider, in consultation with his or her own advisors, the proposed AMA guidelines in making a decision whether to own any securities of Dr. TATTOFF.

Dr. TATTOFF may not be able to maintain or obtain commercially reasonable insurance.

Dr. TATTOFF plans to obtain such insurance that is available at commercially reasonable rates to cover potential liabilities. Such insurance includes professional liability insurance coverage, general liability insurance, property insurance, worker’s compensation coverage, manager and officer liability insurance, employer liability insurance, and such other insurance it deems necessary and appropriate to protect against both medical and non-medical liabilities. However, Dr. TATTOFF cannot assure that any particular liability will be covered by insurance or that any judgment or damages will not exceed the limits of coverage. In addition, the insurance policies obtained by Dr. TATTOFF may not continue to be available to Dr. TATTOFF or, if they are available, they may become too expensive for Dr. TATTOFF to maintain. If Dr. TATTOFF cannot maintain adequate professional and general liability insurance or if it suffers uninsured losses, Dr. TATTOFF’s financial condition may be jeopardized, and investors could lose all or a portion of their investment.

Dr.TATTOFF’s business revenue generation model is unproven and could fail.

Dr. TATTOFF cannot be certain that its management services fee revenue model will be successful. The potential profitability of this business model is unproven and there can be no assurance that it can achieve profitable operations. Dr. TATTOFF’s ability to generate revenues depends, among other things, on its ability to successfully attract contracting physicians, ability of the physician and Dr. TATTOFF to successfully attract customers to its locations through a multi-faceted marketing campaign and to expand operations into other markets, both in California and across the United States, as well as the timely receipt of management services fees from its contracting physicians. Dr. TATTOFF may need to diversify its sources of revenue beyond that of management services fees to generate significant revenues and there can be no assurances that it will be able to achieve this diversification. Accordingly, Dr. TATTOFF cannot assure you that its business model will be successful or that it can sustain revenue growth, or achieve or sustain profitability.

Dr. TATTOFF’s strategy to increase customers through marketing efforts may not be successful.

Dr. TATTOFF cannot currently measure the success of its marketing campaigns. Although Dr. TATTOFF believes that with continued capital resources its planned marketing campaign will promote the brand and consequently, increase its number of clinics needed to meet the market needs, it does not currently have the cash resources to fund additional marketing efforts and the net proceeds of any debt or equity financings will not be sufficient to fund a nationwide marketing effort to support its expansion into other markets. Furthermore, even if Dr. TATTOFF raises the necessary capital to fund the advertising campaign, it cannot provide assurances that its strategy will be successful in ultimately generating brand recognition and increased clinic site based on market numbers.

The market for Dr. TATTOFF management services is evolving and its rate of growth is uncertain.

Dr. TATTOFF’s success depends upon increasing the number clinics so that its contracting physicians can provide treatment to people seeking services for laser tattoo removal. Although recent studies have indicated that its target market is growing on a national level, if Dr. TATTOFF does not successfully develop and market its management services and the laser services of its contracting physicians, its revenue and operating results will be adversely affected.

Dr. TATTOFF’s service offering is not diversified and if it attempts to diversify, it may not be successful.

The development and management of laser tattoo removal clinics is Dr. TATTOFF’s principal service, representing all of its revenue. Consequently, if the market for laser tattoo removal service declines, does not grow as Dr. TATTOFF anticipates, or becomes increasingly competitive, Dr. TATTOFF’s business will be harmed as a result of its contracting physicians loss of revenue. In addition, any attempt by Dr. TATTOFF to diversify its management service offerings may not be successful and may cause it to divert resources and management attention away from its core business.

If a Dr. TATTOFF unitholder exercises statutory dissenters’ rights, the value such unitholder receives could be less than the value of the merger consideration such unitholder would otherwise receive pursuant to the merger agreement and Dr. TATTOFF may be unable to pay for such dissenting Units when payment is due.

Pursuant to Sections 17600 et. seq. of the California Corporations Code, a Dr. TATTOFF unitholder who perfects dissenters’ rights as provided in such section is entitled to receive payment in cash of the value of each Dr. TATTOFF Unit held by such unitholder. The value of the Dr. TATTOFF Unit, as determined in accordance with California law, may be less than the value of a share of Lifesciences common stock such shareholder would otherwise receive pursuant to the merger agreement. Conversely, the value of a Dr. TATTOFF Unit prior to the merger may prove to be greater than the value of the share of Lifesciences common stock received in the merger and thus unitholders who approve the merger may be adversely effected than if they had otherwise exercised their dissenters’ rights. In either case, in the event any member exercises their dissenters’ rights, Dr. TATTOFF may not have the funds available at the time the payment for such dissenting shares is due. In such an event, both the dissenting member(s) as well as Dr. TATTOFF and its remaining members may be adversely affected if Dr. TATTOFF is unable to make timely payment for the dissenting Units. See “Dr. TATTOFF Dissenters’ Rights.”

Forward-Looking Statements

The statements contained in this proxy statement/prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are affected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this proxy statement/prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of our company, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by us, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Exchange Act Offering Requirements and Rule 419 Interplay

Under Rule 15c2-4 of the Exchange Act, in a best efforts offering, the minimum offering must be met before payments can be made to an issuer or a broker-dealer participating in the issuer’s offering. In addition, Rule 10b-9 of the Exchange Act prohibits any representation that a security is being offered on an “all or none” or “part or none” basis, unless prompt refunds are made to purchasers (investors) if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller (issuer) is not received by the seller (issuer) by the specified date. With respect to a blank check offering (such as this offering) subject to both Rule 419 and Rules 15c2-4 and 10b-9, the requirements of Rules 15c2-4 and 10b-9 are applicable only until the conditions of the offering requiring the minimum offering amount to be met are satisfied. As such, once our minimum offering is met, we are not required to refund offering proceeds for failure to maintain our minimum offering amount in the event that any investors fail to reconfirm their offering.

In the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate working capital and can ultimately result in you losing your entire investment.

WHERE YOU CAN FIND MORE INFORMATION

We file public reports under the reporting requirements of the Exchange Act. We filed a registration statement with the Securities and Exchange Commission on Form SB-2 to register the offer and sale of our shares. This proxy statement/prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this proxy statement/prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules, and other public reports we have filed, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement, as well as any other information electronically filed by the Company, is also available electronically on the World Wide Web at http://www.sec.gov.

IF YOU ARE A LIFESCIENCES SHAREHOLDER OR A DR. TATTOFF MEMBER AND WOULD LIKE TO REQUEST DOCUMENTS FROM LIFESCIENCES, PLEASE CONTACT ROLAND PERRY AT (561) 208-2929 FOR INFORMATION RELATING TO LIFESCIENCES. IT IS SUGGESTED THAT INTERESTED SHAREHOLDERS MAKE ANY SUCH REQUEST BY _________, 2007 IN ORDER TO RECEIVE THE REQUESTED INFORMATION BEFORE THE LIFESCIENCES SPECIAL MEETING OR THE DR. TATTOFF ACTION BY WRITTEN CONSENT.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419;
DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 under the Act requires that the proceeds of this offering, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, as well as the securities purchased by the investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

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First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds. We entered into a merger agreement on September 7, 2007 with Dr. TATTOFF.

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Second, we must file a post-effective amendment to the registration statement that includes the results of this offering. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This proxy statement/prospectus is part of a post-effective amendment filed to comply with this requirement.

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Third, we will mail a copy of the proxy statement/prospectus to each investor within five business days of the effective date of the post-effective amendment. This proxy statement/prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described in the section of this proxy statement/prospectus titled "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

We entered into an escrow agreement with Dawson James Securities, Inc., Boca Raton, Florida, which provides that Dawson James Securities, Inc. will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our shareholders. If we have not completed a business combination by December 14, 2007 then all proceeds will be promptly returned to our shareholders and the stock certificates will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us that we have met the three conditions described above and an opinion of counsel that the transaction was approved by a vote of a majority of our common stock, and not more than 20% of the shareholders have elected to redeem their common stock. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we have not released and do not intend to release these funds. The funds are being held for the sole benefit of the investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

THE LIFESCIENCES SPECIAL MEETING

When and Where the Meeting will be Held

Our special meeting of shareholders will be held at 10:30 a.m. local time on [date], 2007, at the offices of our corporate counsel, Arnstein & Lehr LLP, 200 East Las Olas Boulevard, Suite 1700 Fort Lauderdale, Florida 33301

This proxy statement/prospectus is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting. This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of our common stock on or about _________, 2007.

What Will be Voted Upon

At our special meeting, holders of our common stock will be asked to consider and vote upon:

•	The merger;

•	An amendment to our Articles of Incorporation to change our corporate name to "Dr. TATTOFF, INC.";

•	A 1-to-55.5 forward split of our common stock; and

•	Any other business that may properly come before our special meeting or any postponement or adjournment.

Our board of directors does not presently intend to bring any business before our special meeting other than the specific proposals referred to above and specified in the notice of our special meeting. Our board of directors knows of no other matters that are to be brought before our special meeting. If any other business properly comes before our special meeting, including the consideration of a motion to adjourn the meeting for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend.

Which Shareholders May Vote

Only holders of record of our common stock at the close of business on _______, 2007, our record date, are entitled to notice of and to vote at the Lifesciences special meeting. As of the close of business on our record date, there were 40,000 shares of our common stock outstanding and entitled to vote, held by twenty three (23) shareholders and 5,000 shares of our common stock held at Dawson James Securities, Inc. for seven (7) additional investors. A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

How to Vote by Proxy

Our proxy card accompanying this proxy statement/prospectus is solicited on behalf of our board of directors for use at our special meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at our special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

How to Change Your Vote

A shareholder who has given a proxy may revoke it at any time before it is exercised at our special meeting, by doing one of the following:

•	delivering a written notice of revocation to Mr. Roland Perry, President, Lifesciences Opportunities Incorporated, 925 Federal Highway, Suite 600, Boca Raton, FL 33432;

•	executing a subsequently dated proxy and delivering it to Mr. Roland Perry, President, Lifesciences Opportunities Incorporated, 925 Federal Highway, Suite 600, Boca Raton, FL 33432; or

•	attending the Lifesciences special meeting and voting in person.

Attending our special meeting will not, by itself, revoke a proxy. The shareholder must also vote at the meeting.

Vote Required to Approve the Merger and Amend our Articles of Incorporation

Under Florida law and our Articles of Incorporation, the merger and forward stock split is approved if a majority of the outstanding shares of our common stock vote for the merger and forward stock split. The proposal amending our articles of incorporation to change the name of the corporation requires the affirmative vote of a majority of shares voted at the special meeting.

The proposals described in this proxy statement/prospectus are matters of great importance to our shareholders. Accordingly, shareholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Solicitation of Proxies and Expenses of Solicitation

Our management will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, telegram, letter, email, facsimile or in person.

PROPOSAL NO. 1 — THE MERGER

Background of the Merger

We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, effect a business combination with another company.

In June 2006, we commenced a "blank check" offering under Rule 419 of the Act. The offering was successful in raising $30,000 in gross proceeds from investors.

Under Rule 419, $30,004 and 5,000 shares purchased by the investors were placed in escrow pending:

• distribution of a reconfirmation prospectus to the investors describing the acquisition of Dr. TATTOFF; and

• the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

In June 2007 we began discussions with Dr. TATTOFF regarding a potential acquisition. Dr. TATTOFF was organized as a limited liability company in the State of California on August 18, 2004.

During August 2007, we negotiated the terms and conditions of the merger agreement. Also, during this time Dr. TATTOFF supplied us with corporate and other records and documents for the purpose of reviewing Dr. TATTOFF's business, and we supplied Dr. TATTOFF with similar information about us. Dr. TATTOFF's managing members met to discuss the merger in June 2007, and approved continued discussions between the parties. After negotiations and due diligence review, Dr. TATTOFF's managing members and Dr. TATTOFF's members approved the merger and the merger agreement at a meeting on August 30, 2007. Our director approved the merger by unanimous written consent dated September 7, 2007. The merger agreement between us and Dr. TATTOFF was executed as of September 7, 2007. The merger agreement was subsequently amended on October 5, 2007.

On October 30, 2007, we filed a post-effective amendment to the registration statement on Form SB-2. This proxy statement/prospectus constitutes a reconfirmation prospectus under the registration statement, by which we are giving investors in our public offering the opportunity to reconfirm their investment decisions. Under Rule 419, $30,004 and 5,000 shares purchased by seven investors are held in escrow pending:

•	distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of Dr. TATTOFF; and

•	the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $30,004 in offering proceeds in the escrow account will be returned to the investors, and their shares will be canceled.

Under Rule 419, the value of Dr. TATTOFF must represent at least 80% of the maximum offering proceeds, or $48,000. Based upon our review of Dr. TATTOFF's business and financial statements, we have determined that Dr. TATTOFF's business value is more than $48,000.

Our Reasons for the Merger and Recommendation

Our board of directors has determined that the merger is advisable for our shareholders. In reaching its unanimous decision to approve the merger agreement, the board reviewed Dr. TATTOFF's business, interviewed Dr. TATTOFF's management and conducted legal, accounting and business due diligence investigations. Our directors identified and considered several factors in its assessment, which, when taken as a whole, supported their decision.

In reaching their decision to approve the merger and recommend approval to our shareholders, our board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

•	the possibility that Dr. TATTOFF may not be able to achieve its business goals; and

•	the possibility that Dr. TATTOFF may not be able to achieve profitability.

Our directors evaluated these factors in light of their due diligence investigation of Dr. TATTOFF's business. The foregoing discussion of the information and factors considered by our board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the board.

After examining Dr. TATTOFF's business plan and interviewing its management, our board of directors believes that Dr. TATTOFF may be able to successfully compete in the tattoo removal industry. However, neither we nor Dr. TATTOFF can assure you that the merger will be successful or that the merged company will be able to achieve its business goals. See "Risk Factors."

OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT, WE BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR LIFESCIENCES AND ITS SHAREHOLDERS, AND WE RECOMMEND THAT YOU VOTE "FOR" THE MERGER BY EXECUTING AND RETURNING THE ENCLOSED PROXY.

Completion and Effectiveness of the Merger

The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the shareholders of Lifesciences and the members of Dr. TATTOFF. The merger will become effective upon the filing of a certificate of merger with the State of Florida and State of California.

Lifesciences Appraisal Rights

Lifesciences shareholders are not entitled to appraisal rights under the Florida Business Corporation Act in connection with the merger or any of the other proposals in this proxy statement/prospectus.

Terms of the Merger Agreement

This section summarizes the material provisions of the merger agreement. The following is not a complete statement of all the provisions of the merger agreement. Detailed terms and conditions are contained in the merger agreement, and amendment thereto, copies of which are attached to this proxy statement/prospectus as Appendix A and are incorporated into this proxy statement/prospectus by reference. For a complete presentation of this information, please read the full text of the merger agreement and the amendment thereto.

Structure of the Merger and Conversion of Dr. TATTOFF Securities

General

Dr. TATTOFF will be merged into Lifesciences, and Dr. TATTOFF will be the accounting acquirer. In the merger we will become obligated to issue an aggregate of approximately 8,472,500 shares of our common stock and warrants to purchase approximately 1,005,000 shares of our common stock at an exercise price of $1.25 per share, on a post forward split basis, subject to adjustment under the terms of the merger agreement.

Each Lifesciences shareholder who bought shares in the public offering and who accepts this reconfirmation offer will, after the merger, hold the same number of shares held before the merger, although such shares are subject to the forward split. Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500, or 22.8% of the outstanding shares of the newly merged company, on a post 1-to-55.5 forward split basis, subject to adjustment under the terms of the merger agreement.

Our name will be changed to "Dr. TATTOFF, Inc." and we will forward split our outstanding common stock on a 1-to-55.5 basis immediately prior to the merger.

Exchange Ratios

We will issue to the Dr. TATTOFF members 1 share of Lifesciences common stock for each Dr. TATTOFF Unit held by such member at the time of the merger. We will also issue warrants to purchase Lifesciences common stock on a 1 for 1 basis to holders of Dr. TATTOFF Warrants.

Exchange of Dr. TATTOFF Units for Lifesciences Stock Certificates

When the merger is completed, the Dr. TATTOFF units will be canceled and the former Dr. TATTOFF members will receive Lifesciences stock certificates representing the number of full shares of Lifesciences stock to which they are entitled under the merger agreement.

We will issue a Lifesciences stock certificate only in a name in which a Dr. TATTOFF Unit is registered in the books and records of Dr. TATTOFF. If you, as a Dr. TATTOFF member, wish to have certificates issued in another name, you must present the exchange agent with all documents required to make the unrecorded transfer of ownership of your Dr. TATTOFF Units and show that you paid any applicable stock transfer taxes.

Dr. TATTOFF members will not be entitled to receive any dividends or other distributions on Lifesciences stock until the merger is completed. We do not anticipate paying any dividends with respect to our stock.

Restrictions on Sales of Shares Held by Dr. TATTOFF Members and Affiliates of Lifesciences

Lifesciences common stock and warrants to be issued to Dr. TATTOFF members in the merger will be issued in a transaction exempt from registration pursuant to Section 4(2) and Rule 506 promulgated under Regulation D of the Act, and therefore will be "restricted securities" as defined in Rule 144 under the Act. Also, shares may be issued to persons who are "affiliates" of Lifesciences or Dr. TATTOFF as defined in Rule 144. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of Lifesciences or Dr. TATTOFF, and include our respective officers and directors, as well as our respective principal shareholders. Affiliates and former Dr. TATTOFF members holding restricted securities may not sell their shares of Lifesciences stock except pursuant to:

•	an effective registration statement under the Act covering the resale of those shares; or

•	an applicable exemption under the Act.

Holders of Lifesciences shares may seek to sell their shares under the exemption from registration provided by Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

•	one percent of the then-outstanding shares of common stock, or

•	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 must also comply with manner of sale provisions and notice requirements and are subject to the availability of public information about Lifesciences. Additionally, under Rule 144(k), a person who is not considered to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell these shares without complying with the manner of sale, notice filing, volume limitation or public information provisions of Rule 144.

Conditions to the Merger

Conditions to Dr. TATTOFF's Obligations

Dr. TATTOFF is not obligated to complete the merger unless various conditions are satisfied or waived, including without limitation:

•	our shareholders have approved the merger;

•	our board of directors and officers have resigned, effective upon the consummation of the merger;

•	since July 31, 2007, we have not entered into any material transactions other than those in the ordinary course of business except with the prior written consent of Dr. TATTOFF;

•	since July 31, 2007, we have not had a material adverse change in our financial condition;

•	the representations and warranties made by Lifesciences in the merger agreement are true and correct;

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our outstanding shares of common stock have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act or in compliance with applicable exemptions therefrom, and the registration and qualification requirements of all applicable state securities laws; and

•	we have complied with Rule 419, including the circulation of the reconfirmation offer to our investors.

Conditions to Our Obligations

We are not obligated to complete the merger unless various conditions are satisfied or waived, including:

•	the merger has been approved by a majority of the members of Dr. TATTOFF;

•
Dr. TATTOFF has delivered audited financial statements for the years ended December 31, 2005 and December 31, 2006 and its unaudited balance sheet and statement of income for the six month period ended June 30, 2007;

•	since June 30, 2007, Dr. TATTOFF has not had a material adverse change in its financial condition;

•
definitive agreements have been executed and delivered to the Company obligating investors, subject only to the closing of the merger, to acquire at least $2,500,000 of the capital stock of the Company based on a valuation reasonably agreed to among the parties, on terms and conditions satisfactory to Dr. Tattoff, in its sole discretion, and the purchase price for such capital stock shall have been placed in escrow pending the closing of the merger; and

•	the representations and warranties made by Dr. TATTOFF in the merger agreement are true and correct.

Termination

Either Lifesciences or Dr. TATTOFF can terminate the merger agreement, as amended, if the merger has not occurred on or before February 1, 2008. If either party terminates the agreement for this reason, then neither party shall have any further right or obligation as against any other.

Conduct of Business of the Parties

In the merger agreement, Dr. TATTOFF and Lifesciences each agreed to conduct their business in the ordinary course before the completion of the merger and not to take various actions that could affect their business without the prior consent of the other. Until the termination of the merger agreement or completion of the merger, the parties will not, except as previously disclosed to each other:

•	declare or pay any dividends or make other distributions;

•	amend its Articles of Incorporation or bylaws;

•	materially revalue any of its assets or, except as required by accounting principles generally accepted in the United States of America, make any change in accounting methods; or

•	take any action that would be reasonably likely to interfere with the treatment of the merger as a reorganization under the Internal Revenue Code.

The merger agreement contains various representations and warranties of Dr. TATTOFF, including, among others, representations and warranties as to:

•	Dr. TATTOFF's valid existence and good standing and its corporate power and authority to carry on its business;

•	Dr. TATTOFF's capitalization;

•	Dr. TATTOFF's power and authority to enter into and perform its obligations under the merger agreement;

•	the accuracy of Dr. TATTOFF's financial statements, and the absence of any material liabilities and material claims not disclosed therein;

•	Dr. TATTOFF's title to its property and the good condition of its leases;

•	the absence of any pending or threatened litigation against Dr. TATTOFF, its properties and its business; and

•	Dr. TATTOFF's compliance with all applicable laws, rules and regulations.

The merger agreement contains various joint and several representations and warranties of Lifesciences, including, among others, the following:

•	our valid existence and good standing and our corporate power and authority to carry on our business;

•	our capitalization;

•	our power and authority to enter into and perform our obligations under the merger agreement and related agreements;

•	the accuracy of our financial statements, SEC Reports, and the lack of any material liabilities and material claims not disclosed therein;

•	the absence of any pending or threatened litigation against us; and

•	our compliance with all applicable laws, rules and regulations.

Amendment of the Merger Agreement

Lifesciences and Dr. TATTOFF may amend the merger agreement by signing a written agreement to do so, provided that we comply with applicable state law with respect to amending the agreement. Lifesciences and Dr. TATTOFF may each extend the other's time to perform any obligation under the merger agreement, waive inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions in the merger agreement. If any substantive amendment to the merger agreement is entered into after the date of this proxy statement/prospectus, we will file with the SEC a prospectus supplement or an amendment to the registration statement of which this proxy statement/prospectus forms a part and will circulate an amended prospectus or a prospectus supplement to the Lifesciences shareholders and Dr. TATTOFF members.

On October 5, 2007, our board of directors and the Dr. TATTOFF managing members amended the merger agreement to more accurately reflect the intent of the parties. Section 2.1(a) of the merger agreement was amended to provide that each outstanding Unit of Dr. TATTOFF shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. Section 7.1 of the merger agreement was amended to extend the termination date of the agreement to February 1, 2008. The amendment is filed as Exhibit 2.2 to this proxy statement/prospectus, attached as Appendix A, and is incorporated by reference herein.

Reconfirmation Letter

If you decide to accept the reconfirmation offer, then in addition to signing and returning your proxy to vote for the merger you should sign a reconfirmation letter and return it to Lifesciences Opportunities Incorporated, 925 S. Federal Highway, Suite 600, Boca Raton, FL 33432, Attention: Roland Perry. We will forward each reconfirmation letter to our escrow agent. Lifesciences shareholders that bought shares in this offering will have a minimum of 20 business days from the date of this prospectus to reconfirm their investment. Any investor who fails to return his or her form so that it is received by us on or before [date], 2007, the date of the Lifesciences special meeting of shareholders, will be deemed to have rejected the reconfirmation offer and will automatically be sent a check promptly representing his or her pro rata share of the funds that are being held by the escrow agent in the escrow account for the benefit of the investors.

DR. TATTOFF SOLICITATION OF WRITTEN CONSENTS

Purpose of Consent Solicitation

Dr. TATTOFF is soliciting written consents from its members to approve the merger with Lifesciences and the merger agreement. See "Proposal No. 1 - The Merger."

In accordance with Dr. TATTOFF's operating agreement and California law, the merger may be approved and adopted without a meeting of Dr. TATTOFF's members if Dr. TATTOFF obtains the written consent of at least a majority of the holders of Dr. TATTOFF Units. If the holders of a majority of the Dr. TATTOFF Units consent to the merger and approve the merger agreement, then no further action will be required by Dr. TATTOFF members to approve the merger and the merger agreement.

Dr. TATTOFF’s Reasons for the Merger and Recommendation

Dr. TATTOFF's managing members have determined that the terms of the merger agreement and the merger are advisable for Dr. TATTOFF and its members. In reaching its unanimous decision to approve the merger agreement, Dr. TATTOFF's managing members consulted Dr. TATTOFF's management and identified and considered several factors which, when taken as a whole, supported its decision. The Dr. TATTOFF managing members considered the following material factors:

•	the ability of the surviving company to raise capital as a public vehicle with increased liquidity;

•	the fact that the Dr. TATTOFF members would retain approximately 77.2% of the surviving company, if the maximum number of shares of common stock are issued; and

•
the risks and potential rewards associated with continuing to operate as a privately held company as an alternative to the merger, including, among others, risks associated with raising additional capital.

The Dr. TATTOFF managing members also considered the potential for members to achieve liquidity in their investment in Dr. TATTOFF and the effect that the merger could have on that objective.

In reaching its decision to approve the merger and recommend approval to Dr. TATTOFF’s members, Dr. TATTOFF's managing members also considered a number of potentially negative factors concerning the merger. These factors included the following:

•	the cost and time to complete the merger;

•	immediately after the merger there will be no public market for our common stock and no significant public market may ever develop.

Dr. TATTOFF's managing members evaluated these factors in light of their knowledge of Dr. TATTOFF's business, Dr. TATTOFF's operations, the market for tattoo removals and their business judgment. The foregoing discussion of the information and factors considered by Dr. TATTOFF's managing members is not intended to be exhaustive but is believed to include all of the material factors considered by Dr. TATTOFF's managing members.

THE DR. TATTOFF MANAGING MEMBERS HAVE APPROVED THE MERGER AND THE MERGER AGREEMENT, BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR DR. TATTOFF AND ITS MEMBERS, AND RECOMMEND THAT THE DR. TATTOFF MEMBERS VOTE FOR THE MERGER BY EXECUTING AND RETURNING DR. TATTOFF WRITTEN CONSENTS.

Interests of Certain Persons in the Merger

In considering the information contained in this proxy statement/prospectus, Dr. TATTOFF unitholders should be aware that Howard Sampson, Dr. TATTOFF’s temporary Chief Financial Officer and Vice President of Finance, has a financial interest in the merger transaction that is different from, or in addition to, the interests of Dr. TATTOFF unitholders. In particular, upon completion of the proposed merger with Lifesciences, Mr. Sampson shall be entitled to receive warrants to purchase 200,000 shares of Lifesciences common stock at an exercise price of $0.80. A percentage of the warrant, specifically twenty five percent (25%) or 50,000 shares, will vest immediately upon the closing of the merger transaction. These circumstances may cause Mr. Sampson to view the proposed transaction differently than Dr. TATTOFF unitholders may view it.

Election of Directors and Appointment of Officers

The merger agreement provides that as of the effective time of the merger Lifesciences’ sole officer and director will resign, and the officers and managing members of Dr. TATTOFF will replace him as described elsewhere herein. See “MANAGEMENT.” Dr. TATTOFF's officers and directors may be compensated as our employees or consultants, and they will be entitled to salary, employee or other benefits, and they may receive grants of our stock options.

Indemnification; Insurance

The managing members and officers of Dr. TATTOFF are entitled to indemnification by Dr. TATTOFF prior to the merger as provided in its Articles of Organization and operating agreement. The managing members and officers of Dr. TATTOFF who continue as our officers or directors after the merger will be entitled to indemnification by us as provided in our Articles of Incorporation and bylaws. We are also likely to obtain a directors' and officers' liability insurance policy covering these individuals.

Record Date

October 5, 2007 will be the record date for determining Dr. TATTOFF members of record entitled to give or withhold consent to the merger. Only Dr. TATTOFF members at the close of business on the record date will be entitled to elect whether to give written consent. As of October 5, 2007, there were twenty three (23) holders of record of Dr. TATTOFF Units.

A written consent may be revoked by delivery of written notice to the managing members of Dr. TATTOFF at any time prior to the time the requisite number of duly executed Dr. TATTOFF written consents to approve the merger have been returned, and not revoked.

Expenses of Consent Solicitation

Dr. TATTOFF written consents are being solicited by and on behalf of the Dr. TATTOFF managing members. Dr. TATTOFF will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, Dr. TATTOFF written consents may be solicited by managing members, officers and employees of Dr. TATTOFF in person or by telephone or other means of communication. Such managing members, officers and employees will not be additionally compensated for, but may be reimbursed for, out-of-pocket expenses incurred in connection with any solicitations.

Required Consents

Approval of the merger and merger agreement requires the approval of a majority of the Dr. TATTOFF Units. As of July 31, 2007, neither Lifesciences nor its sole executive officer or director beneficially owned any interest in Dr. TATTOFF.

Dr. TATTOFF members who receive a copy of this proxy statement/ prospectus should read and carefully consider the information presented in this document, and complete, date, sign and promptly return the enclosed Dr. TATTOFF written consent in the enclosed postage-paid envelope.

Rights of Dr. TATTOFF Members

The holders of Units of Dr. TATTOFF are entitled to one vote for each Unit a holder owns on all matters to be voted in by Unit holders. The Operating Agreement of Dr. TATTOFF provides that the managing members of Dr. TATTOFF shall have the full and exclusive power to manage and control the business, property and affairs of the company, including the admittance of new members to the company; provided, however, Dr. TATTOFF may not engage in the following transactions without the prior approval, by meeting or written consent, of a Majority in Interest (defined in the Operating Agreement as more than fifty percent (50%) of the Percentage Interests held by the Members who are entitled to vote upon, approve or consent to a matter”) of the members: (i) the sale, exchange or disposition of substantially all of Dr. TATTOFF’s assets; (ii) the merger of Dr. TATTOFF; (iii) the alteration of the authorized business of Dr. TATTOFF; (iv) the confession of judgment against Dr. TATTOFF; (v) any act which would make it impossible to carry on the business of Dr. TATTOFF; (vi) the borrowing of money outside the ordinary course of business; (vii) any interested party transaction; (viii) the execution of any contract with liability in excess of $100,000; and (ix) the hiring of the president or chief executive officer of Dr. TATTOFF. Members are entitled to be indemnified by Dr. TATTOFF against any claims brought against a member by reason of the fact that such member is a member of Dr. TATTOFF, except where the member is acting beyond the scope of the authority conferred upon him. Members of Dr. TATTOFF do not have the right to withdraw from Dr. TATTOFF except as permitted by California law. The net profits and net losses of Dr. TATTOFF are allocated to the members. In addition, the managing members, subject to limitations in the Operating Agreement, may declare additional distributions to the members. No member is permitted to transfer Units without the prior written consent of the Managing Member; provided, however, transfers to (i) a spouse; (ii) the member’s issue; and (iii) a trust for the benefit of the member (as long as such member has voting control), do not require managing member consent. The Operating Agreement provides that each of the Dr. TATTOFF members have a right of first refusal to purchase Units of a member who has received an offer to purchase units owned by such member. The Operating Agreement provides that no member has the right to demand or receive property other than cash in return for his capital contribution to Dr. TATTOFF. Upon dissolution of Dr. TATTOFF each member is entitled to such members’ share in the assets of Dr. TATTOFF for the return of the member’s positive capital account balance.

Dr. TATTOFF Dissenters’ Rights

Dr. TATTOFF’s unitholders may be entitled to exercise dissenters’ rights under Sections 17600, et. seq. of the California Corporations Code (“Dissenters’ Rights Law”) in connection with the merger with Lifesciences. This proxy statement/prospectus shall constitute the notice to all Dr. TATTOFF unitholders of the availability of dissenters’ rights, as required under Section 17602 of the California Corporations Code.

Any Dr. TATTOFF Units as to which dissenters’ rights are properly exercised may, in circumstances specified in the Dissenters’ Rights Law, be converted into the right to receive the fair market value of the dissenting Units pursuant to the laws of the State of California.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under California law and is qualified in its entirety by the full text of the Dissenters’ Rights Law, which is attached to this proxy statement/prospectus as Appendix C and incorporated by reference herein. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that unitholders exercise their dissenters’ rights under California law. All references in the Dissenters’ Rights Law and in this summary to a “unitholder” are to the record holder of Dr. TATTOFF Units as to which dissenters’ rights are asserted. A person having a beneficial interest in Dr. TATTOFF Units held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights.

If the merger is not abandoned or terminated, any holder of Dr. TATTOFF Unit outstanding as of the record date may, by complying with the provisions of the Dissenters’ Rights Law, demand that Dr. TATTOFF purchase for cash at fair market value the Units owned by such holder which were not voted in favor of the merger. The fair market value will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation in consequence of the proposed merger. However, Dr. TATTOFF will be under no obligation to purchase such Units unless it receives valid dissenting demands in accordance with the Dissenters’ Rights Law. Dr. TATTOFF management has estimated the fair market value of a Dr. TATTOFF Unit as of August 29, 2007, to be approximately $0.56 per Unit based upon a recent sale of Units discounted for lack of liquidity.

The dissenting unitholder wishing to be eligible to have Dr. TATTOFF purchase his, her or its Dr. TATTOFF Units must:

•  within 30 days following the date on which this proxy statement/prospectus was mailed to Dr. TATTOFF’s unitholders, make a written demand upon Dr. TATTOFF to require Dr. TATTOFF to purchase such dissenting unitholder’s Units, setting forth in such dissenting unitholder’s demand his, her or its name and address, and the number of Units which such dissenting unitholder demands that Dr. TATTOFF purchase and a statement as to what such dissenting unitholder believes the fair market value of such Units to have been, based upon the standard set forth above (the statement of fair market value constitutes an offer by the dissenting member to sell the Unit at that price);

•  have not consented to or voted in favor of the merger with respect to any of the Units such dissenting unitholder wishes to be dissenting Units; and

•  submit, within 30 days following the date on which this proxy statement/prospectus was mailed to Dr. TATTOFF’s unitholders, at the principal office of Dr. TATTOFF, written notice of the number of Units that the dissenting unitholder demands Dr. TATTOFF purchase.

If Dr. TATTOFF and the dissenting unitholder agree that the shares are “dissenting shares” and agree upon the price of the shares, the dissenting unitholder will be entitled to the agreed price plus interest at the legal rate on judgments from the date of consummation of the merger. Subject to the provisions of Section 17607 of the Dissenters’ Rights Law, payment of the fair market value of the dissenting Units will be made within 30 days after the agreement or after satisfaction of any statutory or contractual condition to the merger, whichever is later.

If Dr. TATTOFF denies that the Units are dissenting Units or if Dr. TATTOFF and the dissenting unitholder fail to agree upon the fair market value of the Units, then the dissenting unitholder, within six months after the date on which this proxy statement/prospectus was mailed to Dr. TATTOFF’s unitholders, and not thereafter, may file a complaint in superior court of the proper county to determine whether the Units are dissenting Units, or the fair market value of the dissenting Units, or both, or may intervene in any pending action for the appraisal of any Dr. TATTOFF Units. If a complaint is not filed within six months, the Units will lose their status as dissenting Units. If the eligibility of the Units is at issue, the court will first decide this issue. If the fair market value of the Units is in dispute, the court will determine, or will appoint one or more impartial appraisers to assist in the determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the appraisal exceeds the price offered to the unitholder, Dr. TATTOFF will be required to pay such costs (including, in the discretion of the court, attorneys’ fees, expert witnesses’ fees and interest if the value awarded by the court for the Units is more than 125% of the price offered by Dr. TATTOFF to the unitholder).

Any demands, notices, certificates or other documents required to be delivered to Dr. TATTOFF described herein may be sent by mail to:

Dr. TATTOFF LLC
8447 Wilshire Boulevard
Suite 102
Beverly Hills, California 90211
Attention: James Morel

FAILURE TO COMPLY FULLY WITH THESE PROCEDURES WILL CAUSE THE UNITHOLDER TO LOSE HIS OR HER DISSENTERS’ RIGHTS.

In view of the complexity of these provisions of California law, unitholders who are considering dissenting from the merger should consult their legal advisors.

Federal Income Tax Consequences of the Merger to Dr. TATTOFF Members

The following is a summary of the material United States federal income tax consequences generally applicable to members of Dr. TATTOFF. If a Dr. TATTOFF member is a United States person as defined for United States federal income tax purposes then he or she holds Dr. TATTOFF Units as a capital asset.

For United States federal income tax purposes, you are a United States person if you are any of the following:

•	a United States citizen or resident alien as determined under the Internal Revenue Code, or the tax code;

•	a corporation or partnership, as defined by the tax code, that is organized under the laws of the United States or any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and at least one United States person is authorized to control all of the trust's major decisions.

This summary is based on the tax code, existing and proposed treasury regulations and judicial and administrative determinations, as each is in effect as of the date of this proxy statement/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS, and no opinion of counsel or accountants has been sought or obtained, regarding the United States federal income tax consequences of the merger. The statements in this document are not binding on the IRS or a court. As a result, neither Dr. TATTOFF nor Lifesciences can assure any Dr. TATTOFF member that the tax considerations described here will not be challenged by the IRS or that any challenge will not be sustained by a court.

This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to you if you are subject to special rules under the tax code, including, among others, rules that apply to persons who acquired Dr. TATTOFF Units as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their Dr. TATTOFF Units as part of a straddle, wash sale, hedging or conversion transaction, and some United States expatriates. In addition, this summary does not address the state, local or foreign tax consequences of the merger.

Lifesciences and Dr. TATTOFF intend that the merger will constitute a reorganization within the meaning of Section 368(a) of the tax code and that each of Lifesciences and Dr. TATTOFF will be a party to the reorganization within the meaning of Section 368(a) of the tax code.

Immediately prior to the merger, Dr. TATTOFF may trigger a recognition of gain to the members of Dr. TATTOFF to the extent liabilities exceed assets.

Receipt of Lifesciences Stock Pursuant to the Merger. Assuming the merger is treated as a reorganization, Dr. TATTOFF members will recognize no gain or loss upon their receipt of shares of Lifesciences stock in partial exchange for Dr. TATTOFF Units; they will recognize gain (but not loss) equal to the total amount of cash in lieu of a fractional share interest in Lifesciences common stock at the effective time of the merger, which will be long-term or short-term capital gain or loss depending on the holding period for their Dr. TATTOFF Units. The Member’s aggregate tax basis in the Lifesciences stock received in the Merger will be equal to the Member’s aggregate adjusted tax basis in its Units surrendered in exchange therefor, and the Member’s holding period for the Lifesciences stock will include the Member’s holding period for such Units.

Lifesciences is a Separate Taxpayer. Lifesciences is a corporation and thus is subject to tax on its items of income, gain, loss and deduction as opposed to its shareholders. As a result, after the Merger, a Member will no longer be subject to tax on the income, gain, loss and deduction formerly earned by the Company but rather, will only be subject to tax once Lifesciences pays a dividend or upon disposition of the Lifesciences stock.

Dividends. If Lifesciences subsequently makes a distribution in respect of the Lifesciences stock (other than a dividend in the form of additional shares of Lifesciences stock), the distribution will be treated as a dividend, taxable as ordinary income to the extent it is paid from Lifesciences’ current or accumulated earnings and profits. If the distribution exceeds Lifesciences’ current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the Lifesciences shareholder’s investment, up to the basis in the Lifesciences stock.

Sale or Other Disposition of Lifesciences Stock. Upon the sale or other disposition of the Lifesciences stock, a Lifesciences shareholder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the adjusted tax basis in the Lifesciences stock. That capital gain or loss will be long-term if the Lifesciences’ shareholder’s holding period in respect of such Lifesciences stock is more than one year. For non-corporate U.S. holders, long term capital gain is generally eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations.

Members must consult their own advisers regarding the possible applicability of state, local or foreign taxes to an investment in the Company. In addition, the foregoing summary is not intended as a substitute for professional tax advice, nor does it purport to be a complete discussion of all tax consequences that could apply to this investment. Accordingly, a Member must consult its own tax advisor as to the tax consequences of this investment.

UNITHOLDERS OF Dr. TATTOFF ARE URGED TO CONSULT AND RELY ON ADVICE FROM TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER BASED ON EACH UNITHOLDER'S PARTICULAR CIRCUMSTANCES.

PROPOSAL NO. 2 - AMENDMENT TO ARTICLES OF INCORPORATION:
NAME CHANGE

Because all intellectual property used by Dr. TATTOFF in connection with its business, as well as rights to the name “Dr. TATTOFF” are being acquired pursuant to the merger, our Board of Directors believes that the best interests of the Company and its shareholders will be served by amending the Company’s Articles of Incorporation to effect a change of the Company’s name to Dr. Tattoff, Inc. The new name will accurately reflect the new business of our company.

Our board of directors has unanimously approved the amendment to our Articles of Incorporation and has directed that it be submitted to a vote of the shareholders at the special meeting. To be adopted, the proposed amendment requires the affirmative vote of holders of a majority of shares of our common stock voted at the special meeting. The amendment will become effective upon filing Articles of Amendment to our Articles of Incorporation with the Florida Department of State. A copy of the text of the proposed amendment is attached as Appendix B.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION.

PROPOSAL NO. 3 – FORWARD STOCK SPLIT

The Board of Directors of Lifesciences has recommended a forward stock split of 1-to-55.5 (the "Forward Stock Split") of the Company’s issued and outstanding shares of common stock. If the Forward Stock Split is approved by the shareholders, it will be effected only upon a determination by the Board of Directors that the Forward Stock Split is in the best interests of the Company and the shareholders. The Forward Stock Split will be approved if holders of a majority of shares of our common stock vote for the proposal at the special meeting. If approved by the shareholders, the Forward Stock Split will become effective immediately prior to the closing of the merger, upon filing the appropriate documentation with all applicable regulatory authorities. If the merger is not completed, the Board of Directors may take action to abandon the Forward Stock Split without further shareholder action.

Purposes And Effects Of The Forward Stock Split

Consummation of the Forward Stock Split will alter the number of issued and outstanding shares of Common Stock, which will be increased to 2,497,500 shares immediately prior to the closing of the merger (and assuming 100% reconfirmation).

There is currently no market for the Company's common stock, however, if a market develops, the Board believes that as a result of the Forward Stock Split the stock price will trade at a level that would be lower had the Forward Stock Split not taken place. The Company is now and most likely in the future will be, subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for the Company’s stock, if such market develops. As long as the Company’s stock is subject to the penny stock rules, holders of the Company's stock may find it more difficult to sell their securities.

At the effective date of the Forward Stock Split, each share of the common stock issued and outstanding immediately prior thereto (the “Old Common Stock”), will be reclassified as and changed into the appropriate number of shares of the Company’s Common Stock, $0.0001 par value per share (the “New Common Stock”). Shortly after the effective date of the Forward Stock Split, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing the Old Common Stock for surrender and exchange for certificates representing shares of New Common Stock.

The table below demonstrates the effects of the Forward Stock Split upon the number of shares of common stock issued and outstanding immediately prior to the closing of the merger and assumes 100% reconfirmation. There are currently 45,000 shares of common stock outstanding, assuming 100% reconfirmation. The Forward Stock Split has no effect upon the number of authorized and unissued shares of common stock. The common stock will continue to be $0.0001 par value common stock following any Forward Stock Split and the number of shares of common stock outstanding will be increased to approximately 2,497,500 shares immediately prior to the merger and assuming 100% reconfirmation. We will not issue any fractional shares of Lifesciences common stock in connection with the Forward Stock Split. Instead, the number of shares of Lifesciences shall be rounded up to the nearest whole number.

Common Stock Capitalization Prior to Amendment and Merger:

Authorized for Issuance:	80,000,000
Outstanding:	45,000
Authorized and Unissued:	79,955,000

Common Stock Capitalization Following Forward Stock Split and Merger

Authorized for Issuance:	80,000,000
Outstanding Post Merger (1):	10,970,000
Authorized and Reserved for Issuance (Shares Underlying Warrants) (1):	1,005,000
Authorized and Unreserved for Issuance (1):	68,025,000

(1) Subject to adjustment under the terms of the merger agreement.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of the material federal income tax consequences of the proposed Forward Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Forward Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

1.	The Forward Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.
2.	No gain or loss will be recognized by the Company in connection with the Forward Stock Split.
3.	No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.
4.
The aggregate basis of the shares of New Common Stock to be received in the Forward Stock Split will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

5.	The holding period of the shares of New Common Stock to be received in the Forward Stock Split will include the holding period of the shares of the Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE FORWARD STOCK SPLIT OF 1 TO 55.5 OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

CAPITALIZATION

In September 2007, we entered into an Agreement and Plan of Merger with Dr. TATTOFF. It is currently anticipated that we will issue an aggregate of approximately 8,472,500 shares of our common stock and warrants to purchase approximately 1,005,000 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement.

The following table sets forth our capitalization as of July 31, 2007:

•	on an actual basis (assuming 100% reconfirmation), and

•
on a pro forma basis giving effect to our merger with Dr. TATTOFF, pursuant to which we will issue approximately 8,472,500 shares of our common stock to the unitholders of Dr. TATTOFF, subject to adjustment under the terms of the merger agreement.

	As of June 30, 2007
	Actual	Pro forma as adjusted
Long-term debt:	$-	$192,321
Stockholders’ equity:
Common stock, $0.0001 par value per share; 80,000,000 shares authorized and 45,000 shares issued and outstanding, actual; 10,970,000 shares authorized and shares issued and outstanding, pro forma as adjusted	$4	$851
Additional paid-in capital	35,000	1,294,178
Accumulated deficit	(38,204)	(1,121,907)

Total stockholders’ equity	$(3,200)	$173,122

Total capitalization	$(3,200)	$365,443

DILUTION

The difference between the price you paid for a share of common stock and our net tangible book value per share after this offering is completed constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing the net tangible book value, which is total tangible assets less total liabilities and preferred stock at liquidation value, by the number of shares of common stock outstanding.

At July 31, 2007, the unaudited net tangible book value of our company was $(3,200) or $(0.07) per share.

Our net tangible book value as of July 31, 2007, on an unaudited pro forma combined basis, taking into account the acquisition of Dr. TATTOFF and issuance of shares of common stock to Dr. TATTOFF's present unitholders, was $(437,486) or approximately $(0.04) per share, based on 10,970,000 outstanding shares of common stock. The result will be an immediate increase in net tangible book value (antidilutive effect) of $0.03 per share to the public investors on a post-merger basis, based on 100% reconfirmation of the offering. The tables below illustrate this effect and are based upon the potential acquisition of Dr. TATTOFF and the issuance of 8,472,500 shares of Lifesciences common stock to present Dr. TATTOFF unitholders:

	80% Reconfirmation	100% Reconfirmation

Net tangible book value per share at July 31, 2007	$(0.21)	$(0.07)

Net tangible book value after the Merger	$(443,486)	$(437,486)

Net tangible book value per share after the Merger	$(0.04)	$(0.04)

Antidilutive effect	$0.15	$0.15

Antidilutive effect as percentage of purchase price	137%	137%

Arbitrary Offering Price

The aggregate offering price of $6.00 per share and number of the common shares offered to public investors were arbitrarily determined. The price per share paid by public investors in this offering is significantly more than the price paid by Lifesciences’ officers, directors, promoters and affiliated persons.

PLAN OF OFFERING

We offered the shares covered by the registration statement through our executive officer, Mr. Roland Perry. He sold all shares in this Offering to his friends and acquaintances, and as such this is considered a limited offering. He received no compensation or commissions with respect to this offering.

No other fees are being paid to any underwriter or dealer in connection with this offering. We do not intend to use any electronic distribution methods in connection with this offering. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others before the completion of the proposed merger.

No other consulting fees, finder's fees, and grant of stock options will be paid to other individuals, which includes the officers and directors of Lifesciences and Dr. TATTOFF, except as disclosed herein.

Lifesciences is required to distribute a reconfirmation prospectus to the investors in our public offering describing the acquisition of Dr. TATTOFF. Lifesciences plans to distribute this reconfirmation prospectus within 3 days of the effectiveness of its Post Effective Amendment. Further, Lifesciences must obtain reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

Each Lifesciences shareholder who bought shares in the public offering and who accepts this reconfirmation offer will, after the merger, hold the same number of shares held before the merger, subject to the forward split. When the merger is completed, within ten business days, the exchange agent will mail stock certificates to the Lifesciences shareholders and mail a letter of transmittal to the former Dr. TATTOFF members with instructions for use in surrendering Dr. TATTOFF Units in exchange for Lifesciences stock certificates. When the former Dr. TATTOFF members deliver to the exchange agent an executed letter of transmittal and/or any other required documents, the Dr. TATTOFF Units will be canceled and the members will receive Lifesciences stock certificates representing the number of full shares of Lifesciences stock to which they are entitled under the merger agreement.

Dr. TATTOFF will be merged with Lifesciences, and Dr. TATTOFF, Inc. will be the name of the surviving corporation after the merger. Under the terms of the merger, as amended, we will become obligated to issue on a post 1 to 55.5 forward split basis, one share of our common stock for each Dr. TATTOFF Unit held at the Effective Time. In addition, to the extent not exercised prior to the Effective Time, each outstanding Dr. Tattoff Warrant shall automatically be converted into a warrant to acquire such number of shares of Lifesciences common stock as the holder of such Dr. TATTOFF Warrants would have been entitled to receive had such holder exercised such Dr. TATTOFF Warrant in full immediately prior to the Effective Time at the same exercise price per share as it was prior to the Effective Time. It is currently anticipated that we will issue an aggregate of approximately 8,472,500 shares of our restricted common stock and warrants to purchase approximately 1,005,000 shares of its common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement.

The shares of Lifesciences common stock and warrants to purchase such shares of common stock will not be registered under the Act and will be issued in the reliance upon the exemption from registration provided by section 4(2) of the Act and Rule 506 promulgated under Regulation D of the Act, on the basis that the transaction does not involve a public offering.

USE OF PROCEEDS

The gross proceeds of this offering were $30,004. Rule 419 permits 10% of the funds, or $3,000, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. All of the proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with Dr. TATTOFF. Dawson James Securities, Inc., Boca Raton, Florida is acting as the escrow agent.

We will receive the escrowed funds from the escrow agent in the event a business combination with Dr. TATTOFF is closed according to Rule 419. After paying offering expenses, which include legal and accounting, transfer agent fees and general operating fees, we intend to use remaining net proceeds for working capital. The amounts and timing of our expenditures will vary depending on a number of factors, including the amount of cash generated by the Dr. TATTOFF operations, competitive developments, and the rate of growth, if any, of the Dr. TATTOFF business. Pending the foregoing uses, we intend to invest the net proceeds in U.S. government securities and other short-term, investment-grade or interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION

Lifesciences’ Plan of Operation

As of July 31, 2007, we were in the development stage. All activity to date has been related to our formation and proposed financing. As of July 31, 2007, we had not incurred any material costs or expenses other than those associated with our formation. We closed our public offering in December 2006 and raised gross proceeds of $30,004.

We will use the net proceeds of the public offering principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any monies in the escrow account. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that common stock is used as consideration to effect a business combination, the balance of the net proceeds of the public offering not then expended will be used to finance the operations of a target business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since we do not expect our present management to remain involved after the merger is completed, we have no ability to determine what remuneration, if any, will be paid to managers after the merger.

On September 7, 2007, we executed an agreement with Dr. TATTOFF, LLC, a California limited liability company, to acquire Dr. TATTOFF by merging Dr. TATTOFF into Lifesciences where Dr. TATTOFF will be the accounting acquirer. The merger agreement was subsequently amended on October 5, 2007. In accordance with the merger agreement, as amended, we will become obligated to issue one share of our common stock for each Dr. TATTOFF Unit held at the Effective Time. In addition, each outstanding Dr. Tattoff Warrant shall automatically be converted into a warrant to acquire such number of shares of Lifesciences common stock as the holder of such Dr. TATTOFF Warrants would have been entitled to receive had such holder exercised such Dr. TATTOFF Warrant in full immediately prior to the Effective Time at the same exercise price per share as it was prior to the Effective Time.

Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8% of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement. There is currently no market for our common stock.

We believe, after examining Dr. TATTOFF's business plan, interviewing its management, and examining its products and services that Dr. TATTOFF can successfully compete with other companies in its industry.

In the event that we do not effect a business combination by December 14, 2007, we will promptly distribute to the then holders of common stock acquired as part of the shares sold in the public offering the amount held in the escrow account, without interest.

Dr. TATTOFF Management's Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and the related notes thereto, which are included in this proxy statement/prospectus. The following discussion is based upon Dr. TATTOFF’s results under accounting principles generally accepted in the U.S. of America. Unless otherwise specified, all dollar amounts are U.S. dollars.

OVERVIEW

Dr. TATTOFF is a limited liability company that provides marketing and practice management services to a licensed physician who performs primarily laser tattoo removal services. Dr. TATTOFF operates under a management services agreement with a contracting physician whereby Dr. TATTOFF provides technical, management, administrative, marketing and support services, equipment and clinical site and the contracting physician’s medical personnel provide laser tattoo removal services. Dr. TATTOFF’s Management Agreement with the contracting physician currently covers all three laser clinics operated by Dr. TATTOFF. The initial term of Dr. TATTOFF’s Management Agreement was one year, however, it was subsequently amended in August 2007, and the term of the agreement was extended for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. Under the Management Agreement, the physician is required to pay Dr. TATTOFF a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. As amended in August 2007, the Management Agreement entitles Dr. TATTOFF to receive as payment for Dr. TATTOFF’s management services, 65% of the gross revenues from the physician from August 31, 2004 through December 31, 2005 and 60% of the gross revenues thereafter through August 30, 2009.

Dr. TATTOFF operates three clinics in Southern California. In July 2004, Dr. TATTOFF opened its first clinic located in Beverly Hills, a second clinic was opened in Irvine in June 2005, and a third clinic located in Encino, opened in March 2006. Laser tattoo removal is performed using a Medlitec6 laser by highly trained nurses under the supervision of a licensed physician ensuring quality control throughout the treatment. The physician’s practice, to whom Dr. TATTOFF provides management services, has performed over 15,000 laser tattoo removal treatments in Dr. TATTOFF’s clinics in Southern California since 2004. Development of clinical sites and management of laser tattoo removal clinics is Dr. TATTOFF’s core business and currently all of Dr. TATTOFF’s revenues are derived from the fees collected under Dr. TATTOFF’s Management Agreement.

Since Dr. TATTOFF’s inception in 2004, Dr. TATTOFF has derived its revenues primarily from management services provided to a contracting physician that performs laser tattoo removal services in Dr. TATTOFF’s clinics. Dr. TATTOFF’s management services fee is based on a percentage of the contracting physician’s gross revenues, whose revenues are primarily a function of the size and characteristics of the tattoo that is to be removed. Dr. TATTOFF’s tattoo removal clinics have a relatively high degree of operating leverage due to the fact that many of its costs are fixed in nature. As a result, the contracting physician’s procedure volume can have a significant impact on Dr. TATTOFF’s level of profitability since Dr. TATTOFF operates under a fixed percentage of gross revenues arrangement.

Dr. TATTOFF’s management service fees are impacted by a number of factors, including but not limited to, Dr. TATTOFF’s ability to assist the contracting physician to generate patients, placement for the physician through Dr. TATTOFF’s consumer advertising and word of mouth referrals, the availability of patient financing and the effect of competition and discounting practices in the laser tattoo removal industry.

Dr. TATTOFF’s revenues are derived from the services provided to a contracting physician pursuant to the Management Agreement. Dr. TATTOFF provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues received during each calendar month during the term of the Management Agreement with no upfront fees paid by the contracting physician. Under Dr. TATTOFF’s Management Agreement with the contracting physician, there is no right to refund or reject Dr. TATTOFF’s services. Management services fees are paid on a bi-weekly basis as earned, which is when Dr. TATTOFF has substantially accomplished what it must do pursuant to the terms of the Management Agreement with the contracting physician. Dr. TATTOFF recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or management services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Dr. TATTOFF’s operating costs and expenses include:

•
Management services expenses, including clinic facilities and related costs to operate the clinics, laser equipment, maintenance costs, medical supplies, clinic non-medical staff expenses, billing and collections and insurance

•	General and administrative costs, including corporate staff expense and other overhead costs
•	Marketing and advertising costs including marketing staff expense
•	Depreciation and amortization of equipment and leasehold improvements

RESULTS OF OPERATIONS

Comparison of Six Months Ended June 30, 2007 and June 30, 2006

Revenues

For the six months ended June 30, 2007, revenues increased by approximately $94,000, or 25%, to approximately $473,000 from approximately $379,000 for the same period in 2006. This increase in revenues in 2007 was a direct result of higher procedure volumes by the contracting physician (as can be seen in the table below) that equated to higher management fee revenue. Procedure volume of 4,069 for the first six months of 2007 increased 50% from 2,711 for the same period in 2006. The effect of increased marketing expenditures, coupled with a full six months of operations in 2007 for the clinic that was opened in March 2006, are primarily responsible for the increases in procedure volume for the six months ended June 30, 2007.

The following table details the number of laser tattoo removal treatments performed by the contracting physician at Dr. TATTOFF’s clinics during the six months ended June 30, 2007 and 2006:

	2007	2006

Number of laser tattoo removal treatments performed	4,069	2,711

Operating Costs and Expenses

The following table shows the increase in the components of operating expense for the six months ended June 30, 2006 over the same period of 2007:

	2007	2006	Change over 2006
Management service expenses	$275,715	$232,115	$43,600	19%
General and administrative expenses	$221,048	$184,893	$36,155	20%
Marketing and advertising	$257,301	$85,305	$171,996	202%
Depreciation and amortization	$35,745	$29,739	$6,006	20%
	$789,809	$532,052	$257,757	48%

Management Service Expenses. Management services expenses include costs associated with the operations of the clinics. Costs include clinic facilities and related costs, laser equipment maintenance costs, medical supplies and clinic non-medical staff salaries and benefits. These direct costs increased for the six months ended June 30, 2007 by approximately $44,000, or 19%, compared to the same period in 2006. Of this amount, approximately $21,000 was associated with outside services and approximately $22,000 for facility related expense in connection with an increase in the number of laser tattoo removal clinics and higher procedure volumes.

General and Administrative Expenses. General and administrative expenses increased by approximately $36,000, or 20%, for the six months ended June 30, 2007 as compared to the six months ended June 30, 2006, as Dr. TATTOFF positioned the company for future growth. This increase was primarily due to an increase in professional fees associated with Dr. TATTOFF’s preparation of a private financing and possible merger.

Marketing and Advertising. Marketing and advertising expenses increased by approximately $172,000, or 202%, for the six months ended June 30, 2007 from the same period in 2006 as Dr. TATTOFF continues to focus on working with Dr. TATTOFF’s contracting physician on identifying and contacting potential new patients. Of this amount, approximately $122,000 was due to increased internet and print advertising and approximately $43,000 was due to higher salaries associated with the hiring of a public relations manager during the six months ended June 30, 2007.

Depreciation Amortization. Depreciation expense increased by approximately $6,000, or 20%, for the six months ended June 30, 2007 from the same period in 2006, primarily as a result of a full six months of depreciation and amortization of capitalized expenditures in 2007 for the clinic that was opened in March 2006.

Interest Expense. Interest expense includes interest on notes and capital lease financing along with amortization of debt discount associated with a third-party note and related party notes. The increase for the six months ended June 30, 2007 over the six months ended June 30, 2006 was primarily the result of debt discount amortization associated with debt entered into in 2007 of $55,000.

Net Loss. For the six months ended June 30, 2007 and, 2006, Dr. TATTOFF incurred net losses of $390,594 and $169,766, respectively, and had an accumulated deficit from members of $549,928 at June 30, 2007.

Comparison of Years ended December 31, 2006 and 2005

Revenues

For the year ended December 31, 2006, revenues increased by approximately $465,000, or 165%, to approximately $746,000 from approximately $281,000 in 2005. This increase in revenues in 2006 was a direct result of higher procedure volumes by the contracting physician (as shown in the table below) that resulted in higher management fee. Procedure volume of 5,777 increased 176% from 2,090 in 2005. Revenue per procedure of approximately $215 increased about 4.9% from $205 in 2005 as a result of the average tattoo size. The effect of increased marketing expenditures, coupled with the opening of a new clinic in 2006, are primarily responsible for the increases in procedure volume for year ended December 31, 2006.

The following table details the number of laser tattoo removal treatments performed by the contracting physician at Dr. TATTOFF’s clinics during the two years ended December 31, 2006 and 2005:

	2006	2005
Number of laser tattoo removal treatments performed	5,777	2,090

Operating Costs and Expenses

The following table shows the increase in the components of operating expense from 2005 to 2006:

	2006	2005	Change over 2005
Management service expenses	508,729	177,025	331,704	187%
General and administrative expenses	417,405	204,986	212,419	104%
Marketing and advertising	141,902	105,772	36,130	34%
Depreciation and amortization	63,695	16,971	46,724	275%
	$1,131,731	$504,754	$626,977	124%

Management Service Expenses. Management service expenses include costs associated with the operations of the clinics. Costs include clinic facilities and related costs, laser equipment maintenance costs, medical supplies and clinic non-medical staff salaries and benefits. These direct costs increased in 2006 by approximately $332,000, or 187%, compared to 2005 as a result of opening one new clinic in 2006 and higher procedure volumes in Dr. TATTOFF’s existing two clinics. Of this amount, approximately $120,000 was primarily a result of increased salaries and related taxes, $123,000 for facilities related expenses and $28,000 for medical supplies, with the remaining amount spread across other supportive expenses.

General and Administrative Expenses. General and administrative expenses increased by approximately $212,000, or 104%, in 2006 as compared to 2005. Of this amount, approximately $82,000 was primarily due to an increase in salary and related taxes for Dr. TATTOFF’s CEO, approximately $54,000 for legal fees associated with the March 2007 reorganization of Dr. TATTOFF’s operating entities, approximately $33,000 for outside services, approximately $9,000 for consulting fees and approximately $8,000 for insurance.

Marketing and Advertising. Marketing and advertising expenses increased by approximately $36,000, or 34%, in 2006 from 2005. Of this amount, approximately $47,000 was due to a rise in salaries and related taxes associated with an increase in staffing as Dr. TATTOFF augmented Dr. TATTOFF’s marketing efforts with the opening of a new clinic in 2006. This increase in staffing expenses was offset by a reduction in promotion and trade shows expenses of $11,000 in 2006 over 2005.

Depreciation and Amortization. Depreciation and amortization expense increased by approximately $47,000 in 2006 from 2005, primarily as a result of depreciation of capitalized expenditures at the new clinic in 2006 and a full year of depreciation and amortization of capitalized expenditures for the clinic opened in 2005.

Interest Expense. Interest expense includes interest on loans and capital lease financing. Interest expense increased by approximately $22,000 to approximately $34,000 in 2006 from approximately $12,000 in 2005 primarily as the result of higher levels of debt associated with capital leases and the financing of the malpractice insurance policy and to a lesser degree, loans from managing members.

Net Loss. For the fiscal years ended December 31, 2006 and December 31, 2005, Dr. TATTOFF incurred net losses of $419,905 and $234,860, respectively, and had an accumulated deficit from members of $333,109 at December 31, 2006.

LIQUIDITY AND GOING CONCERN CONSIDERATIONS

Liquidity

Since inception in 2004, Dr. TATTOFF has funded its operations from revenue from its management services, member contributions and long and short-term debt. As of June 30, 2007, Dr. TATTOFF had negative working capital of approximately $727,000. Dr. TATTOFF’s current assets were approximately $57,000, which consisted primarily of approximately $32,000 in cash, and $25,000 in prepaid expenses and other current assets. Dr. TATTOFF’s current liabilities were approximately $784,000, which consisted primarily of approximately $94,000 in trade accounts payable, approximately $100,000 in accrued expenses, approximately $375,000 in related party loans and notes and approximately $87,000 in current portion of long-term capital lease obligations and debt. As of December 31, 2006, Dr. TATTOFF had a negative working capital of approximately $375,000. Dr. TATTOFF’s current assets were approximately $35,000, which consisted primarily of approximately $1,000 in cash, and $34,000 in prepaid expenses and other current assets. Dr. TATTOFF’s current liabilities were approximately $410,000, which consisted primarily of approximately $66,000 in trade accounts payable, approximately $79,000 in accrued expenses, approximately $182,000 in related party loans and approximately $83,000 in current portion of long-term capital lease obligations and notes.

During the six months ended June 30, 2007, Dr. TATTOFF received $150,000 in proceeds from the issuance of an unsecured convertible promissory note to an investor due the earlier of 180 days following the issue date or two days following the effective date of the merger into Lifesciences. The note is convertible into shares of common stock at the option of the noteholder only in the event Dr. TATTOFF is involved in the merger. In addition to the note, Dr. TATTOFF issued warrants to purchase 82,483 membership Units of Dr. TATTOFF. The warrants have a five year term and an exercise price equal to $1.25. The proceeds were used primarily for working capital. The relative fair value of the warrants at the time of grant, $27,045, was recorded as a debt discount and is being amortized over the term of the note. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

Subsequent to June 30, 2007, Dr. TATTOFF issued two additional convertible promissory notes with an aggregate principal amount of $225,000. These convertible promissory notes are due the earlier of 180 days following the issue date or two days following the effective date of the merger into Lifesciences. The notes are convertible into shares of common stock at the option of the noteholder only in the event Dr. TATTOFF is involved in the merger at a future date. In connection with these promissory notes, Dr. TATTOFF also issued warrants to purchase 123,724 membership Units of Dr. TATTOFF. The warrants have a five year term and an exercise price equal to $1.25. Dr. TATTOFF also issued 972,500 Units of Dr. TATTOFF for net proceeds of $871,500 from Dr. TATTOFF’s private placement in September 2007 and October 2007. In connection with these Units, Dr. TATTOFF also issued warrants to purchase 486,250 Units. The warrants have a five year term and an exercise price equal to $1.25. The proceeds from these financings will be used primarily for working capital.

Net cash used in operating activities during the six months ended June 30, 2007 was approximately $188,000, due primarily to the net loss of approximately $391,000 along with an increase in operating assets and liabilities of approximately $111,000, which were offset by approximately $91,000 in non-cash transactions made up primarily of depreciation and amortization and amortization of debt discount . For the years ended December 31, 2006 and 2005, net cash used in operating activities was approximately $257,000 and $193,000, respectively. The increase in net cash used in operating activities of $63,000 during 2006 compared to 2005 was attributable to an increase in net loss before depreciation of approximately $138,000 in 2006 over 2005, offset by an increase in cash due to changes in operating assets and liabilities.

Cash flows used in investing activities for the six months ended June 30, 2007, was approximately $22,000 and consisted of capital expenditures. For the years ended December 31, 2006 and 2005, cash used in investing activities was approximately $164,000 and $296,000 in 2006 and 2005, respectively, which primarily consisted of capital expenditures for laser equipment.

For the six months ended June 30, 2007, cash flow provided by financing activities totaled approximately $241,000 and consisted primarily of the proceeds from the issuance of notes and related party notes payable, of $300,000, offset by repayments on notes payable and capital leases of approximately $58,000. For the years ended December 31, 2006 and 2005, cash flows provided by financing activities were approximately $391,000 and $517,000 in 2006 and 2005, respectively. The cash flows from financing activities in 2006 were lower primarily due to a reduction in equipment and leasehold improvements capital lease financing from 2005. This decrease in capital lease financing was offset by an increase in funding from members contributions and related party loans in 2006 over 2005 amounts.

Going Concern Considerations

The financial statements included elsewhere herein have been prepared assuming Dr. TATTOFF will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in the unaudited financial statements of Dr. TATTOFF as of and for the six month periods ended June 30, 2007 and June 30, 2006, Dr. TATTOFF had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. At June 30, 2007, Dr. TATTOFF had accumulated deficit of approximately $549,000, negative working capital of $727,000, and has suffered significant losses since inception. These factors raise substantial doubt about Dr. TATTOFF’s ability to continue as a going concern.

Dr. TATTOFF’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, Dr. TATTOFF raised funds through the issuance of convertible promissory notes with investors and through a private placement of its member capital to qualified investors to provide additional working capital. Dr. TATTOFF plans to obtain additional financing through its merger plans with Lifesciences and the sale of equity in the resulting merged entity. See Subsequent Events in Note 9 to Dr. TATTOFF’s June 30, 2007 unaudited financial statements. There can be no assurance that such financing will be available on acceptable terms, or at all.

Although Dr. TATTOFF has been able to fund its current operating needs with collections from management services, short term financing and member contributions, it will need to raise a significant amount of cash through the sale of member Units to sufficiently fund its planned operations which will create significant dilution to the existing investors. Dr. TATTOFF believes that its cash currently on hand along with the net proceeds raised subsequent to June 30, 2007 will be sufficient to fund its current operations through the end of November 2007. However, increases in expenses or delays or failure to achieve its revenue growth through increasing the number of new clinics may adversely impact its ability to raise the necessary capital and may require cost reductions. There can be no assurance that such financing will be available on acceptable terms, or at all. Dr. TATTOFF does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in Dr. TATTOFF’s best interests. Failure to secure such financing or to raise additional capital or borrow additional funds and/or expand its operations may result in Dr. TATTOFF not being able to continue in existence.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the debt discount and those associated with the realization of long-lived assets.

Revenue Recognition

Dr. TATTOFF’s revenues are derived from management services provided to a contracting physician. Dr. TATTOFF provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Agreement - See Note 9 to Dr. TATTOFF’s 2006 audited financial statements) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. Management services fees are paid by the contracting physician to Dr. TATTOFF on a bi-weekly basis as earned, which is when Dr. TATTOFF has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician. Dr. TATTOFF recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through June 30, 2007, there have been no such losses.

Valuation of Member Interests and Warrants

In February and March 2007, Dr. TATTOFF issued promissory notes to managing members and as additional consideration for the lenders purchasing the notes, Dr. TATTOFF has issued the lenders a five percent (5%) equity position in Dr. TATTOFF. The relative fair value of these positions at the time of grant was recorded as a debt discount and is being amortized over the term of the note. Dr. TATTOFF management estimated the fair value of the company to be approximately $4.2 million based upon a recent sale of member Units discounted for lack of liquidity.

In June 2007, Dr. TATTOFF issued an unsecured convertible promissory note and as additional consideration for the lender purchasing the note, Dr. TATTOFF issued the lender warrants to purchase member Units. The relative fair value of the warrants at the time of grant was recorded as a debt discount and is being amortized over the term of the note. Dr. TATTOFF estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero. See Note 6 to Dr. TATTOFF’s June 30, 2007 unaudited financial statements.

Contractual Commitments

In September 2007, Dr. TATTOFF entered into a Merger Agreement with Lifesciences, a “blank check company,” pursuant to which Dr. TATTOFF will be merged with and into Lifesciences. Lifesciences is a public company subject to the reporting requirements of the Exchange Act. Dr. TATTOFF Units will be exchanged for shares of common stock of Lifesciences upon the closing of the merger.

In August 2007, Dr. TATTOFF amended the Management Agreement with William Kirby, D.O., whereby Dr. TATTOFF provides technical, management, administrative, marketing and support services and equipment to the clinic sites and Dr. Kirby medical personnel provide tattoo removal services. The Management Agreement currently covers all three laser clinics operated by Dr. Kirby. The initial term of the Management Agreement was one year, however it was subsequently amended in August 2007, and the term of the agreement was extended for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. Under the Management Agreement, the physician is required to pay Dr. TATTOFF a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. As amended in August 2007, the Management Agreement entitles Dr. TATTOFF to receive as payment for Dr. TATTOFF’s management services, 65% of the gross revenues from the physician from August 31, 2004 through December 31, 2005 and 60% of the gross revenues thereafter through August 30, 2009.

Dr. TATTOFF leases its office space and certain office equipment under noncancelable operating lease agreements and lasers and other equipment and tenant improvements under capital leases arrangements that expire through 2011. See Note 10 to Dr. TATTOFF’s 2006 and 2005 audited financial statements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement focuses on creating consistency and comparability in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Dr. TATTOFF is currently evaluating the impact of adopting SFAS 157 on Dr. TATTOFF’s financial statements.

BUSINESS

Lifesciences Opportunities Incorporated

We were incorporated under the laws of the State of Florida to engage in any lawful corporate purpose. Other than issuing shares to our shareholders, Dr. TATTOFF has not commenced any operational activities. We are a "blank check" company, and our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose as described below.

In December 2006, we completed an initial public offering of 5,000 shares of our common stock at a price of $6.00 per share using a registration statement that became effective with the Securities and Exchange Commission on June 14, 2006. On September 7, 2007, we entered into an agreement with Dr. TATTOFF, to acquire Dr. TATTOFF by merging with Dr. TATTOFF. In the merger we will become obligated to issue on a 1 for 1 basis, shares of our common stock and warrants to purchase shares of our common stock to the Dr. TATTOFF unitholders, on a post 1 to 55.5 forward split basis. It is currently anticipated that Lifesciences will issue an aggregate of approximately 8,472,500 shares of its restricted common stock and warrants to purchase approximately 1,005,000 shares of its common stock at an exercise price of $1.25 per share, subject to adjustment under the terms of the merger agreement.

Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Lifesciences shareholders will own approximately 2,497,500 or 22.8% of the outstanding shares of the newly merged company, subject to adjustment under the terms of the merger agreement. There is currently no market for our common stock.

DRTATTOFF, LLC

The following discussion of Dr. TATTOFF's business contains forward-looking estimates and statements, which involve risks and uncertainties. Dr. TATTOFF's actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including those set forth in this proxy statement/prospectus under the heading "Risk Factors."

General

Dr. TATTOFF is a California limited liability company doing business under the registered name of Dr. TATTOFF, as what Dr. TATTOFF’ management believes is the first branded chain of laser tattoo removal clinics in Southern California. More specifically, Dr. TATTOFF is a provider of marketing and practice management services to physicians who perform laser tattoo removal, hair removal (regardless of method) and laser-based skincare services. Since its inception in 2004, Dr. TATTOFF has set out to create a national brand of retail chain tattoo removal clinics conveniently located in high traffic retail shopping centers designed to maintain consumer exposure and tailored to a modern customer. Dr. TATTOFF currently operates three laser clinics in Southern California.

Dr. TATTOFF is a limited liability company formed under the laws of the State of California on August 18, 2004. Its principal executive offices are located at 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California, 90211. Its telephone number is: 323-653-8288. Its Web site address is www.drtattoff.com. Information contained on the Web site is not a part of this prospectus.

Business of Dr. TATTOFF

Laser Tattoo Removal Industry

Laser tattoo removal is an elective, private pay procedure performed on an outpatient basis. According to Harris Poll #58, October 8, 2003, (the “Harris Poll”) there appears to be a broad geographic distribution among individuals who have tattoos. Approximately 20% of the general population in the western United States, 15% in the southern United States, 14% in the mid-western United States and 14% in the eastern United States has a tattoo. In recent years, individuals having a tattoo are found routinely among broader segments of the population. The following percentages of the population in the United States have at least one tattoo, by age group according to the Pew Research Center, 2006 in its report, “A Portrait of Generation Next”:

•	36% of 18-25 year olds

•	40% of 26-40 year olds

•	10% of 41-64 year olds

Moreover, approximately seventeen percent (17%) of Americans who have a tattoo regret having them, according to the Harris Poll. While Dr. TATTOFF’s laser clinics are comfortable and appealing to all age groups, the marketing for the contracting physician is set up to target the 18 to 40 year old demographic that essentially accounts for seventy-six percent (76%) of the tattoo removal market. Based on the three years of clinic management, , Dr. TATTOFF’s clinics patient base data reveals that sixty-five percent (65%) of the patients who are seen at Dr. TATTOFF’s clinics are Caucasian women between the ages of 25-40. Dr. TATTOFF believes its laser clinic model will be more appealing to these customers than other settings for laser tattoo removal, such as dermatologist offices or med-spas.

Services

Dr. TATTOFF provides management services and marketing assistance to physicians who are primarily in the business of laser tattoo removal. Laser tattoo removal services is the core business of Dr. TATTOFF’s contracting physicians and accounts for approximately ninety percent (90%) of Dr. TATTOFF’s management service fee revenues, with the remaining ten percent (10%) derived from laser hair removal and other rejuvenation products and services. A typical laser clinic is designed to be a friendly, relaxing and fun environment with cable television, Wi-Fi access, a range of magazines, and a service-minded staff.

Laser tattoo removal is performed by Dr. TATTOFF’s contracting physicians using a Medlitec6 laser by highly trained nurses under the supervision of a licensed physician ensuring quality control throughout the treatment. In some states, only doctors can perform the procedure; however, most states require that a doctor be present or available by phone and that a certified nurse conduct the procedure. Some states require no certification at all. Dr. TATTOFF’s strategic expansion focus is setting up clinics in states that allow certified nurses or overseeing doctors to perform the procedure, which is a majority of states.

Laser tattoo removal takes between thirty seconds and five minutes. Results are achieved after a series of five to fifteen treatments, typically with no scarring. Though lasers are more expensive than other methods of tattoo removal, results are realistic and very successful. Doctors and laser technicians associated with Dr. TATTOFF’s laser clinics have published research on tattoo removal and remain current with the latest techniques available from technological advances. Generally, each technician can perform 25-40 laser tattoo removal treatments a day on a variety of skin colors and with a variety of tattoo differentiations. Patient tattoo photographs are taken routinely before and after each procedure.

Dr. TATTOFF has found during the past three years of operations that the patients being seen by the contracting physician return to the Dr. TATTOFF clinics through package and volume purchases providing an opportunity for cross sales of other laser treatments and services.

Dr. TATTOFF Provides Contracting Physicians With:

State-of-the-art equipment and facilities. Dr. TATTOFF provides physicians with whom Dr. TATTOFF contracts the facilities, equipment and support services necessary to perform laser procedures using state-of-the-art laser technologies. The nurses and physicians are able to focus on treating patients and are not burdened by the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser tattoo removal clinic. Dr. TATTOFF’s laser clinics typically include one or more laser procedure rooms, private examination rooms and patient waiting areas. Each clinic is equipped with a MedLitec6 laser in addition to air chilling devices, computer systems and standard office equipment.

Management support staff. Dr. TATTOFF provides clinics with an office manager. The physician generally has a staff that includes a technician and an assistant. The physician generally hires nurses to perform the laser procedures and oversees and monitors the laser procedures unless state regulations require the physician to perform the laser procedures. The nurse typically has a medical background and is responsible for the clinical management of the center including programming the laser for procedures. The technician assists the nurse during the laser removal procedure and provides support services. The technician and the nurse are certified by the laser manufacturer. The office manager is responsible for day-to-day business operations of the clinic, including patient administration, billing, scheduling and supply re-ordering. In addition, clinics are assigned a district manager who works with Dr. TATTOFF’s manager to support the nurses and physicians, and assists in developing laser tattoo removal programs.

Access to an expanded patient population. Dr. TATTOFF has and plans to continue to help contracting physicians develop their laser tattoo removal practices through Dr. TATTOFF’s strong marketing efforts which identify potential new patients. Dr. TATTOFF coordinates its efforts with contracting physicians to customize marketing programs in various media advertisements. Dr. TATTOFF markets each clinic’s laser removal services directly to the consumer through radio, direct mail and print advertisements, internet advertising, video and cable advertising, brochures and seminars.

Dr. TATTOFF Provides Physician’s Patients With:

Convenient access to highly credentialed physicians and nurses. Dr. TATTOFF focuses on identifying leading physicians who have a reputation for providing quality dermatologic care within their respective markets to contract with the clinics. The physician with whom Dr. TATTOFF presently contracts and the physician’s nurses have met Dr. TATTOFF’s qualification criteria, including an extensive review of state licensure, board certification, malpractice insurance and history, procedure experience and clinical outcomes.

Treatment environments designed to enhance customer satisfaction. Dr. TATTOFF’s laser clinics are designed to create a patient friendly environment and reduce any anxiety associated with laser tattoo removal. Each laser clinic has an aesthetically pleasing and comfortable waiting area for patients and Dr. TATTOFF’s staff is focused on addressing each patient’s needs. In addition, each laser clinic provides consultation areas where a patient’s procedures can be discussed in a private setting with a member of the medical staff of the contracting physician.

Regularly scheduled procedures. Dr. TATTOFF strives towards 100% patient satisfaction for the contracting physician and has established a continuum of care program which assures that the level of tattoo removal agreed to by the patient and the physician is achieved.

Strategy

Dr. TATTOFF’s objective is to position the company as the first nationally branded laser tattoo removal management services business. Using its trademark, Dr. TATTOFF, the company’s management believes it has developed a marketing strategy and a laser clinic model to be able to expand Dr. TATTOFF’s business throughout California and other targeted markets throughout the United States. Elements of Dr. TATTOFF’s business strategy include:

•	opening a number of new clinic locations in key metropolitan centers throughout the United States over the next three years;

•	hiring key management and operational staff for the new locations;

•	implementing targeted marketing campaigns for physician’s services and products to attract new customers.

Unique Laser Clinic Model

Dr. TATTOFF believes it can achieve profitability through the strategically planned expansion of stores based upon market demand and a unique market positioning that is currently not being effectively served by any other laser tattoo removal business or management services company.

Dr. TATTOFF differentiates itself from its competitors by striving to give the customers who visit Dr. TATTOFF’s laser clinics a unique experience. Dr. TATTOFF’s laser clinics have a relaxed, friendly and inexpensive environment almost parallel to the tattoo parlor as opposed to a more medical or surgical environment. All company clinic locations have welcoming reception areas, cable/satellite television, free Wi-Fi access, coffee and a variety of magazines available for reading. Dr. TATTOFF believes that because of this type of environment, it may continue to achieve repeat client revenues for the contracting physician.

Revenues Sources

Dr. TATTOFF’s primary source of revenues is management fees through management services agreements with physicians or their affiliated entities at each laser clinic location. Typically, this agreement between Dr. TATTOFF and a physician providing the laser tattoo removal procedures or oversight, provides that a specified percentage of the gross revenues of the laser clinics will be paid to Dr. TATTOFF in return for site development, administrative, management, support and marketing services. Dr. TATTOFF plans to enter into a new management services agreement with each physician (or an affiliated entity) with which it partners. Dr. TATTOFF currently has a Management Agreement with one physician who provides services in all three of Dr. TATTOFF’s clinics.

Operations over the last three years have shown the average patient at Dr. TATTOFF’s laser clinic spends approximately $205 per visit. The tattoo removal process may take between five and fifteen treatments to one of Dr. TATTOFF’s laser clinics. The contracting physician currently charges $41 per square inch of tattoo to be removed and the estimated average total treatment is approximately $1,650.

Other revenues are derived from laser hair removal at each clinic. Based on management’s estimates, the average laser hair removal cost per treatment at Dr. TATTOFF’s retail locations has been approximately $200. There are additional ancillary costs per laser treatment for products relating to the care of the tattoo being removed. On average, based on management’s estimates, the physician’s patients spend approximately $10 per visit on these ancillary products.

Marketing

During the past three years of operations, Dr. TATTOFF has been successful and cost-effective in marketing Dr. TATTOFF’s three laser clinics in Southern California. Dr. TATTOFF currently focuses and will continue to focus its marketing efforts on strengthening the brand name, Dr. TATTOFF, and attracting new patients using primarily:

•	Google Adwords – fine-tuned to reach local markets - both within a fifty (50) mile radius and regional level;

•	Postcard inserts in alternative weekly publications by city, e.g., LA Weekly;

•	Local radio campaigns and carefully selected endorsements;

•	“Street Team” marketing and postcard drops in local area retail stores;

•	Strategic alliances with local businesses for customer referral, especially with tattoo parlors/tattoo art studios and medical community facilities such as breast augmentation;

•	Local consumer trade shows with high traffic such as bridal expos, music and entertainment concerts;

•	Various blogs, as well as MySpace and YouTube, which appeal to the younger target market. Dr. TATTOFF currently has video footage on MySpace and YouTube;

•	Press and public relations campaign. Dr. TATTOFF has hired a public relations specialist and generated significant flow of press coverage which can be viewed on Dr. TATTOFF website, www.drtattoff.com;

•	In the future, cable advertising such as, Spot Runner, is planned as a cost-effective means of reaching a targeted audience.

Laser Clinic Expansion Plan

The overall strategy for laser clinic openings targets the largest markets for laser tattoo removal based upon Dr. TATTOFF’s research during its development stage. Dr. TATTOFF plans to open multiple laser clinics in each target metropolitan area. This model has worked in the company’s Southern California locations, whereby certain key medical staff members of the contracting physician can modify their schedules and be utilized in both locations concurrently, due to demand and slightly different operating times. For example, one physician may facilitate and oversee up to four laser clinics and two nurses can rotate between clinic locations to fill demand. The development phase of new laser clinics will utilize district managers who will oversee approximately ten store openings per region. Dr. TATTOFF plans to expand its business primarily through the development of new clinics in contiguous markets and within existing markets. In evaluating new and current markets for building laser clinics, Dr. TATTOFF first evaluates population demographics, determines the number of existing tattoo removal clinics and lasers in use and interviews local physicians to assess interest in developing a laser tattoo removal business. The targeted market must exhibit a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels. Dr. TATTOFF seeks to lease 1,500 square feet of space in retail centers located in high volume traffic areas.

Competition

Dr. TATTOFF faces competition from other providers of laser tattoo removal services and physicians management services companies. While Dr. TATTOFF’s management believes there is no nationally known name brand retail establishment for laser tattoo removal, there are “medspa” facilities and dermatologists that offer tattoo removal services. These services are delivered through a fragmented system of local providers. The company does not believe that any of these service providers has taken steps to actively promote the procedure to a consumer market or provide a consumer experience on a national level.

Dr. TATTOFF’s principal competitors in the Southern California area are:

•	TattooMD, which uses similar Medlitec6 laser technology as that of Dr. TATTOFF, has similar pricing points to Dr. TATTOFF, and currently has locations in Los Angeles and Corona, California;

•	Laseraway, which has three stores in the Los Angeles County area;

•	Tatt2beGone, which also provides services in the Southern California market;

•	Celibre Medical Corporation, founded by a plastic surgeon/medical director with extensive experience in the business and locations in Torrance and Orange County;

•	Dr. Brandeis, a gynecologist offering very low cost tattoo removal and located in the vicinity of Dr. TATTOFF’s Beverly Hills clinic; and

•	Epione of Beverly Hills, a competitor with a similar look, feel and medical/clinical positioning as Dr. Brandeis and Celibre.

Dr. TATTOFF will also face competition in other targeted markets as the company continues its expansion of laser clinics into other parts of California and the United States. Dr. TATTOFF’s ability to compete with the entities described above and those in other parts of the nation will depend largely on the success of Dr. TATTOFF’s marketing efforts, the contracting physician’s success of the laser removal treatments relative to the cost to consumers and the positive consumer experience at Dr. TATTOFF’s retail locations providing a basis for repeat customers for its contracting physicians. In order to respond to changes in the competitive environment, Dr. TATTOFF may, from time to time, make pricing, service or marketing decisions or acquisitions that could ultimately cost the company more money or even harm Dr. TATTOFF’s business.

Dr. TATTOFF’s management believes the key to its continued success is to reinforce and build on its brand name, Dr.TATTOFF. The company intends to focus on thoughtful, compellingly designed, strategically placed and well-executed promotional campaigns to build on the contracting physicians already existing patient base of over 9,300 individuals who have contacted Dr. TATTOFF clinics, of which more than 5,200 having been treated by the contracting physician with laser tattoo removal as of October 3, 2007.

Intellectual Property

Dr. TATTOFF owns the rights to the registered trademark Dr.TATTOFF, among others, and will vigorously protect its intellectual property rights under its registration. Dr. TATTOFF has other trade names currently pending registration and continually seeks to protect its intellectual property.

Company Structure/Employees

As of June 30, 2007, Dr. TATTOFF had 14 employees, 12 of whom were full-time.

As Dr. TATTOFF expands into new markets throughout the United States, a district manager will coordinate site development and oversee laser clinics performance for approximately ten laser clinics. An overseeing or procedure performing physician will be affiliated with each laser clinic in accordance with applicable state law and regulatory requirements. Each laser clinic is expected to have a staff that includes a nurse who will operate the laser and perform medical and aesthetic procedures; a technician to assist the nurse and physician; and a Dr. TATTOFF manager to oversee the operations of a specific clinic, including marketing and services.

Government Regulation

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both Dr. TATTOFF and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operation of Dr. TATTOFF may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. Dr. TATTOFF believes that it will be in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by Dr. TATTOFF or its contracting physicians could have a material adverse effect on the financial condition of Dr. TATTOFF and could result in the cessation of business by Dr. TATTOFF.

AMA Ethical Guidelines

The American Medical Association’s Council on Ethical and Judicial Affairs of the American Medical Association (“AMA”) has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available.

State

Under California law, a business entity such as Dr. TATTOFF is not permitted to engage in the practice of medicine, although Dr. TATTOFF may provide management services to a medical practice so long as it does not exercise excessive control over the medical practice and is otherwise in compliance with legal requirements. Dr. TATTOFF provides marketing and practice management services to physicians as provided in the Management Services Agreement. See “Certain Transactions.” The existing Management Services Agreement between Dr. TATTOFF and William Kirby, D.O. is intended to comply with these legal requirements. The ability of Dr. TATTOFF to meet its operating and financial obligations will be predicated on its ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by Dr. TATTOFF constitutes excessive control over a physician’s medical practice or that the compensation payable to Dr. TATTOFF is excessive or that Dr. TATTOFF is otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect Dr. TATTOFF’s finances.

California Anti-Kickback Provisions

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000.00, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business & Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) and the ownership interest is not based on the number or value of any patients referred. Section 652.5 provides that Dr. TATTOFF can be guilty of a misdemeanor in the event the physician violates Section 650.

Dr. TATTOFF believes that its relationships with physicians at its laser clinics are in compliance with California’s anti-kickback statutes. Dr. TATTOFF’s distributions will be made in accordance with each member’s respective membership ownership and/or capital investment, and will not be based on the volume or value of any referrals by physicians who are members of Dr. TATTOFF. There is a risk that the allocation of profits and losses of Dr. TATTOFF or distributions to the members or other elements of the offering might be found to constitute a violation of Business and Professions Code Section 650 and/or Health and Safety Code Section 445. There is also a risk that Dr. TATTOFF’s marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. Dr. TATTOFF cannot assure that government enforcement agencies will not view a physician member's distributions as illegal remuneration in return for any referrals the member makes, or that Dr. TATTOFF’s marketing efforts will not be viewed as violating Health and Safety Code Section 445.

If the managers, in good faith, determine that termination of all or a portion of a member’s interest as a member of Dr. TATTOFF is necessary or desirable as a result of legal or regulatory requirements, as the same may be amended or enacted from time to time, which (1) make it unlawful for a licensed health care professional who is a member, or a relative or affiliate of such a member, to refer patients to the business operated by Dr. TATTOFF or its affiliates; (2) makes the receipt of distributions from an entity such as Dr. TATTOFF by a licensed health care professional, or a relative or affiliate of such person, a prohibited referral fee; or (3) makes it unlawful or difficult for an entity such as Dr. TATTOFF to conduct its business; then, in such event, Dr. TATTOFF shall have the option to purchase, and if such option is exercised, such member shall be required to sell, his or her Dr. TATTOFF Unit at a price equal to such member’s percentage multiplied by the book value of Dr. TATTOFF as determined by Dr. TATTOFF’s accountant. However, Dr. TATTOFF cannot assure that it will have sufficient funds to acquire such Units at the time of repurchase. In the event Dr. TATTOFF is unable to purchase such member’s Unit, the members of Dr. TATTOFF will have the option to purchase the Unit on a pro rata basis.

Description of Property

Dr. TATTOFF currently leases its office space for clinics and certain office equipment under noncancelable operating lease agreements. Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. In September 2007, Dr. TATTOFF leased 4,600 square feet of office space in Beverly Hills, California as its principal executive offices for a term of eleven and one-half months. Dr. TATTOFF’s current facilities may not be adequate for its needs in the future as it is anticipated the company will increase the number of clinics it operates and manages.

MANAGEMENT

Directors and Officers of the Company

Name	Age	Title

Roland Rick Perry	48	Chief Executive Officer, Chief Financial Officer, President, Director

Roland Rick Perry. Mr. Perry currently serves as president of Internet PR Group, a public relations and independent research and consulting firm based in California. Mr. Perry has served as president of Internet PR Group since 1998. Mr. Perry attended Southern Illinois University, Loyola of Chicago and University of California, Los Angeles.

Mr. Perry has served as our Chief Executive Officer, Chief Financial Officer, President, and Director since his appointment on August 15, 2005. Our directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

The directors receive no compensation for serving as such, other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board. Mr. Perry, the current executive officer of our company, devotes approximately 20% of his time to our affairs.

Upon consummation of the merger, our sole director and officer will resign, and the following members and officers of Dr. TATTOFF will be our directors and officers as set forth below:

Name	Age	Position
John Klobnak	56	Director, Chairman of the Board of Directors
James Morel	36	Chief Executive Officer, Director
William Kirby, D.O.	34	Director, Medical Director
Howard Sampson	57	Chief Financial Officer, Vice President of Finance
Ian Kirby	28	Chief Marketing Officer

John Klobnak. John Klobnak is expected to be named Chairman of the Board of Directors of the surviving company. Mr. Klobnak served as Chairman and Chief Executive Officer of Laser Vision Centers, Inc. (“LaserVision”) from July 1988 to May 2002. Effective May 15, 2002, LaserVision merged with TLC Vision Corporation (NASDAQ: TLCV) and became a subsidiary of TLCVision. From May 2002 to August 2004, Mr. Klobnak served on the board of directors of TLCVision as Vice-Chairman of the Board. Mr. Klobnak also served on the corporate governance committee of the Board of TLC Vision. From 1990 to 1993, Mr. Klobnak served as LaserVision's Chairman, President and Chief Executive Officer. From 1986 to 1988, he served as Chief Operating Officer and subsequently President of MarketVision, a partnership acquired by LaserVision upon its inception in 1988. Prior to 1986, Mr. Klobnak was engaged in marketing and consulting. Mr. Klobnak also served as Chairman of the Board of Directors of Quick Study Radiology, Inc. from 1999 to 2006.

James Morel. James Morel will serve as the Company’s new Chief Executive Officer and a member of the Board of Directors following the completion of the merger. Mr. Morel created DRTATTOFF LLC and the registered trademark, Dr. TATTOFF, in 2004 as a marketing and management company for physicians interested in providing tattoo removal. From 2001 to 2004, Mr. Morel served as a producer and partner in Gorilla Advertising, a syndicated television commercial production company and Mackenzie-Morel Entertainment, an independent television production company. He developed and produced “Star Dates” for E!Television. As a partner in Mackenzie-Morel, he worked with numerous Hollywood networks and production companies. Mr. Morel was the founder and President of 1-800-POSTCARDS, a promotional printing company based in New York City and Los Angeles from 1995 to 2000. Also from 1995 to 2000, Mr. Morel served as Publisher and Editor of POPsmear magazine, an arts and entertainment print magazine with international distribution. He oversaw a staff that produced articles and photographs covering the entertainment, music and art world. Mr. Morel holds a BA degree from Syracuse University’s Newhouse School of Communications and School of Arts & Sciences with a dual major of Advertising and Psychology and minor in Marketing. Mr. Morel filed for personal bankruptcy in October of 2001. This bankruptcy was discharged in December of 2002.

William Kirby, D.O. William Kirby, D.O. will serve as the Medical Director and a member of the Company’s Board of Directors following the completion of the merger. Dr. Kirby has been the Medical Director of Dr. TATTOFF since 2004. Dr. Kirby has been a licensed physician since 2002 in California. Dr. Kirby’s medical practice is limited to dermatology with an emphasis on laser tattoo removal, cutaneous oncology, and facial cosmetic procedures. He is also the recipient of the Koprice award for his presentation on laser tattoo removal procedures and is considered by many to be one of the leading medical authorities on laser tattoo removal techniques. He has also published extensive works on this subject. Dr. Kirby has a degree in biology from Emory University and a D.O. from Nova Southeastern University. He did his first year of postgraduate training in Internal Medicine at Mount Sinai Medical Center & Miami Heart Institute in Miami Beach, Florida in 2001. His Dermatology residency training took place in association with Western University/Pacific Hospital where he served as Chief Resident in the Department of Dermatology.

Howard Sampson. Howard Sampson will serve as the Company’s Chief Financial Officer and Vice President of Finance following the completion of the merger. Mr. Sampson started as a consultant to Dr. TATTOFF in April 2007 and assumed the role of Vice President of Finance and temporary Chief Financial Officer in June 2007. Prior to that time, Mr. Sampson served as Vice President and Chief Financial Officer for iVOW, Inc. from July 2004 to August 2005, for The Immune Response Corporation from May 1999 to July 2002 and for Genta Inc. from December 1991 to October 1996. Mr. Sampson also was employed by Gen-Probe Inc. from 1986 to 1990 where he held various positions including Controller and Treasurer and Chief Financial Accountant. Mr. Sampson has also held various senior consulting positions with both public and private corporate medical clients between periods of employment. Mr. Sampson has participated in numerous public and private financings. Mr. Sampson also serves as a director on the Board of a private company. Mr. Sampson is a Certified Public Accountant (California) and began his career in public accounting with KPMG in San Diego. Mr. Sampson is a graduate of San Diego State University.

Ian Kirby. Ian Kirby will serve as the Company’s Chief Marketing Officer following the completion of the merger. From February 2007 through October 2007, Mr. Kirby served as Executive Creative Director for Art Machine, an entertainment advertising agency, where he was responsible for servicing and growing existing accounts, bringing in new ones, and directing creative aspects of projects from a diverse range of clients. Prior to that in 2006, Mr. Kirby developed pitch presentations for Strategic Group, a New York-based company specializing in brand and image creation for a variety of clients. From 2002 to 2006, Mr. Kirby worked for Shoolery Design, another entertainment advertising agency, serving over two years as the Director of the Television department. From 2001 to 2002, Mr. Kirby headed West Coast Sales and Marketing efforts for Malaguti USA, the sole American importer of a European motor scooter company. Mr. Kirby holds a degree in Business Administration from the University of Florida.

Committees

To date, we have not formed any audit, compensation, or nominating committee. The board of directors has acted as our audit committee. Upon the acquisition of Dr. TATTOFF, we intend to form an audit committee, nominating committee and compensation committee.

Code of Ethics

Our board of directors has adopted a code of ethics. The purpose of the code of ethics is to focus the board and each director and officer of our company on areas of ethical risk, provide guidance to directors and officers to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability.

Family Relationships

There are no family relationships between or among the executive officers and directors of the Company either prior to or after the merger with Dr. TATTOFF. Dr. William Kirby, the Company’s future Director and Medical Director upon completion of the merger, and Ian Kirby, the Company’s future Chief Marketing Officer are brothers.

Executive Compensation

Lifesciences

No compensation has been paid to any officers or directors of Lifesciences since inception. We do not expect to pay any direct or indirect compensation to our officers and directors. There are no understandings or arrangements otherwise relating to compensation.

DR TATTOFF, LLC

The following table sets forth certain information concerning the compensation for services rendered in all capacities to Dr. TATTOFF for the fiscal years ended December 2006 and 2005 of Dr. TATTOFF's chief executive officer (principal executive officer) and the two most highly compensated executive officers of Dr. TATTOFF other than the chief executive officer, who are referred to in this section as the named executive officers.

Summary Compensation Table

								Change in Pension
					Stock	Option	Non-Equity Incentive Plan	Value and Nonqualified Deferred Compensation	All Other
Name and Principal Position		Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
			($)	($)	($)	($)	($)	($)	($)	($)

James Morel	Chief Executive	2006	$77,801	$-	$-	$-	$-	$-	$42,119	$119,920
	Officer, Director	2005	$44,400	$-	$-	$-	$-	$-	$27,112	$71,512
Howard Sampson	Chief Financial Officer, Vice	2006	$-	$-	$-	$-	$-	$-	$-	$-
	President of Finance	2005	$-	$-	$-	$-	$-	$-	$-	$-

Option Grants

As of the date of this proxy statement/prospectus, neither Lifesciences nor Dr. TATTOFF has granted any options.

Stock Option Plans

Neither Lifesciences nor Dr. TATTOFF have stock option plans in place.

Employment Agreements

Lifesciences has no employment agreements in place.

Dr. TATTOFF entered into an Employment Letter of Understanding with Howard Sampson, effective June 16, 2007, who agreed to serve initially as Dr. TATTOFF’s temporary Chief Financial Officer through completion of the merger and then transitioning to full time Chief Financial Officer upon mutual agreement with the company. The agreement provides for a salary of $100 per hour and grants Mr. Sampson a warrant to purchase the equivalent of 200,000 shares of common stock of Lifesciences, contingent upon the completion of the merger. The exercise price of the warrant is $0.80, the fair market value of a Dr. TATTOFF Unit as of the date of the grant. The warrant vests in the following manner: twenty five percent (25%), or 50,000 shares, upon completion of the merger, then vesting monthly in equal installments over the next three years for the remaining 150,000 shares.

Effective October 2, 2007, William Kirby, D.O. accepted Dr. TATTOFF’s offer of employment to serve as Dr. TATTOFF’s full-time Medical Director and will receive an annual salary of $150,000. Dr. Kirby is eligible for all health and welfare insurance benefits offered to all other Dr. TATTOFF employees as of the effective date. Dr. Kirby also agreed to execute Dr. TATTOFF’s confidentiality, non-compete agreement. There is no specified term for Dr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

Effective October 19, 2007, Ian Kirby, Dr. William Kirby’s brother, accepted Dr. TATTOFF’s offer of employment to serve as Dr. TATTOFF’s full-time Chief Marketing Officer and will receive an annual salary of $150,000. Mr. Kirby will be eligible for all health and welfare insurance benefits offered to all other Dr. TATTOFF employees effective thirty (30) days from the start date of his employment. In addition to his base salary, Mr. Kirby will be eligible to participate in any bonus plans, incentive compensation programs and stock option plans, if any, as may be in effect from time to time, at a level consistent with his position and with Dr. TATTOFF’s then current policies and practices. Mr. Kirby also agreed to execute Dr. TATTOFF’s confidentiality, non-compete agreement. There is no specified term for Mr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LIFESCIENCES OPPORTUNITIES INCORPORATED

Basis of Control and Ownership of Related Parties

Messrs. Keyser and Poliak, our former executive officers, also serve as executive officers for Ark Venture Capital, our majority shareholder. Effective August 15, 2005, Messrs. Keyser and Poliak resigned as officers and directors of our company. Simultaneous with their resignations, they appointed Roland Perry to serve as sole director, chief executive officer, chief financial officer and president of our company.

Other Certain Transactions

Upon our inception, we issued 40,000 shares of our common stock to Ark Venture Capital, Inc. in consideration of $5,000. Ark Venture Capital paid approximately $0.125 per share. In addition, Ark Venture Capital has advanced our company $21,000, all of which remains outstanding as of October 1, 2007. These advances are non-interest bearing and payable on demand. Our former officers and directors are the principal shareholders and executive officers of Ark Venture Capital and maintain voting control over Ark Venture Capital.

Effective August 15, 2005, Mr. Perry purchased 13,500 shares of our common stock from Ark Venture Capital in consideration of $2,025. Our company did not receive any proceeds from this transaction.

On May 16, 2007, Roland Perry sold 6,048 shares of our common stock to John J. Klobnak in consideration of $3,037.50. On May 16, 2007, Ark Venture Capital sold 11,925 shares of our common stock to John J. Klobnak in consideration of $5,962.50. The Company was not a party to these transfers. Mr. Klobnak subsequently transferred 9,000 shares to the Klobnak Irrevocable Trust. Mr. Klobnak disclaims any beneficial interest in the trust.

Since inception, our company, pursuant to an oral agreement with Ark Financial Services, Inc., has maintained at no cost to us, our executive offices. The offices are in approximately 1,100 square feet of office space located at 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services.

The net proceeds of this offering were deposited promptly into a non-interest bearing escrow account. Pursuant to Rule 419, Dawson James Securities, Inc. has established a separate bank account on our behalf. Dawson James is controlled by Ark Financial Services, Inc. Our former officers and directors control Ark Financial Services. We will not compensate Dawson James for its services.

DRTATTOFF, LLC – CERTAIN TRANSACTIONS

Certain Guarantees

William Kirby, the Medical Director, personally guaranteed certain lease obligations of Dr. TATTOFF and its affiliates. These obligations include the three real estate leases associated with the laser clinics operated by Dr. TATTOFF in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain equipment leases of Dr. TATTOFF.

James Morel, Dr. TATTOFF’s Chief Executive Officer, personally guaranteed one of the real estate leases associated with Dr. TATTOFF’s corporate offices in Beverly Hills, California.

Promissory Notes of Certain Related Parties

Dr. TATTOFF has made three promissory notes to Christopher Knight, a member and manager of Dr. TATTOFF. The first note, dated February 15, 2007, is in the principal amount of $138,000. The second note, dated February 27, 2007, is in the principal amount of $25,000. The third note, dated March 17, 2007, is in the principal amount of $75,000 (collectively, the “Knight Notes”). Each of the three Knight Notes is due nine months from the date of issuance and accrues interest at an annual rate of five percent. The Knight Notes are convertible into Dr. TATTOFF’s equity securities in the event Dr. TATTOFF completes a financing transaction that results in gross proceeds to Dr. TATTOFF equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the Knight Notes) occurs, the Knight Notes shall be convertible into an aggregate of 23.8% of the equity ownership of Dr. TATTOFF (prior to giving effect to certain circumstances). As additional consideration for purchasing the Knight Notes, Dr. TATTOFF issued Mr. Knight a four percent (4%) equity position in Dr. TATTOFF at the time of issuance, which upon effecting the merger, would entitle Mr. Knight to receive 297,000 shares of Lifesciences common stock.

Dr. TATTOFF has also issued two promissory notes to William Kirby, the Medical Director of Dr. TATTOFF, and Scott Woodruff, a managing member of Dr. TATTOFF, in the principal amount of $52,000 and $10,000, respectively. The notes issued to Dr. Kirby and Mr. Woodruff were issued on February 15, 2007, and are due and payable nine months following the issue date. These notes accrue interest at an annual rate of seven percent. They have an identical conversion provision as contained in the Knight Notes, and upon an Event of Default, are convertible into 5.195% and .999% of the equity ownership of Dr. TATTOFF, respectively (prior to giving effect to certain circumstances). However, Dr. Kirby and Mr. Woodruff have agreed to amend their respective promissory notes to delete their right, upon an Event of Default, to convert the promissory note into an equity stake in Dr. TATTOFF, and to extend the due dates of such notes to March 31, 2008. Dr. TATTOFF issued second promissory note to Mr. Woodruff, dated August 18, 2006, in an aggregate principal amount of $50,000. The terms of this second promissory note are identical to the terms of Mr. Woodruff’s first promissory note described above. As additional consideration for purchasing the notes, Dr. TATTOFF issued Dr. Kirby and Mr. Woodruff an aggregate of one percent (1%) equity position in Dr. TATTOFF at the time of issuance. Upon effecting the merger, this would entitle Dr. Kirby and Mr. Woodruff to receive 64,725 and 12,450 shares of Lifesciences common stock, respectively.

Dr. TATTOFF issued three additional promissory notes, each with an aggregate principal amount of $12,000 to James Morel, Christopher Knight and William Kirby, respectively. These notes bear interest at an annual rate of three percent and were issued on November 15, 2005. These promissory notes were originally due upon demand, but were amended, as of July 3, 2007, such that they are due April 1, 2008. The principal balance on the three promissory notes was repaid on October 1, 2007.

Additional Indebtedness

On June 15, 2007, Dr. TATTOFF issued a convertible promissory note in the principal amount of $150,000 to an investor due the earlier of (i) 180 days following the issue date and (ii) two days following the effective date of the Merger, (the “June Convertible Note”). The June Convertible Note bears interest at an annual rate of ten percent. The June Convertible Note is convertible into shares of common stock of Lifesciences only in the event Dr. TATTOFF is merged into Lifesciences at a future date. In addition to the Convertible Note, Dr. TATTOFF issued to the investor warrants to purchase 1,112 Units of Dr. TATTOFF (“June Warrants”). The warrants have a five year term and an exercise price equal to $92.72 if the warrant is exercised prior to the Merger. The exercise price and number of warrants issuable upon exercise is adjustable upon the consummation of the Merger or any combination or subdivision of the outstanding Units of Dr. TATTOFF. Effective August 1, 2007, the managing members of Dr. TATTOFF declared a 75 for 1 forward split of the outstanding Units of Dr. TATTOFF. Accordingly, the warrants were adjusted such that the exercise price is $1.25 per unit and the total number of units issuable upon exercise is 82,483.

On July 25, 2007, Dr. TATTOFF issued two additional convertible promissory notes with a principal amount of $150,000 to an investor and a principal amount of $75,000 to Ian Kirby. These convertible promissory notes have identical terms to the June Convertible Note. Dr. TATTOFF also issued to Mr. Kirby warrants to purchase 556 Units of Dr. TATTOFF and to the investor a warrant to purchase 1,112 Units of Dr. TATTOFF with identical terms as the June Warrants. Mr. Kirby is the brother of Dr. William Kirby, Dr. TATTOFF’s Medical Director. Effective August 1, 2007, the managing members of Dr. TATTOFF declared a 75 for 1 forward split of the outstanding Units of Dr. TATTOFF. Accordingly, the warrants were adjusted such that the exercise price is $1.25 per unit and the total number of units issuable upon exercise is 82,483 to the investor and 41,241 to Ian Kirby.

Management Services Agreement

Will Kirby, D.O., individually as a physician, and Dr. TATTOFF entered into a Management Agreement on August 31, 2004, which was superseded by the Management Agreement dated December 20, 2005. Pursuant to the terms of the Management Agreement, Dr. TATTOFF provides technical, management, administrative, marketing and support services and equipment to the sites whereby Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by Dr. TATTOFF. The initial term of the Management Agreement was one year and renewed automatically for successive one year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the Management Agreement. The agreement also provides for such other termination events as set forth in the Management Agreement. The Management Agreement was subsequently amended in August 2007, such that the term of the Management Agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009.

The August 2007 amendment increased the amount that Dr. Kirby is required to pay Dr. TATTOFF for management services to 65% of the gross revenues of the physician in 2004 and 2005, and 60% in 2006 through 2009.  The foregoing description of the Management Agreement is a general description only and is qualified in its entirety by reference to the Management Agreement, and the amendment thereto, which are filed as Exhibits 10.1 and 10.2 to this proxy statement/prospectus and incorporated herein by reference.

Other Certain Transactions

On July 23, 2007, Dr. TATTOFF entered into a Finders Fee Agreement with Dawson James Securities, Inc., Lifesciences’ escrow agent. In connection with the issuance of the July 25, 2007 convertible promissory note with a principal amount of $150,000, Dr. TATTOFF became obligated to pay Dawson James a cash fee of ten percent (10%) of the value of the transaction, as well as issue Dawson James warrants equal to ten percent (10%) of the value of the transaction (“Dawson James Warrants”). The warrants contain customary terms, including, but not limited to, demand and piggyback registration rights, and cashless exercise provisions.

In connection with a private financing, Dr. TATTOFF is obligated to pay its placement agent, Brookshire Securities Corporation (“Placement Agent”) and any other participating broker dealers engaged by the Placement Agent, a commission of eight percent (8%) of the aggregate gross proceeds of the private financing plus a non-accountable expense allowance of two percent (2%) of such proceeds. In addition, the Placement Agent is entitled to receive five-year warrants (the “Placement Agent Warrant”) to purchase, at an exercise price of $1.25 per share, Dr. TATTOFF Units equal to ten percent (10%) of the Units sold by the Placement Agent. The warrant contains customary terms, including, but not limited to, demand and piggyback registration rights, and cashless exercise provisions. Effective October 5, 2007, the Placement Agent is entitled to receive a warrant to purchase 19,450 Units pursuant to this agreement and cash commissions of $19,450.

On August 14, 2007, the Placement Agent entered into a selected dealer agreement with Dawson James Securities, Inc., whereby Dawson James is entitled to cash commissions of eight percent (8%) and a Placement Agent Warrant to purchase Dr. TATTOFF Units equal to eight percent (8%) of the number of units sold by Dawson James in the private financing, whose subscriptions are accepted by Dr. TATTOFF and the Placement Agent. Effective October 5, 2007, Dawson James is entitled to receive cash commissions of $77,800 and a Placement Agent Warrant to purchase 77,800 Dr. TATTOFF Units.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this prospectus and reflects the reconfirmation of the sale of 5,000 shares subscribed for under this prospectus and as adjusted to reflect the forward split merger with Dr. TATTOFF, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of common stock by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director and named executive officer, and (3) officers and directors as a group. Unless otherwise indicated, the address of each of the individuals and entities affiliated with Lifesciences below is 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432. Unless otherwise indicated, the address of each of the individuals and entities affiliated with Dr. TATTOFF is 8447 Wilshire Boulevard., Suite 102, Beverly Hills, CA 90211.

	Number of Shares			Percentage of Share Ownership
Name and Address	Pre Merger	Post Forward Split	Following Merger	Prior to Merger	After Merger (2)

Roland Rick Perry	7,425	412,088	412,088	16.5%	3.8%
Ark Venture Capital, Inc.(1)	14,575	808,913	808,913	32.4%	7.4%
Klobnak Irrevocable Trust (3)	9,000	499,500	499,500	20.0%	4.6%
John J. and Valerie J.S. Klobnak (4)	8,024	445,332	445,332	17.8%	4.1%

Lifesciences Officers and Directors as a group (1 person)	7,425	412,088	412,088	16.5%	3.8%

John Klobnak	8,024	445,332	445,332	17.8%	4.1%
James Morel (5)	0	0	0	0.0%	0.0%
William Kirby, D.O. (5)	0	0	64,725	0.0%	0.6%
Howard Sampson (6)	0	0	0	0.0%	0.0%

Pacific Holdings Syndicate LLC (5)	0	0	6,712,500	0.0%	61.2%

Dr. TATTOFF, Inc. Officers and Directors as a group (4 persons)	8,024	445,332	510,057	17.8%	4.6%

(1) Voting control of Ark Venture Capital, Inc. is held by Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences.

(2) Assuming 10,970,000 shares of common stock issued and outstanding based on the holdings of each company respectively as of October 5, 2007.

(3) The address of the Klobnak Irrevocable Trust is 16 Briarcliff, St. Louis, Missouri 63124.

(4) It is anticipated that upon completion of the proposed merger, John J. Klobnak will be appointed to serve as member and Chairman of the Board of Directors of the Company. Mr. Klobnak’s address is 229 North Spoede Road, St. Louis, Missouri 63141.

(5) Mr. Morel, the Company’s future Chief Executive Officer and director, and Mr. Kirby, the Company’s future director, own approximately 42.5% and 13.9% of Pacific Holdings Syndicate, LLC, respectively, and are managing members of Pacific Holdings Syndicate, LLC.

(6) Upon completion of the merger, Mr. Sampson is entitled to receive warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.80. The warrant vests in the following manner: twenty five percent (25%), or 50,000 shares, upon completion of the merger, then vesting monthly in equal installments over the next three years for the remaining 150,000 shares.

LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against Lifesciences.

There is no litigation pending or threatened against Dr. TATTOFF.

MARKET FOR OUR COMMON STOCK

There is no trading market for Dr. TATTOFF units or Lifesciences common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As of October 5, 2005, Dr. TATTOFF has twenty three (23) members holding an aggregate of 8,472,500 Units, Lifesciences has twenty three (23) shareholders holding an aggregate of 40,000 shares of common stock, and an additional seven (7) potential shareholders of an aggregate of 5,000 shares of common stock who must decide whether or not to reconfirm the offering before they can become shareholders. After giving effect to the 1-to-55.5 forward split, the merger with Dr. TATTOFF, and assuming reconfirmation by all investors, the Company will have fifty three (53) shareholders of record of 10,970,000 outstanding shares, based on the holdings as of October 5, 2007, subject to adjustment under the terms of the merger agreement. The Company will also be obligated to issue warrants to purchase shares of our common stock at an exercise price of $1.25 per share.

Pursuant to certain Registration Rights Agreements entered into by Dr. TATTOFF, 45 days following the consummation of the merger, the Company will be required to file a registration statement with the Securities Exchange Commission to register the Securities, as defined in the agreement, pursuant to the Securities At of 1933, as amended. The Company will be required to keep the registration statement effective until the earlier of (i) the date that all of the Securities have been sold or (ii) two years from the effective date of the registration statement. See “Registration Rights Agreement.”

We are currently not seeking listing of the shares on any trading market or exchange. So long as we have net tangible assets of $5,000,000 or less, transactions in the shares shall be subject to Rule 15g promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the shares is at least $5.00 per share. Rule 3a51-1 generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has:

(1) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for at least three years,

(2) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or

(3)  average revenue of at least $6,000,000 for the preceding three years.

Unless an exemption is available, Rule 15g requires the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock”, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. A market in our stock may never develop due to these restrictions.

Rule 15g-8 under the Exchange Act prohibits trading in the escrowed shares of common stock.

We cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on the Over the Counter Bulletin Board or a national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities could take place on the NASD OTC Bulletin Board or in the "pink sheets." In that event, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

Escrow

The common stock sold in the offering to which this prospectus relates will remain in escrow until our closing of a business combination with Dr. TATTOFF under the requirements of Rule 419. If we do not complete a business combination under Rule 419 on or before December 14, 2007, then we will be required to unwind the offering and return the funds raised in this offering to the investors and the escrow agent will promptly return the funds to the investors without interest.

Escrow Agent

The escrow for our common stock is Dawson James Securities, Inc., Boca Raton, Florida. Dawson James Securities, Inc. will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our shareholders. If the shareholders have not approved a business combination by December 14, 2007, all proceeds will be promptly returned to the shareholders and the stock certificates will be canceled.

DESCRIPTION OF SECURITIES

General

Under our Articles of incorporation, we are authorized to issue 80,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. The following is a summary description of our capital stock.

Common Stock

As of October 5, 2007, there were 40,000 shares of common stock outstanding. The shares were held of record by twenty three (23) shareholders. Lifesciences closed its 419 stock offering where 5,000 shares purchased by seven (7) investors are held in escrow pending:

•	distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of Dr. TATTOFF; and

•	the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

Holders of Lifesciences common stock which will be converted to Dr. TATTOFF, Inc. stock is entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of Dr. TATTOFF, Inc. common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy."

In the event of our liquidation, dissolution or winding up, holders of the Company’s common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock.

Preferred Stock

Under our Articles of Incorporation, the board of directors is authorized, without shareholder approval, to issue from time to time up to 20,000,000 shares of preferred stock, including dividend rights, and liquidation preferences, that the board of directors may determine. There are no preferred shares issued or outstanding. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. There are currently no preferred shares designated or outstanding.

Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock, and subject to the liquidation rights and preferences of the Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

Warrants

Under the terms of the merger agreement, Lifesciences shall be obligated to issue warrants to certain Dr. TATTOFF members to purchase shares of the Company’s common stock. The warrants have a term of five years and an exercise price of $1.25. The warrant exercise price is subject to adjustments for stock splits, stock dividends, mergers, reorganizations and asset sales. Certain of these warrants have been issued pursuant to the Finder’s Fee and Placement Agent agreements described above, which also contain demand and so called “piggyback” registration rights, as well as cashless exercise provisions.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by Dr. TATTOFF, 45 days following the consummation of Dr. TATTOFF’s proposed merger into Lifesciences, Lifesciences shall be required to file a registration statement with the Securities Exchange Commission to register the Securities, as defined in the agreement, pursuant to the 1933 Act. The Company is required keep the registration statement effective until the earlier of (i) the date that all of the Securities have been sold or (ii) two years from the effective date of the registration statement. We generally must pay all expenses, except for underwriters’ discounts and commissions, incurred with the exercise of the registration rights. Furthermore, from the closing of the private financing and for a period ending in the first anniversary of the effective date of the registration statement, neither the Company nor any officer, managing member, director, or person owning five percent or more of the outstanding equity of the Company, shall be entitled to offer, issue, sell or otherwise dispose of any Securities without the prior written consent of the Placement Agent. The terms of the registration rights are more particularly set forth in the Registration Rights Agreement attached as Exhibit 10.24 and incorporated herein by reference.

Anti-Takeover Effects of Provisions of Florida law and Our Bylaws

Our Articles of Incorporation, bylaws and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner, which he reasonably believed to be in, or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

Transfer Agent

The transfer agent for our common stock is Florida Stock Transfer, Inc. Our transfer agent is located at 7130 Nob Hill Road, Tamarac, Florida 33321 and its telephone number is (954) 726-4954.

SHARES ELIGIBLE FOR FUTURE RESALE

There has been no public market for our common stock and we cannot assure you that a significant or any public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

If 100% of the investors reconfirm their investment, prior to the proposed merger transaction and 1 to 55.5 forward split, we will have 45,000 shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Act, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Act, described below. All of the shares to be issued to Dr. TATTOFF members when the merger is consummated will be restricted stock under Rule 144 and may not be sold under Rule 144 until they have been held for the applicable holding period, under the rule.

Certain of the shares of common stock to be issued to the Dr. TATTOFF members are subject to a Registration Rights Agreement requiring the company to file a registration statement with the Securities and Exchange Commission within 45 days of completing the merger to register such shares pursuant to the Act. See “Registration Rights.”

REPORTS TO SHAREHOLDERS

We are subject to the information requirements of the Exchange Act. We are currently required to file reports and other information with the Securities and Exchange Commission. We intend to furnish our shareholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We will also furnish our shareholders quarterly reports containing unaudited reviewed financial information.

LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Arnstein & Lehr LLP, 200 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

EXPERTS

Our financial statements as of and for the years ended January 31, 2007 and 2006, included in this proxy statement/prospectus, have been so included in reliance upon the reports of Jewett, Schwartz, Wolfe & Associates, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

Dr. TATTOFF's financial statements as of and for the years ended December 31, 2006 and 2005 included in this proxy statement/prospectus, have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is included elsewhere in this proxy statement/prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limits the liability of directors to the maximum extent permitted by Florida law. Florida law permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its shareholders;

•	acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

Our Articles of Incorporation and our bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We intend to obtain an insurance policy that will insure our directors and officers against losses, above a deductible amount, from specified types of claims.

The limited liability and indemnification provisions in our Articles of Incorporation and bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our shareholders. A shareholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Members
DRTATTOFF, LLC

We have audited the accompanying balance sheets of DRTATTOFF, LLC (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, changes in members’ deficit and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, in September 2007, the Company entered into a merger agreement with a publicly traded “shell” company.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
October 1, 2007

DRTATTOFF, LLC
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005

ASSETS

CURRENT ASSETS
Cash	$761	$31,079
Prepaid expenses	27,378	32,360
Other current assets	6,900	5,925
	35,039	69,364

PROPERTY AND EQUIPMENT, net	363,072	275,076
OTHER ASSETS	21,641	8,946

Total assets	$419,752	$353,386

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$65,631	$19,686
Accrued and other liabilities	9,384	3,762
Note payable	17,104	21,726
Related party loans payable	182,876	31,281
Accrued compensation	69,311	27,112
Capital lease obligations, current	65,435	45,244
	409,741	148,811
LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	257,120	231,779
Related party notes payable	86,000	36,000
Total liabilities	752,861	416,590

Commitments and Contingencies

MEMBERS’ DEFICIT
Members’ deficit	(333,109)	(63,204)

Total liabilities and members’ deficit	$419,752	$353,386

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ DEFICIT
For the Years Ended December 31, 2006 and 2005

	2006	2005

REVENUES	$745,571	$281,444

OPERATING COSTS AND EXPENSES
Management service expenses	508,729	177,025
General and administrative expenses	417,405	204,986
Marketing and advertising	141,902	105,772
Depreciation and amortization	63,695	16,971

OPERATING LOSS	(386,160)	(223,310)

NET INTEREST EXPENSE	33,745	11,550

NET LOSS	(419,905)	(234,860)

MEMBERS’ DEFICIT - beginning of year	(63,204)	(13,344)

CASH CONTRIBUTIONS	150,000	185,000

MEMBERS’ DEFICIT - end of year	$(333,109)	$(63,204)

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(419,905)	$(234,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,695	16,971
Changes in operating assets and liabilities:
Prepaid expenses and other assets	4,007	(37,311)
Accounts payable	45,945	16,089
Related party payable	1,848	15,028
Accrued and other liabilities	47,821	30,874
Net cash used in operations	(256,589)	(193,209)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(151,691)	(287,819)
Security deposits and other assets	(12,695)	(8,180)
Net cash used in investing activities	(164,386)	(295,999)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital lease financing	91,471	280,924
Principal payments on capital lease financing	(45,937)	(13,713)
Proceeds from issuance of notes payable	19,135	23,541
Principal payments on notes payable	(23,759)	(1,815)
Members’ contributions	150,000	185,000
Proceeds from related party loans payable	149,747	16,678
Proceeds from related party notes payable	50,000	26,000
Net cash provided by financing activities	390,657	516,615

Net (decrease) increase in cash	(30,318)	27,407

CASH - beginning of year	31,079	3,672

CASH - end of year	$761	$31,079

SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash paid during the period for:
Interest	$23,276	$11,180

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

1.	ORGANIZATION AND NATURE OF BUSINESS

DRTATTOFF, LLC (“Dr.TATTOFF”, “we” or “Company”) was organized as a limited liability company in the state of California on August 18, 2004, for the purpose of developing clinics and providing marketing and practice management services to licensed physicians who perform tattoo removal, hair removal services and laser-based skin care services. The Company operates under a management services agreement with a contracting physician where we provide practice management services to the contracting physician for a fee based on a percentage of revenues. See Note 9.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

The accompanying financial statements reflect the financial position, results of operations and cash flows of Dr.TATTOFF. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 2006 and 2005, the Company had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, the Company raised funds through the issuance of convertible promissory notes with investors and through a private placement of Dr.TATTOFF’s member capital to qualified investors to provide additional working capital. The Company plans to obtain additional financing through its merger plans with a public shell company and the sale of equity in the resulting merged entity. See Subsequent Events in Note 12. There can be no assurance that such financing will be available on acceptable terms, or at all.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. As of the balance sheet dates all cash balances were in an interest-bearing bank account and the Company had no cash equivalents.

Fair Value of Financial Instruments

Cash, accounts payable and accrued expenses are stated at their respective carrying values, which approximate their fair values primarily because of the short maturities of these instruments. The fair value of related party notes and loans payable are not determinable due to their related-party nature. The capital lease obligations bear interest at rates representative of current market rates and therefore the recorded amounts approximate their fair values.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through December 31, 2006, there have been no such losses.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives. We use the following estimated useful lives for computing the depreciation expense: furniture and fixtures, 7 years; medical equipment, 7 years; other equipment, 3 to 5 years. Amortization of leasehold improvements is recorded using the straight-line method based on the lesser of the useful life of the improvement or the lease term, which is typically five years or less. We expense repair and maintenance costs as incurred. Assets recorded under capitalized leases are amortized to expense over the shorter of the lease term or life of the leased asset.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

Leases are accounted for in accordance with SFAS No. 13, Accounting for Leases. Leases are classified as either capital or operating as appropriate. For capital leases, the present values of the future minimum lease payments are recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the lesser of the lease term or useful life of the asset. For operating leases, the Company records lease expense over the term of the lease on a straight-line basis.

Revenue Recognition

The Company’s revenues are derived from management services provided to a contracting physician. The Company provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Services Agreement - See Note 9) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. Management services fees are paid by the contracting physician to the Company on a bi-weekly basis as earned, which is when the Company has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician. The Company recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2006 and 2005, advertising expense was $44,670 and $45,129, respectively.

Income Taxes

As a limited liability company, Dr.TATTOFF is not a taxable entity and the results of its operations are included in the tax returns of the members. Accordingly, no provision for income taxes is reflected in the accompanying financial statements for Dr.TATTOFF.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the realization of long-lived assets and those related to the valuation allowance on deferred tax assets.

Business Segments

The Company currently operates in one segment, that being management of laser-based tattoo and hair removal, and laser-based skin care services clinics. The Company’s operations are based in one geographic area of Southern California.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement focuses on creating consistency and comparability in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact of adopting SFAS 157 on our financial statements.

3.	PREPAID EXPENSES

Prepaid expenses consist of the following at December 31:

	2006	2005

Prepaid insurance	$27,378	$29,960
Prepaid rent	-	2,400

	$27,378	$32,360

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

4.	OTHER CURRENT ASSETS

Other current assets consist of the following at December 31:

	2006	2005

Supplies	$5,889	$4,914
Employee advances	1,011	1,011

	$6,900	$5,925

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2006	2005

Equipment	$332,638	$217,566
Furniture and fixtures	33,245	14,976
Leasehold improvements	61,886	59,736
	427,769	292,278
Less: Accumulated depreciation and amortization	(80,897)	(17,202)
Software development in progress	16,200	-

Property and equipment, net	$363,072	$275,076

Depreciation and leasehold amortization expense was $63,695 and $16,971 for the years ended December 31, 2006 and 2005, respectively.

Assets under capital leases are comprised of equipment purchases and leasehold improvements aggregating to $91,471 in 2006 and $289,319 in 2005. Depreciation expense recorded for these assets under capital leases amounted to $55,320 and $15,905, respectively, for 2006 and 2005.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

6.	ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consist of the following at December 31:

	2006	2005

Accrued salaries	$5,877	$3,264
Accrued vacation	1,678	-
Accrued interest	1,219	139
Deferred rent	610	359

	$9,384	$3,762

7.	NOTES PAYABLE

Notes payable for 2006 and 2005 consist of financed insurance premiums. The 2005 note was entered into on December 11, 2005, had a maturity date of September 11, 2006, and bore an interest rate of 13.2%. The 2006 note was entered into on December 11, 2006, has a maturity date of August 11, 2007 and bears an interest rate of 13.4%. The balance at December 31, 2006 and 2005 was $17,104 and $21,726, respectively.

8.	ACCRUED COMPENSATION

On August 6, 2005, the Company entered into a compensation agreement with a key executive. The agreement provides for certain minimum compensation to be paid to the executive not to exceed $10,000 per month. The compensation was due and payable for each month starting in August 2005 and ending in March 2007 but payment has been deferred by the key executive. The balance of accrued compensation at December 31, 2006 and 2005 was $69,311 and $27,112, respectively.

9.	RELATED PARTY TRANSACTIONS

Management Agreement

The Company entered into a management services agreement (“Management Agreement” or “Agreement”) with William Kirby, D.O., Inc. (“Kirby”), individually as a physician, effective August 31, 2004 whereby Dr.TATTOFF provides technical, management, administrative, marketing and support services and equipment to the clinic sites and Kirby medical personnel provide tattoo removal services. The Management Agreement currently covers all three laser clinics operated by Kirby. The initial term of the Management Agreement was one year and renewed automatically for successive

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

9.	RELATED PARTY TRANSACTIONS (continued)

Management Agreement (continued)

one-year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the agreement.  The agreement also provides for such other termination events as set forth in the agreement.  The Management Agreement was subsequently amended in August 2007, such that the term of the Agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. Under the current agreement, amended in August 2007, the physician is required to pay the Company 60% of the gross revenues of each laser clinic location on a bi-weekly basis starting in January 1, 2006 through August 30, 2009 and 65% from August 31, 2004 through December 31, 2005. The percentage of gross revenues paid to the Company for 2006 was $745,571 and $281,444 for 2005.

Related Party Loans Payable

Related party loans payable consist of the following at December 31, 2006 and 2005:

	2006	2005

Loans payable to an entity with common members, unsecured, noninterest bearing	$137,335	$16,678

Loans payable to an entity with common members, unsecured, noninterest bearing	16,451	14,603

Loans payable to an entity with common members, unsecured, noninterest bearing	29,090	-

	$182,876	$31,281

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

9.	RELATED PARTY TRANSACTIONS (continued)

Related Party Notes Payable

Related party notes payable consist of the following at December 31, 2006 and 2005:

	2006	2005

Notes payable to managing members, unsecured, interest rate at 3%, due April 1, 2008	$36,000	$36,000

Note payable to managing members, unsecured, interest rate at 3%, due March 31, 2008	50,000	-
	86,000	36,000
Less current maturities	-	-

	$86,000	$36,000

10.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office space and certain office equipment under noncancelable operating lease agreements.

Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. As of December 31, 2006, the approximate aggregate minimum future payments required on the operating leases are as follows:

2007	$187,244
2008	148,744
2009	145,244
2010	97,581
2011	12,240

$591,053

Rent expense for the years ended December 31, 2006 and 2005 was $164,388 and $52,785, respectively.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

10.	COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

As of December 31, 2006, the future minimum capital lease payments are as follows:

2007	$109,870
2008	109,870
2009	109,870
2010	53,590
2011	4,692
Total minimum lease payments	387,892
Less amount representing interest	(65,337)
Present value of minimum lease payments	322,555
Less current installments	(65,435)

Long-term obligations as of December 31, 2006	$257,120

Indemnifications

Under the Company’s operating agreement, the Company has agreed to indemnify its members and managing members for certain events or occurrences arising as a result of a member or managing member serving in such capacity. Such indemnification shall be provided regardless of whether the indemnitee continues to be a member or a managing member at the time any such liability or expense is paid or incurred. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

11.	PRO FORMA INFORMATION

The Company has excluded the pro forma disclosure required under SEC Regulation S-B Item 310(d) since the Company’s historical information as presented in these financial statements represent, in all material respects, what would be presented on a pro forma basis due to the lack of operations of the shell company.

12.	SUBSEQUENT EVENTS (Unaudited)

Financings

In February and March 2007, the Company issued five promissory notes to three managing members for a total of $300,000. The notes are due nine months from the date of issuance. Three notes bear interest of five percent and two bear interest of seven percent per annum, payable quarterly on the due date of the note. The Notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the Notes) occurs, the Notes shall be convertible into an aggregate of 23.8% of the Company’s equity.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

12.	SUBSEQUENT EVENTS (Unaudited) (continued)

Financings (continued)

In June and July 2007, the Company issued unsecured promissory notes to three lenders, one an existing member, for a total of $375,000. The notes mature at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger, and bear interest of 10% per annum compounded quarterly. The note is convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lender.

As additional consideration for the lender purchasing the note, the Company has issued the lender Warrants to purchase units of the Company at the price of $1.25 per unit. The Warrants are exercisable for a period of five years from the date of issuance. The Warrants provide that each lender is entitled to purchase that number of units of Dr.TATTOFF that equals 82,483 units, which takes into effect the 75:1 unit split (See Unit Split below).

In September 2007, the Company sold 872,500 Units at $1.00 per unit to qualified investors in a private placement. The Company received net proceeds of $781,500 from the sale. The Unit comprised of one partnership unit and a warrant to purchase ½-partnership unit at $1.25. The warrant has a 5-year term.

In connection with the private placement, the Company paid the placement agent a commission of eight percent of the aggregate gross proceeds of the private financing plus a non-accountable expense allowance of two percent of such proceeds. In addition, the placement agent was issued five year warrant to purchase, at an exercise price of $1.25 per share. Units equal to ten (10%) of the Units sold by the placement agent.

Reorganization

In March 2007, Dr.TATTOFF was a party to a reorganization that combined two other entities into one entity, Dr.TATTOFF. To accomplish the reorganization, the two other entities were merged into the Company with the Company being the surviving entity.

The other two entities were originally set up as operating entities for the individual clinics but were never utilized. Dr.TATTOFF was then merged into a holding company under common control with Dr.TATTOFF, and membership units of DR.TATTOFF were exchanged for shares in the holding company. Upon the completion of the merger, Dr.TATTOFF became a subsidiary of the holding company that currently holds a majority of the ownership of Dr.TATTOFF.

Merger

In September 2007, the Company entered into a Merger Agreement with Lifesciences, a “blank check company,” pursuant to which the Company will be merged with and into Lifesciences in a “public shell merger” (the “Merger”). Lifesciences is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Dr.TATTOFF units will be exchanged for shares of common stock of Lifesciences upon the closing of the merger.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

12.	SUBSEQUENT EVENTS (Unaudited) (continued)

Unit Split

In October 2007, the Company declared a seventy five to one (75:1) forward split, for presently issued and outstanding membership interests as of August 1, 2007.

DRTATTOFF, LLC
CONDENSED BALANCE SHEET
June 30, 2007
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$31,898
Prepaid expenses	18,022
Other current assets	6,900
56,820

PROPERTY AND EQUIPMENT, net	347,013
OTHER ASSETS	23,641

Total assets	$427,474

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$94,425
Accrued and other liabilities	28,411
Notes payable, net	127,431
Related party loans payable	60,061
Related party notes payable	315,145
Accrued compensation	71,311
Capital lease obligations, current	87,297
784,081
LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	192,321

Total liabilities	976,402

Commitments and Contingencies

MEMBERS’ DEFICIT	(548,928)

Total liabilities and members’ deficit	$427,474

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
CONDENSED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006

REVENUES	$473,416	$379,260

OPERATING COSTS AND EXPENSES
Management service expenses	275,715	232,115
General and administrative expenses	221,048	184,893
Marketing and advertising	257,301	85,305
Depreciation and amortization	35,745	29,739

OPERATING LOSS	(316,393)	(152,792)

NET INTEREST EXPENSE	74,201	16,974

NET LOSS	$(390,594)	$(169,766)

The accompanying notes are an integral part of these statements.

 DRTATTOFF, LLC
CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(390,594)	$(169,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,745	29,739
Amortization of note discount	54,927	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	9,355	15,399
Related party payable	52,337	(11,323)
Accounts payable	28,796	20,508
Accrued and other liabilities	21,027	19,991
Net cash used in operations	(188,407)	(95,452)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(19,685)	(131,530)
Security deposits and other assets	(2,000)	(18,507)
Net cash used in investing activities	(21,685)	(150,037)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital lease financing	-	91,471
Principal payments on capital lease financing	(42,937)	(13,411)
Proceeds from issuance of notes payable	150,000	-
Principal payments on notes payable	(14,882)	(13,394)
Proceeds from issuance of related party notes payable	150,000	-
Proceeds from issuance of related party loans payable	-	149,857
Payments on related party loans payable	(952)	-
Net cash provided by financing activities	241,229	214,523

Increase (decrease) in cash	31,137	(30,966)

CASH - beginning of period	761	31,079

CASH - end of period	$31,898	$113

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid during the period for:
Interest	$11,180	$10,445

(continued)

The accompanying notes are an integral part of these statements.

 DRTATTOFF, LLC
CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006
NONCASH, INVESTING AND FINANCING ACTIVITIES

Relative fair value allocated to warrants	$27,045	$-
Relative fair value allocated to note discount	$123,529	$-
Related party notes converted into members equity	$175,000	$-
Members’ equity transferred to related party notes payable	$150,000	$-

The accompanying notes are an integral part of these statements.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

1.	ORGANIZATION AND NATURE OF BUSINESS

DRTATTOFF, LLC (“Dr.TATTOFF” or “Company”) was organized as a limited liability company in the state of California on August 18, 2004, for the purpose of developing clinics and providing marketing and practice management services to licensed physicians who perform tattoo removal, hair removal services and laser-based skin care services. The Company operates under a management services agreement with a contracting physician where we provide practice management services to the contracting physician for a fee based on a percentage of revenues.

2.	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and do not include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the condensed financial statements have been included. The interim results for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The financial statements and notes thereto should be read in conjunction with the audited financial statements and notes for each of the two years in the period ended December 31, 2006.

3.	LIQUIDITY AND GOING CONCERN

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm included a going concern uncertainty explanatory paragraph in their report dated October 1, 2007, which is included with the audited financial statements for each of the two years in the period ended December 31, 2006. As shown in the unaudited financial statements as of and for the six month periods ended June 30, 2007 and June 30, 2006, the Company had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

3.	LIQUIDITY AND GOING CONCERN (continued)

Going Concern (continued)

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, the Company raised funds through the issuance of convertible promissory notes with investors and through a private placement of the Company’s member capital to qualified investors to provide additional working capital. The Company plans to obtain additional financing through its merger plans with a public shell company and the sale of equity in the resulting merged entity. See Subsequent Events in Note 10. There can be no assurance that such financing will be available on acceptable terms, or at all.

4.	REORGANIZATION

In March 2007, Dr.TATTOFF was a party to a reorganization that combined two other entities into one entity, Dr.TATTOFF. To accomplish the reorganization, the two other entities were merged into the Company with the Company being the surviving entity. The other two entities were originally set up as operating entities for the individual clinics but were never utilized. Dr.TATTOFF was then merged into a holding company under common control with Dr.TATTOFF, and membership units of DR.TATTOFF were exchanged for shares in the holding company. Upon the completion of the merger, Dr.TATTOFF became a subsidiary of the holding company that currently holds a majority of the ownership of Dr.TATTOFF.

5.	ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities were comprised of the following at June 30, 2007:

Accrued salaries	$18,129
Accrued vacation	6,526
Accrued interest	3,123
Deferred rent and other accrued expense	633

$28,411

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

6.	NOTES PAYABLE

Notes payable were comprised of the following at June 30, 2007:

Convertible promissory note (see additional information below)	$150,000

Notes payable	2,222
152,222
Less: Unamortized note discount	24,791

$127,431

In June 2007, the Company issued an unsecured convertible promissory note to a lender in the amount of $150,000. The note matures at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger into Lifesciences Opportunities (“Lifesciences”), unless the lenders elect to convert this note. Such note bears interest at 10% per annum compounded quarterly and is convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lender.

As additional consideration for the lender purchasing the note, the Company has issued the lender warrants to purchase units of the Company at the price of $1.25 per unit. The warrants are exercisable for a period of five years from the date of issuance, and provide that each lenders is entitled to purchase that number of units of Dr.TATTOFF that equals 82,483 units, which takes into effect the 75:1 unit split (see Note 9). The relative fair value of the warrants at the time of grant, determined by management to be $27,045, was recorded as a debt discount and is being amortized over the term of the note. Approximately $2,000 was amortized to interest expense for the six months ended June 30, 2007. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

7.	RELATED PARTY TRANSACTIONS

Related party transactions consisted of the following at June 30, 2007:

a)	Related party loans payable:

	Loans payable to an entity with common members, unsecured, noninterest bearing	$28,138

	Loans payable to an entity with common members, unsecured, noninterest bearing	31,923

		$60,061

b)	Related party notes payable:

	Notes payable to managing member, unsecured, interest rate at 5%, due November 2007 thru December 2007	$238,000	(1)

	Note payable to managing member, unsecured, interest rate at 5%, due March, 2008	10,000	(2)

	Note payable to managing member, unsecured, interest rate at 5%, due March 2008	52,000	(2)

	Notes payable to managing members, unsecured, interest rate at 3%, due April 2008	36,000

	Notes payable to managing members, unsecured, interest rate at 3%, due April 2008	50,000
		386,000

	Less: Unamortized note discount	(70,855)	(3)

		$315,145

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

7.	RELATED PARTY TRANSACTIONS (continued)

(1)
The Company has issued three promissory notes to a member and manager of the Company, in the aggregate amount of $238,000. The first note, dated February 15, 2007, is in the principal amount of $138,000. The second note, dated February 27, 2007, is in the principal amount of $25,000. The third note, dated March 17, 2007, is in the principal amount of $75,000. Each of the three notes is due nine months from the date of issuance and accrues interest at an annual rate of five percent. The notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the notes) occurs, the notes shall be convertible into an aggregate of 23.8% of the Company’s equity.

(2)
The Company has also issued two promissory notes to two managing members of the Company, in the principal amount of $52,000 and $10,000, respectively. The notes were issued on February 15, 2007, and are due and payable nine months following the issue date. These notes accrue interest at an annual rate of seven percent. The notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000., Moreover, if an Event of Default (as such term is defined in the notes) occurs, the notes shall be convertible into 5.195% and .999% of the equity ownership of the Company, respectively. However, the two note holders have agreed to amend their respective promissory notes to delete their right, upon an Event of Default, to convert the promissory notes into an equity stake in the Company, and to extend the due dates of such notes to March 31, 2008.

(3)
The Company has also issued to the note holders discussed above in (1) and (2) a five percent (5%) equity position in the Company. The relative fair value of these positions at the time of grant, which were determined by management to be $123,529 were recorded as a debt discount, and are being amortized to interest expense over the term of the notes. Management estimated the fair value of the Company to be approximately $4.2 million based upon a recent sale of member units discounted for lack of liquidity. Approximately $53,000 was amortized to interest expense for the six months ended June 30, 2007.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

8.	COMMITMENTS AND CONTINGENCIES

Indemnifications

Under the Company’s operating agreement, the Company has agreed to indemnify its members and managing members for certain events or occurrences arising as a result of a member or managing member serving in such capacity. Such indemnification shall be provided regardless of whether the indemnitee continues to be a member or a managing member at the time any such liability or expense is paid or incurred. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

9.	PRO FORMA INFORMATION

The Company has excluded the pro forma disclosure required under SEC Regulation S-B Item 310(d) since the Company’s historical information as presented in these financial statements represent, in all material respects, what would be presented on a pro forma basis due to the lack of operations of the shell company.

10.	SUBSEQUENT EVENTS

In July 2007, the Company issued two unsecured convertible promissory notes to two lenders in the amount of $150,000 and $75,000. The notes mature at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger into Lifesciences, unless the lenders elect to convert the notes, and bears interest of 10% per annum compounded quarterly. The notes are convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lenders.

As additional consideration for the lenders purchasing the notes, the Company has issued the lenders warrants to purchase units of the Company at the price of $1.25 per unit. The warrants are exercisable for a period of five years from the date of issuance, and provide that the lenders are entitled to purchase that number of units of Dr.TATTOFF that equals 82,483 units for the $150,000 note and 41,241 units for the $75,000 note, which takes into effect the 75:1 unit split. See discussion of Unit Split below.

In September 2007 and October 2007, the Company received net proceeds of $871,500 for the sale of 972,500 Units at $1.00 per Unit to qualified investors in a private placement. Each unit consisted of one member unit and a warrant to purchase ½ of a member unit. The 486,250 warrants issued in the transaction have an exercise price of $1.25 per unit and will expire five years from date of grant.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

10.	SUBSEQUENT EVENTS (continued)

In connection with the private placement, the Company paid the placement agent a commission of eight percent of the aggregate gross proceeds of the private financing plus a non-accountable expense allowance of two percent of such proceeds. In addition, the placement agent was issued five-year warrants to purchase, at an exercise price of $1.25 per share, Units equal to ten percent (10%) of the Units sold by the placement agent.

Management Agreement

In August 2007, the Company amended the management services agreement with its physician to increase the amount that the physician is required to pay the Company for management services from 40% to 65% of the gross revenues of the physician in 2004 and 2005 and 60% in 2006 through 2009.

 DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
June 30, 2007 and 2006

Merger

In September 2007, the Company entered into a Merger Agreement with Lifesciences, a “blank check company,” pursuant to which the Company will be merged with and into Lifesciences in a “public shell merger” (the “Merger”). Lifesciences is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Dr.TATTOFF units will be exchanged for shares of common stock of Lifesciences upon the closing of the merger.

Other

In September 2007, the Company leased 4,600 square feet of office space in Beverly Hills, California as its principal executive offices. The lease expires in August 2008. The monthly rent is $14,263.

Unit Split

In October 2007, the Company declared a seventy five to one (75:1) forward split, for presently issued and outstanding membership interests as of August 1, 2007.

Lifesciences Opportunities, Inc.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the shareholders and board of directors
Lifesciences Opportunities Incorporated:

We have audited the accompanying balance sheets of Lifesciences Opportunities, Inc. as of January 31, 2007 and 2006, and the related statements of income, shareholders’ deficiency and cash flows for periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifesciences Opportunities, Inc. as of January 31, 2007 and 2006, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES

HOLLYWOOD, Florida,
September 24, 2007

LIFESCIENCES OPPORTUNITIES INCORPORATED

BALANCE SHEETS

	January 31,	January 31,
	2007	2006
	(Audited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$6	$40

TOTAL CURRENT ASSETS	6	40

OTHER ASSETS
Restricted cash	30,122	-

TOTAL ASSETS	$30,128	$40

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$3,894	$-
Accrued expenses	15,225	-
Loan from shareholders	9,100	4,500

TOTAL CURRENT LIABILITIES	28,219	4,500

TOTAL LIABILITIES	28,219	4,500

Commitments and contingencies	-	-

SHAREHOLDERS' DEFICIT
Common stock, $0.0001 par value,
80,000,000 shares authorized,
40,000 shares issued and outstanding	4	4

Additional paid-in capital	4,996	4,996

Stock subscription received	30,004	-

Accumulated deficit	(33,095)	(9,460)

TOTAL SHAREHOLDERS' DEFICIT	1,909	(4,460)

TOTAL LIABILITIES
AND SHAREHOLDERS' DEFICIT	$30,128	$40

LIFESCIENCES OPPORTUNITIES INCORPORATED

STATEMENTS OF OPERATIONS

	For the periods ended

	January 31,	January 31,
	2007	2006
	(Audited)	(Audited)

REVENUES	$-	$-

OPERATING EXPENSES	23,841	1,711

LOSS FROM OPERATIONS	(23,841)	(1,711)

OTHER INCOME (EXPENSES)	206	-

INCOME (LOSS) BEFORE TAXES	(23,635)	-

INCOME TAXES	-	-

NET LOSS	$(23,635)	$(1,711)

Weighted average common
shares outstanding - basic and diluted	40,000	40,000

NET LOSS PER SHARE - basic and diluted	$(0.59)	$(0.04)

LIFESCIENCES OPPORTUNITIES INCORPORATED

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

	Common Stock			Common
	80,000,000 shares authorized		Additional	Stock
	Shares	Par Value	Paid-in	Subscriptions	Accumulated
	Issued	$.0001 per share	Capital	Receivable	Deficit	Total

BALANCE - JANUARY 31, 2005 (Audited)	40,000	$4	$4,996	$-	$(7,749)	$(2,749)

Net Loss		-	-	-	(1,711)	(1,711)

BALANCE - JANUARY 31, 2006 (Audited)	40,000	$4	$4,996	$-	$(9,460)	$(4,460)

Proceeds from stock subscriptions		-	-	30,004	-	30,004

Net Loss		-	-	-	(23,635)	(23,635)

BALANCE - JANUARY 31, 2007 (Audited)	40,000	$4	$4,996	$30,004	$(33,095)	$1,909

LIFESCIENCES OPPORTUNITIES INCORPORATED

STATEMENTS OF CASH FLOWS

	For the periods ended

	January 31,	January 31,
	2006	2005

Cash flows from operating activities
Net loss	$(23,635)	$(1,711)

Adjustments to reconcile net loss to net
cash used in operating activities:
Increase in restricted cash	(30,122)	-
Increase in accounts payable	3,894	-
Increase in accrued expenses	15,225	(2,313)

Net cash used by operating activities	(34,638)	(4,024)

Cash flows from financing activities
Proceeds from shareholder loan	4,600	3,900
Issuance of common stock subscriptions	30,004	-

Net cash provided by financing activities	34,604	3,900

NET INCREASE (DECREASE) IN CASH	(34)	(124)

CASH AT BEGINNING OF PERIOD	40	164

CASH AT END OF PERIOD	$6	$40

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND GOING CONCERN

Lifesciences Opportunities, Inc. (the “Company”) was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date other than issuing shares to its original shareholder.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s independent accountants have included a “going concern” paragraph in their audit report accompanying these financial statements that cautions users of the statements that the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy. The financial statements do no include any adjustments that might result from the outcome of this uncertainty. The Company anticipates that future revenue will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment. However, there can be no assurance that the Company will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company’s ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007 AND 2006

Cash

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by the Financial Accounting Standards Board (FASB) Statement on Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss Per Share

The Company computes basic and diluted loss per share amounts pursuant to Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts are the same as basic per share amounts.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its financial condition, results of operations, cash flows or disclosures.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007 AND 2006

In June 2006, the FASB issued FASB interpretation No. 48 “Accounting for Uncertain Tax Positions - An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with the SFAS No. 109 “Accounting for Income Taxes”. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, of FIN 48 to its financial position and results of operations

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its results of operations and financial condition.

NOTE 3 - RESTRICTED CASH

Restricted cash as of January 31, 2007 is comprised of $30,122 received from stock subscriptions and placed in an escrow account subject to the provisions of the initial public offering as described in Note 6.

NOTE 4 - RELATED PARTY TRANSACTIONS

The loan from shareholders as of January 31, 2007 and 2006 are $9,100 and $4,500, respectively. The notes are interest free and the Company imputed interest in accordance with the provisions of Accounting Principles Board Opinion (APBO) No: 21. “Interest on Receivables and Payables”. Accordingly, the interest expense for January 31, 2007 is $510. The average interest rate used for the periods was 4.43%.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007 AND 2006

NOTE 5 - ACCRUED EXPENSES

Accrued expenses as of January 31, 2007 and 2006 are as follows

	2007	2006

Audit fees	$12,500	$-
Legal fees	2,215	-
Interest expenses	$510	$-

Total accrued expenses	$15,225	$-

NOTE 6 - COMMON STOCK SUBSCRIBED

In June, 2006 the Company conducted a "blank check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. The offering proceeds and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest, if any) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The filing was declared to be effective by SEC on June 14, 2006. The Company offered 10,000 shares through this offering of which 5,000 shares has been subscribed for as of January 31, 2007. The Company has placed the entire proceeds of $30,004 from the sale of the shares in an Escrow Account and 90% of the proceeds are subject to release upon the earlier of (1) written notification by the Company of the need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (2) 18 months after the effective date of this registration statement.

No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred by our officers and directors. In no event will the escrowed funds be used for any purpose other than implementation of a business combination.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007 AND 2006

NOTE 7 - SUBSEQUENT EVENTS

During September 2007, the Company entered into an agreement and plan of merger ("Merger Agreement") with Dr. TATTOFF, LLC, a California limited liability company, ("TATTOFF"), whereby TATTOFF will be merged into the Company. Under the terms of the Merger Agreement, the Company will issue up to 8,400,000 shares of its restricted common stock and common stock purchase warrants to purchase up to an aggregate of 1,005,000 shares of the Company's common stock, exercisable at $1.25 per share subject to adjustment. The common stock and warrants shall be issued on a post-forward split basis as described below. In addition to complying with Rule 419 requirements, the closing of the merger is conditioned upon the Company's shareholders approving proposals to amend the Company's articles of incorporation to change its corporate name to Dr. TATTOFF, Inc. and to amend the Company's articles of incorporation to effectuate a 1 to 55.5 forward split of the Company's outstanding common stock. The completion of the merger will be subject to satisfaction of additional conditions described under the Merger Agreement.

LIFESCIENCES OPPORTUNITIES INCORPORATED

CONDENSED FINANCIAL STATEMENTS
(Unaudited)

LIFESCIENCES OPPORTUNITIES INCORPORATED

CONDENSED BALANCE SHEETS

	July 31, 2007	January 31, 2007
	(Unaudited)	(Audited)

ASSETS
CURRENT ASSETS
Cash	$6	$6

TOTAL CURRENT ASSETS	6	6

OTHER ASSETS
Restricted cash	30,237	30,122
TOTAL ASSETS	$30,243	$30,128

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,894	$3,894
Accrued expenses	20,449	15,225
Loan from shareholders	10,100	9,100
TOTAL CURRENT LIABILITIES	33,443	28,219

TOTAL LIABILITIES	33,443	28,219

Commitments and contingencies	-	-

SHAREHOLDERS' DEFICIT
Common stock, $0.0001 par value, 80,000,000 shares authorized, 40,000 shares issued and outstanding	4	4

Additional paid-in capital	4,996	4,996

Stock subscription received	30,004	30,004

Accumulated deficit	(38,204)	(33,095)

TOTAL SHAREHOLDERS' DEFICIT	(3,200)	1,909

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$30,243	$30,128

The accompanying notes are an integral part of these financial statements.

LIFESCIENCES OPPORTUNITIES INCORPORATED

CONDENSED STATEMENTS OF OPERATIONS

	For the THREE months ended		For the SIX months ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES	2,544	9,827	5,224	12,394

LOSS FROM OPERATIONS	(2,544)	(9,827)	(5,224)	(12,394)

OTHER INCOME (EXPENSES)	-	-	115	-

LOSS BEFORE TAXES	$(2,544)	$(9,827)	$(5,109)	$(12,394)

Weighted average common shares outstanding - basic and diluted	40,000	40,000	40,000	40,000

NET LOSS PER SHARE - basic and diluted	$(0.06)	$(0.25)	$(0.13)	$(0.31)

The accompanying notes are an integral part of these financial statements.

LIFESCIENCES OPPORTUNITIES INCORPORATED

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

	Common Stock 80,000,000 shares authorized
	Shares Issued	Par Value $.0001 per share	Additional Paid-in Capital	Common Stock Subscriptions Received	Accumulated Deficit	Total
BALANCE - JANUARY 31, 2006 (Audited)	40,000	$4	$4,996	$-	$(9,460)	$(4,460)

Proceeds from stock subscriptions		-	-	30,004	-	30,004

Net Loss		-	-	-	(23,635)	(23,635)

BALANCE - JANUARY 31, 2007 (Audited)	40,000	$4	$4,996	$30,004	$(33,095)	$1,909

Net Loss		-	-	-	(5,109)	(5,109)

BALANCE - JULY 31, 2007 (Unaudited)	40,000	$4	$4,996	$30,004	$(38,204)	$(3,200)

The accompanying notes are an integral part of these financial statements.

LIFESCIENCES OPPORTUNITIES INCORPORATED

CONDENSED STATEMENTS OF CASH FLOWS

	For the SIX months ended July 31,
	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(5,109)	$(12,394)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in restricted cash	(115)	-
Increase (decrease) in accounts payable	(1,000)	2,776
Increase in accrued expenses	5,224	5,000

Net cash used by operating activities	(1,000)	(4,618)

Cash flows from financing activities
Proceeds from shareholder loan	1,000	4,600

Net cash provided by financing activities	1,000	4,600

NET INCREASE (DECREASE) IN CASH	-	(18)

CASH AT BEGINNING OF PERIOD	6	40

CASH AT END OF PERIOD	$6	$22

The accompanying notes are an integral part of these financial statements.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Lifesciences Opportunities Incorporated (the “Company”) was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date other than issuing shares to its original shareholder.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s independent accountants have included a “going concern” paragraph in their audit report accompanying the financial statements for the year ended January 31, 2007 that cautions users of the statements that the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy. The financial statements do no include any adjustments that might result from the outcome of this uncertainty. The Company anticipates that future revenue will be sufficient to cover certain operating expenditures, and, in the interim, will continue to pursue additional capital investment. However, there can be no assurance that the Company will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company’s ability to continue as a going concern.

Interim Financial Statements

The interim financial statements presented herein are unaudited and have been prepared pursuant to the rules and regulations of the US Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company's audited financial statements, notes and accounting policies included in the Company's annual report on Form 10KSB for the year ended January 31, 2007 as filed with the SEC. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide for a fair presentation of financial position as of July 31, 2007 and the related operating results and cash flows for the interim period presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Income Taxes

Effective February 1, 2008, the Company adopted Financial Accounting Standards Board Interpretation (FIN) No: 48, “Accounting for Uncertainty in Income Taxes, an interpretation of Financial Accounting Standards Board (FASB) Statement on Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes”. The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of July 31, 2007, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for the years after 2004. During the periods open to examination, the Company has Net Operating Losses (NOLs) and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of July 31, 2007, the Company has no accrued interest or penalties related to uncertain tax positions.

Loss Per Share

The Company computes basic and diluted loss per share amounts pursuant to Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts are the same as basic per share amounts.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115" (FAS 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option, will have a material effect on its financial condition, results of operations, cash flows or disclosures.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

NOTE 3 – RESTRICTED CASH

Restricted cash as of July 31, 2007 is comprised of $30,237 received from stock subscriptions and placed in an escrow account subject to the provisions of the initial public offering as described in Note 6.

NOTE 4 – RELATED PARTY TRANSACTIONS

The loans from shareholders as of July 31, 2007 and January 31, 2007 are $10,100 and $9,100, respectively. The notes are interest free and the Company imputed interest in accordance with the provisions of Accounting Principles Board Opinion (APBO) No. 21 Interest on Receivables and Payables. Accordingly, the interest expense for the periods ended July 31, 2007 and January 31, 2007 are $224 and $510respectively. The average interest rate used for the periods was 4.67%.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOTE 5 – ACCRUED EXPENSES

Accrued expenses as of July 31, 2007 and January 31, 2007 are as follows

	July 31, 2007	January 31, 2007

Audit fees	$17,500	$12,500
Legal fees	2,215	2,215
Interest expenses	$734	$510

Total accrued expenses	$20,449	$15,225

NOTE 6– COMMON STOCK SUBSCRIBED

In June, 2006 the Company conducted a "blank check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. The offering proceeds and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest, if any) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The filing was declared to be effective by SEC on June 14, 2006. The Company offered 10,000 shares through this offering of which 5,000 shares has been subscribed for as of July 31, 2007. The Company has placed the entire proceeds of $30,004 from the sale of the shares in an Escrow Account and 90% of the proceeds are subject to release upon the earlier of (1) written notification by the Company of the need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (2) 18 months after the effective date of this registration statement.

LIFESCIENCES OPPORTUNITIES INCORPORATED
NOTES TO THE CONDENSED FINANCIAL STATEMENTS

No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred by our officers and directors. In no event will the escrowed funds be used for any purpose other than implementation of a business combination.

NOTE 7 – SUBSEQUENT EVENTS

During September 2007, the Company entered into an agreement and plan of merger ("Merger Agreement") with Dr. TATTOFF, LLC, a California limited liability company, ("TATTOFF"), whereby TATTOFF will be merged into the Company. Under the terms of the Merger Agreement, the Company will issue up to 8,400,000 shares of its restricted common stock and common stock purchase warrants to purchase up to an aggregate of 1,005,000 shares of the Company's common stock, exercisable at $1.25 per share subject to adjustment. The common stock and warrants shall be issued on a post-forward split basis as described below. In addition to complying with Rule 419 requirements, the closing of the merger is conditioned upon the Company's shareholders approving proposals to amend the Company's articles of incorporation to change its corporate name to Dr. TATTOFF, Inc. and to amend the Company's articles of incorporation to effectuate a 1 to 55.5 forward split of the Company's outstanding common stock. The completion of the merger will be subject to satisfaction of additional conditions described under the Merger Agreement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

The Company’s Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee	$7.60
Blue Sky Fees and Expenses	1,000.00
Legal Fees and Expenses	5,000.00
Printing Expenses	50.00
Accounting Fees and Expenses	2,000.00
Transfer Agent Fees and Expenses	500.00
Miscellaneous	992.40

Total	$10,000.00

The foregoing expenses, except for the SEC registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 12, 2004, we issued an aggregate of 40,000 shares to Ark Venture Capital, Inc. in consideration for $5,000. With respect to the issuance of the shares, we relied on the exemptions from registration provided by Section 4(2) of the Act. No advertising or general solicitation was employed in offering the shares. The shares issued to Ark Venture Capital, Inc. contain restrictive legends preventing their transfer except in accordance with the Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares will be lodged with our transfer agent. The investor is accredited as that term is defined in Regulation D of the Act and the investor had full access to all company data and information at the time of its investment.

ITEM 27. EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Exhibit Name

2.1	Agreement and Plan of Merger dated September 7, 2007**
2.2	Amendment Number 1 to the Agreement and Plan of Merger, dated October 5, 2007.
3.1	Articles of Incorporation*
3.2	By-Laws*
3.3	Articles of Amendment
4.1	Common Stock specimen*
4.2	Escrow Agreement*
4.3	Subscription Agreement*
5.1	Opinion regarding legality*
10.1	Management Services Agreement between DRTATTOFF, LLC and Will Kirby, D.O., Inc., dated December 20, 2005
10.2	Amendment to Management Services Agreement between DRTATTOFF, LLC and Will Kirby, D.O., Inc., dated August 15, 2007

10.3	Promissory Note issued by DRTATTOFF, LLC in favor of James Morel, in the principal amount of $12,000, dated November 15, 2005
10.4	Amendment to Promissory Note issued by DRTATTOFF, LLC in favor of James Morel, in the principal amount of $12,000, dated July 3, 2007
10.5	Promissory Note issued by DRTATTOFF, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated November 15, 2005
10.6	Amendment to Promissory Note issued by DRTATTOFF, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated July 3, 2007
10.7	Promissory Note issued by DRTATTOFF, LLC in favor of William Kirby, in the principal amount of $12,000, dated November 15, 2005
10.8	Amendment to Promissory Note issued by DRTATTOFF, LLC in favor of William Kirby, in the principal amount of $12,000, dated July 3, 2007
10.9	Convertible Promissory Note issued by DRTATTOFF, LLC in favor of Christopher Knight, in the principal amount of $138,000, dated February 15, 2007
10.10	Convertible Promissory Note issued by DRTATTOFF, LLC in favor of Christopher Knight, in the principal amount of $25,000, dated February 27, 2007
10.11	Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Christopher Knight, in the principal amount of $75,000, dated March 17, 2007
10.12	Amended and Restated Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of William Kirby, in the principal amount of $52,000, dated February 15, 2007
10.13	Amended and Restated Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Scott Woodruff, in the principal amount of $10,000, dated February 15, 2007
10.14	Amended and Restated Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Scott Woodruff, in the principal amount of $50,000, dated August 18, 2006
10.15	Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Gregg Parker, in the principal amount of $150,000, dated June 15, 2007
10.16	Warrants issued by DRTATTOFF, LLC in favor of Gregg Parker, to purchase 1,112 membership units of DRTATTOFF, LLC, dated June 18, 2007
10.17	Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Alex Tringas, in the principal amount of $150,000, dated July 20, 2007
10.18	Warrants issued by DRTATTOFF, LLC in favor of Alex Tringas, to purchase 1,112 membership units of DRTATTOFF, LLC, dated July 20, 2007
10.19	Convertible Promissory Note, issued by DRTATTOFF, LLC in favor of Ian Kirby, in the principal amount of $75,000, dated July 24, 2007
10.20	Warrants issued by DRTATTOFF, LLC in favor of Ian Kirby, to purchase 556 membership units of DRTATTOFF, LLC, dated July 24, 2007
10.21	Placement Agent Agreement between DRTATTOFF, LLC and Brookshire Securities Corporation, dated June 25, 2007

10.22	Placement Agent Warrants issued by DRTATTOFF, LLC in favor of Brookshire Securities Corporation, dated October 5, 2007
10.23	Form of Subscription Agreement between DRTATTOFF, LLC and purchasers of the Units issued by DRTATTOFF, LLC in August 2007 private placement offering
10.24	Form of Unit Purchase Warrant issued by DRTATTOFF, LLC in the August 2007 private placement offering
10.25	Form of Registration Rights Agreement between DRTATTOFF, LLC and purchasers of the Units issued in the August 2007 private placement offering
10.26
Standard Retail Lease by and between NK Beverly Hills Corporation, as landlord, and DRTATTOFF, LLC, as tenant, for lease of premises located at 8500 Wilshire Boulevard, Beverly Hills, California, dated February 16, 2005

10.27
Standard Multi-Tenant SubLease by and between Bryan D. Allen, as Sublessor and DRTATTOFF, LLC, as Sublessee for lease of premises located at 8447 Wilshire Boulevard, Beverly Hills, California, dated September 6, 2007

10.28
Standard Multi-Tenant SubLease by and between John G. Alevizos, D.O., Inc., as Sublessor and William Kirby D.O., Inc., as Sublessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

10.29
Standard Multi-Tenant Office Lease by and between States Associates, LLC, as Lessor and Dr. Tattoff Master, LLC, as Lessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

10.30	Finders’ Fee Agreement by and between Dawson James Securities, Inc. and Dr. Tattoff, LLC, dated July 25, 2007.
10.31	Finder's Fee Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated July 23, 2007
10.32	Placement Agent Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated October 5, 2007
10.33	Employment Letter of Understanding by and between Dr. Tattoff, LLC and Howard Sampson effective June 16, 2007
21.1	Subsidiaries*
23.1	Consent of Arnstein & Lehr LLP (contained in exhibit 5.1)*
23.2	Consent of Jewett, Schwartz, Wolfe & Associates
23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
99.1	Reconfirmation Letter
99.2	Proxy Card
99.3	Consent of Member of DRTATTOFF, LLC

* Previously filed as an exhibit to the registration statement.

** Previously filed as an exhibit to the Current Report on Form 8-K filed on October 1, 2007.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned registrant hereby undertakes to file with the SEC such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the SEC heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to its Articles of Incorporation or provisions of Florida law, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Boca Raton, State of Florida, on October 30, 2007.

LIFESCIENCES OPPORTUNITIES INCORPORATED

By:	/s/ Roland Perry
Roland Perry,
Chief Executive Officer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Roland Perry	October 30, 2007
Roland Perry
Chief Executive Officer, Chief Financial Officer,
and Director

Appendix A

                                                                       EXECUTION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        LIFESCIENCES OPPORTUNITIES, INC.,

                                       AND

                                 DRTATTOFF, LLC

                          DATED AS OF SEPTEMBER 7, 2007

                                TABLE OF CONTENTS

                                       i

         6.1      Conditions to Each Party's Obligations to Consummate
                    the Transactions........................................23
         6.2      Conditions to Obligations of the Company to Consummate
                    the Transactions........................................23
         6.3      Conditions to Obligations of Dr. Tattoff to Consummate

                                       ii

Exhibits

Exhibit A         Investment Letter

                                      iii

                          AGREEMENT AND PLAN OF MERGER

      THIS  AGREEMENT  AND  PLAN  OF  MERGER  (this  "Agreement"),  dated  as of
September  7, 2007,  is entered  into by and among  LIFESCIENCES  OPPORTUNITIES,
INC., a Florida  corporation  the "Company"),  and DRTATTOFF,  LLC, a California
limited liability company ("Dr. Tattoff")

                              W I T N E S S E T H :

      WHEREAS, the respective Boards of Directors of the Company and Dr. Tattoff
have each approved the merger of Dr. Tattoff with and into the Company, with the
Company surviving (the "Merger"),  on the terms and conditions  contained herein and in accordance  with the Florida  Business  Corporation Act (the "FLBCA") and
the  Beverly-Killea  Limited  Liability  Company  Act (the  "CALLCA"),  and have determined  that  the  Merger  and  the  transactions  contemplated  herein  are advisable  and in  the  best  interest  of  their  respective  corporations  and stockholders;

      WHEREAS,  the  parties  hereto  desire  to make  certain  representations, warranties,  covenants  and  agreements  in  connection  with the  Merger and to prescribe various conditions to the Merger; and

      WHEREAS,  for U.S.  federal  income tax purposes,  it is intended that the
Merger  qualify as a  reorganization  under the provisions of Section 368(a) and
Section 351 of the Code,  and that this  Agreement  shall  constitute a "plan of reorganization" for the purposes of Section 368 and Section 351 of the Code.

      NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and  agreements  contained  herein,  and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1.  The Merger.  Upon the terms and subject to the  conditions  of this Agreement,  at the Effective Time (as defined below),  Dr. Tattoff shall be merged with and into the Company in accordance with the applicable provisions of the FLBCA and the CALLCA and in accordance with this Agreement, and the separate existence  of Dr.  Tattoff  shall  cease.  The  Company  shall be the  surviving corporation in the Merger  (hereinafter  sometimes referred to as the "Surviving
Corporation"), and shall continue under the laws of Florida.

            1.2. Closing;  Effective Time. Subject to the satisfaction or waiver of all of the conditions to Closing  contained in Article VI, the closing of the
Merger (the "Closing"),  shall take place at the offices of Blank Rome LLP, 1200
N. Federal Highway, Suite 417, Boca Raton, FL 33432, as soon as practicable (but not  later  than 5  Business  Days)  after  the  satisfaction  or  waiver of the conditions to Closing  contained in Article VI (other than those conditions that by  their  nature  are  to be  satisfied  at the  Closing,  but  subject  to the fulfillment  or waiver of those  conditions),  unless  another  date or place is agreed to in  writing  by the  parties  hereto.  The date on which  the  Closing actually occurs is hereinafter  referred to as the "Closing Date." As soon as is practicable  after the Closing,  the parties hereto shall cause the Merger to be consummated  by (i) delivering to the Secretary of State of the State of Florida a certificate of merger (the "Florida  Certificate of Merger"),  in such form as required by, and executed and  acknowledged  in  accordance  with,  the relevant provisions  of the FLBCA and (ii)  delivering  to the  Secretary of State of the
State of  California a certificate  of merger (the  "California  Certificate  of
Merger"),  in such  form as  required  by,  and  executed  and  acknowledged  in accordance with, the relevant  provisions of the CALLCA. The Merger shall become effective as of the date and at such time (the "Effective  Time") as the Florida
Certificate  of  Merger  is filed  with the  Secretary  of State of the State of
Florida with respect to the Merger.

            1.3. Effects of Merger.  The Merger shall have the effects set forth in the applicable  provisions of the FLBCA and the CALLCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties,  rights, privileges, powers and franchises of Dr. Tattoff shall vest in the  Surviving  Corporation,  and all  debts,  liabilities  and duties of Dr.
Tattoff  shall  become  the  debts,  liabilities  and  duties  of the  Surviving
Corporation.

            1.4. Certificate of Incorporation.  The Certificate of Incorporation
of the Company in effect  immediately  prior to the Effective Time shall become, from and after the Effective  Time,  the  Certificate  of  Incorporation  of the
Surviving  Corporation,  until amended or repealed in accordance  with the terms thereof and with Applicable Law.

            1.5. Bylaws.  The Bylaws of the Company in effect  immediately prior to the Effective  Time shall  become,  from and after the  Effective  Time,  the
Bylaws of the Surviving  Corporation,  until  thereafter  amended or repealed in accordance with the terms thereof and with Applicable Law.

            1.6.  Directors  and  Officers.  The  directors  and officers of Dr.
Tattoff immediately prior to the Effective Time shall become, from and after the
Effective Time, the directors and officers of the Surviving Corporation, each to hold  office from the  Effective  Time in  accordance  with the  Certificate  of
Incorporation  and Bylaws of the Surviving  Corporation  until their  respective successors  are duly  elected or appointed  and  qualify,  or they resign or are removed.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON CAPITAL STOCK

            2.1.  Conversion  of Capital  Stock.  As of the  Effective  Time, by
virtue of the Merger and  without  any action on the part of the  parties or the registered  holders  of any  shares  of  capital  stock of the  Company  (each a
"Company Shareholder," and collectively, the "Company Shareholders"):

                                       2

                  (a)  Each  unit  of  outstanding  membership  interest  of Dr.
Tattoff (the "Membership Interests") shall be converted into and become 75 fully paid and non-assessable  shares of common stock, par value $0.0001 per share, of the Surviving  Corporation.  The number of shares of Company Common Stock issued to each member of Dr. Tattoff (each a "Member" and  collectively  the "Members")
in  accordance  with this Section  2.1(a) shall  hereafter be referred to as the
"Merger Shares". At the Effective Time, all Membership  Interests of Dr. Tattoff
shall no longer be outstanding and shall  automatically be cancelled and retired and shall cease to exist,  and each Dr.  Tattoff  Member shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.

                  (b) No  fraction  of a share of Company  Common  Stock will be issued,  but in lieu  of such  issuance,  each  Dr.  Tattoff  Member  who  would otherwise  be  entitled to a fraction  of a share of Company  Common  Stock as a result of the conversion and exchange of shares  contemplated by this Article II shall receive from the Company one (1) additional share of Company Common Stock.
The fractional  share interest of Dr. Tattoff  Members shall be aggregated  such that no Dr.  Tattoff Member shall receive more than the one (1) share of Company
Common Stock with respect to any interest in fractional shares.

            2.2. Exchange of Interests.

                  (a)  Immediately  prior  to the  Closing,  the  Company  shall deposit,  or shall  cause to be  deposited,  with Blank Rome LLP (the  "Exchange
Agent"), for the benefit of the Dr. Tattoff Members certificates in the names of each such Dr. Tattoff Member evidencing the number of Merger Shares to be issued to such Dr.  Tattoff  Member  in  accordance  with this  Article  II. As soon as reasonably  practicable  after the Effective Time, the Company will instruct the
Exchange Agent to deliver to each holder of Membership  Interests of Dr. Tattoff a  letter  of  transmittal  containing  instructions  for use in  effecting  the exchange of Membership Interests for certificates evidencing the relevant number of Merger Shares.  No interest  shall be paid on the Merger  Shares.  All Merger
Shares  issued  upon  exchange of the  Membership  Interests  of Dr.  Tattoff in accordance  with the terms hereof shall be deemed to have been issued or paid in full  satisfaction  of all rights  pertaining  to such shares of Company  Common
Stock.

                  (b) It is  understood  that the  certificates  evidencing  the
Merger Shares will bear the legends set forth below:

                        (i) The  Securities  represented  hereby  have  not been
                  registered  under the  Securities Act of 1933, as amended (the
                  "Act"),   or  under   the   securities   laws  of  any   other
                  jurisdictions. These securities are subject to restrictions on transferability  and  resale  and  may not be  transferred  or resold  except as permitted  under the Act and the  applicable state securities  laws,  pursuant to registration or exemption therefrom. Investors should be aware that they may be required to  bear  the  financial  risks  of  this  investment  for  an indefinite  period of time. The issuer of these securities may
                  require  an   opinion   of  counsel  in  form  and   substance
                  satisfactory  to the  issuer to the effect  that any  proposed transfer  or  resale  is in  compliance  with  the Act and any applicable state securities laws;

                                       3

                        (ii) Any additional legend required by Applicable Law.

The  legend  set  forth in (i)  above  shall  be  removed  from any  certificate evidencing  such  Merger  Shares  upon  delivery to the Company of an opinion by counsel,  reasonably  satisfactory  to the  Company,  that such  security can be freely  transferred  without such a registration  statement  being in effect and that  such  transfer  will not  jeopardize  the  exemption  or  exemptions  from registration pursuant to which the Company issued such Merger Shares.

            2.3. Certain Adjustments.  If after the date hereof and prior to the
Effective Time and to the extent  permitted by this  Agreement,  the outstanding
Membership  Interests  of Dr.  Tattoff or Company  Common Stock shall be changed
into  a  different  number,   class  or  series  of  shares  by  reason  of  any
reclassification,  recapitalization or combination, forward stock split, reverse stock split  (other  than the Reverse  Stock  Split),  stock  dividend or rights issued in respect of such  stock,  or any  similar  event  shall occur (any such action, an "Adjustment  Event"),  the number of Merger Shares issued in exchange for each Membership  Interests of Dr. Tattoff shall be adjusted  correspondingly to provide to the Members of Dr.  Tattoff the right to receive the same economic effect as  contemplated by this Agreement  immediately  prior to such Adjustment
Event.

            2.4.  Warrants.  At the Effective  Time, to the extent not exercised prior to the Effective Time,  each  outstanding  warrant to purchase  Membership
Interests of Dr. Tattoff (a "Dr.  Tattoff  Warrant") set forth in Section 2.4 of the Dr. Tattoff  Disclosure  Letter shall be  automatically  be converted into a warrant to acquire  such  number of shares of Company  Common  Stock (a "Company
Warrant") as the holder of such Dr. Tattoff Warrants would have been entitled to receive as Merger Shares had such holder  exercised such Dr. Tattoff  Warrant in full  immediately  prior to the Effective Time at an exercise price per share of
Company  Common Stock  appropriately  adjusted such that the aggregate  exercise price  for  such  Company  Warrant  shall  be the  same as it was  prior  to the
Effective Time. At the Effective  Time, Dr. Tattoff shall  expressly  assume the due and punctual observance and performance of each and every covenant contained in, and condition of, the Dr.  Tattoff  Warrants to be performed and observed by
Dr. Tattoff and all the obligations and liabilities thereunder.

                  (a) As promptly as practicable  after the Effective  Time, the
Company  shall  deliver to each  holder of a Dr.  Tattoff  Warrant a notice that contains a calculation in reasonable  detail and accurately  reflects the number of shares of Company  Common  Stock that each such holder is entitled to receive upon the  exercise of such  holder's  Dr.  Tattoff  Warrant  and the  applicable adjusted  exercise price.  Together with such notice, or as part of such notice,
Company shall deliver a duly  executed  confirmation  that Company has expressly assumed  the due and  punctual  observance  and  performance  of each and  every covenant  contained in, and condition of, the applicable Dr. Tattoff  Warrant to be performed and observed by Dr. Tattoff and all the obligations and liabilities thereunder.

                  (b) The number of shares of Company Common Stock issuable upon exercise of the Company  Warrants shall be reserved by Company out of authorized but unissued  Company  Common Stock for  issuance  upon  exercise in full of all
Company Warrants after the Effective Time.  Notwithstanding the foregoing,  upon the expiration of the Company  Warrants,  such Company Common Stock reserved for issuance upon the exercise of the Company Warrants shall no longer be reserved.

                                       4

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF DR. TATTOFF

      Except as may be provided in a disclosure  letter delivered by Dr. Tattoff to the Company on the date hereof (the "Dr.  Tattoff  Disclosure  Letter"),  Dr.
Tattoff hereby represents and warrants to the Company as follows:

            3.1.  Organization  and  Qualification.  Dr.  Tattoff  is a  limited liability  company duly organized,  validly  existing and in good standing under the laws of its jurisdiction of incorporation, has requisite corporate power and authority and  governmental  approvals to own,  lease and operate its properties and to carry  on its  business  as  currently  conducted.  Dr.  Tattoff  is duly qualified  or  licensed  to  do  business  and  is  in  good  standing  in  each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing,  except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Dr. Tattoff.

            3.2. Equity  Investments.  Dr. Tattoff has no subsidiaries  and does not own any equity  interest  in any other  corporation  or in any  partnership, limited liability company or other form of business entity,  except as set forth on Schedule 3.2.

            3.3. Authority to Execute and Perform Agreement. Dr. Tattoff has the
requisite  power and all authority  required to enter into,  execute and deliver this Agreement and the Transaction  Documents to which it is a party, to perform its  obligations  hereunder and thereunder  and to consummate  the  transactions
contemplated  hereby  and  thereby  (collectively,   the  "Transactions").   The
execution,  delivery and  performance  by Dr.  Tattoff of this Agreement and the consummation  by Dr. Tattoff of the  Transactions  have been duly authorized and approved by all necessary corporate action.

            3.4.  Binding Effect.  This Agreement has been validly  executed and delivered by Dr. Tattoff and,  assuming the due execution and delivery hereof by the  Company,  constitutes  a  valid  and  binding  obligation  of Dr.  Tattoff, enforceable  against Dr.  Tattoff in  accordance  with its terms,  except to the extent  such  enforceability  may  be  limited  by (i)  bankruptcy,  insolvency, reorganization,  moratorium  or  other  similar  laws of  general  applicability affecting or relating to enforcement of creditors'  rights  generally,  and (ii)
general  equitable  principles  (regardless  of whether such  enforceability  is considered in equity or at law).

            3.5.  Capitalization.  Except for the notes and  warrants  issued in connection  with the Bridge  Financing and except as set forth in Section 3.5(b)
of the Dr. Tattoff  Disclosure  Letter,  there are no existing options,  rights, subscriptions,  warrants,  unsatisfied preemptive rights, calls,  commitments or agreements relating to (i) the authorized and unissued  membership  interests of
Dr.  Tattoff,  or  (ii)  any  securities  or  obligations  convertible  into  or exchangeable  for,  or giving any Person any right to  subscribe  for or acquire from  Dr.  Tattoff,  any  membership  interests  of  Dr.  Tattoff  and  no  such convertible or exchangeable securities or obligations are outstanding.

                                       5

            3.6. Vote Required;  Managers' Approval.  The only vote necessary to approve the Merger is the  affirmative  vote of the holders of a majority of the outstanding  Membership  Interests of Dr. Tattoff.  The managing  members of Dr.
Tattoff,  by resolutions duly adopted at a meeting duly called and held at which a quorum  was  present  or by the  unanimous  written  consent in lieu of such a meeting,  has  approved  this  Agreement,  the  Merger and the  Transactions  in accordance with the requirements of the CALLCA.

            3.7. Litigation. There are no judicial, governmental, administrative
or  arbitral   actions,   claims,   suits  or  proceedings   or   investigations
(collectively, "Legal Proceedings") pending or, to the Knowledge of Dr. Tattoff, threatened against or involving Dr. Tattoff or any of its respective property or assets.  There are no  outstanding  orders,  judgments,  injunctions,  awards or decrees of any court,  governmental or regulatory  body or arbitration  tribunal against or involving Dr. Tattoff.

            3.8. Title to Properties; Absence of Liens. Dr. Tattoff has (i) good and marketable title free and clear of any and all liens and encumbrances of any kind in and to all of its assets and properties,  excluding  immaterial  matters and (ii) sufficient  rights to all of their respective  assets and properties to permit them to carry on their business as currently contemplated,  whether real, personal  or fixed,  free and clear of all Liens,  in each case,  except (a) for
Liens set forth in Section 3.8 of the Dr.  Tattoff  Disclosure  Letter,  (b) for
Liens for Taxes not yet due and payable or which Dr.  Tattoff is  contesting  in good faith and for which adequate reserves have been  established,  (c) for such properties  and  assets  as may have  been  sold  since  the date  hereof in the ordinary  course of business,  and (d) for Liens not  securing  debt that do not materially  detract from the value or materially  interfere  with the use of the property subject thereto (collectively, "Permitted Liens").

            3.9.  Compliance  with Laws.  Dr.  Tattoff is not in  violation  of, default  under,  or conflict  with, any  applicable  order,  consent,  approval, authorization,  registration,  declaration, filing, judgment, injunction, award, decree  or writ of any  Governmental  Body or  court of  competent  jurisdiction
(collectively,  "Orders") or any Applicable  Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            3.10.  Consents  and  Approvals.  Except  for  (i)  those  consents, approvals, orders, authorizations,  filings or notices set forth in Section 3.10 of the Dr.  Tattoff  Disclosure  Letter,  (ii)  applicable  requirements  of the
Securities  Act, the Exchange Act or state  securities or "blue sky" laws ("Blue
Sky Laws"),  (iii) the  Florida  Certificate  of Merger and (iv) the  California
Certificate of Merger, no consent, approval or authorization of, filing with, or notice to, any  Governmental  Body is required by Dr. Tattoff in connection with the execution,  delivery and performance by Dr. Tattoff of this Agreement,  each and every agreement  contemplated hereby, and the consummation by Dr. Tattoff of the Transactions.

                                       6

            3.11.   Non-contravention.   The  execution  and  delivery  of  this
Agreement and the Transaction  Documents by Dr. Tattoff,  the performance by Dr.
Tattoff of its obligations hereunder and thereunder, and the consummation of the
Transactions  contemplated hereby and thereby by Dr. Tattoff (A) do not and will not conflict  with,  or result in a breach or violation of (i) any  provision of
Dr.  Tattoff's  charter or bylaws,  (ii) any applicable laws, (iii) any material agreement,  contract,  lease,  license or instrument  to which Dr.  Tattoff is a party or by which it or any of its  properties  or assets are bound and (B) will not result in the creation or imposition of any Lien upon any of the property or assets of Dr. Tattoff pursuant to any provision of any contract or Lien.

            3.12. Dr. Tattoff Material Contracts. Except as set forth in Section
3.12 of the Dr. Tattoff  Disclosure  Letter, Dr. Tattoff is not in default under any Material  Contract of Dr. Tattoff,  nor to the Knowledge of Dr. Tattoff does any condition exist that, with notice or lapse of time or both, would constitute a default  thereunder.  To the Knowledge of Dr.  Tattoff,  no other party to any such Material  Contract of Dr.  Tattoff is in default  thereunder,  nor does any condition  exist that with  notice or lapse of time or both would  constitute  a default thereunder. No approval or consent of any person is needed in order that the  Material  Contracts  of Dr.  Tattoff  continue  in full  force  and  effect following the consummation of the transactions contemplated by this Agreement.

            3.13.  Taxes.  Except as set forth in  Section  3.13 of Dr.  Tattoff
Disclosure Letter:

                  (a) Filing of Tax Returns.  Dr.  Tattoff has timely filed,  or has had timely filed on its behalf,  with the appropriate Taxing authorities all
Tax Returns in respect of Taxes it is required  to file.  The Tax Returns  filed
(including  any  amendments  thereof)  are complete and accurate in all material respects.  Dr.  Tattoff has not  requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely  manner.  To the Knowledge of Dr.  Tattoff,  no claim has ever been made by any Taxing  authority in a jurisdiction  where Dr. Tattoff does not file Tax Returns, or has Tax Returns filed on its behalf, that Dr. Tattoff is or may be subject to  taxation by that  jurisdiction,  or liable for Taxes owing to that jurisdiction.

                  (b) Payment of Taxes.  All Taxes owed by Dr. Tattoff  (whether or not  shown as due on any Tax  Returns)  have  been  paid in full or  adequate reserves on Dr.  Tattoff's  books  and/or  records  have been  established.  Dr.
Tattoff has withheld and paid all Taxes  required to have been withheld and paid
in  connection  with  amounts  paid  or  owing  to  any  employee,   independent
contractor,  creditor,  stockholder,  or other third party. Dr. Tattoff has made all  required  estimated  Tax  payments  sufficient  to avoid  any  underpayment penalties.  The unpaid Taxes of Dr.  Tattoff (A) do not, as of the Closing Date,
exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing  differences  between book and Tax income) set forth on the face of Dr.  Tattoff's  most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of
Dr.  Tattoff in filing,  or having  filed on its behalf,  its Tax  Returns.  The charges,  accruals  and  reserves on the books of Dr.  Tattoff in respect of any liability  for Taxes (x) based on or  measured  by net  income for any years not finally  determined,  (y)  with  respect  to which  the  applicable  statute  of limitations  has not  expired  or (z)  that has been  previously  deferred,  are adequate to satisfy any assessment for such Taxes for any such years.

                                       7

                  (c) Audits,  Investigations or Claims.  There is no dispute or claim which has not been resolved  concerning  any Tax liability of Dr.  Tattoff either (A)  claimed or raised by any  Taxing  authority  in writing or (B) as to which any of the  directors  and officers  (and  employees  responsible  for Tax matters) of Dr.  Tattoff has Knowledge.  There is no currently  pending audit of any Tax Return of Dr. Tattoff by any Taxing  authority,  and Dr. Tattoff has not been  notified  in writing  that any Taxing  authority  intends to audit any Tax
Return of Dr. Tattoff.  Dr. Tattoff has not executed any outstanding  waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

            3.14. Financial Statements.

                  (a) Dr.  Tattoff has  delivered  to the Company  copies of its balance  sheets and statements of income for the fiscal years ended December 31,
2006 and 2005 and its unaudited  balance sheets and statements of income for the six month period ended June 30, 2007 (the "Dr. Tattoff  Financial  Statements").
Dr. Tattoff  Financial  Statements  present  fairly the financial  condition and results of operations of Dr. Tattoff at the dates and for the periods covered by the Dr. Tattoff Financial  Statements.  Dr. Tattoff represents and warrants that there has been no material  adverse  change in the  financial  condition  of Dr.
Tattoff from that stated in Dr. Tattoff Financial Statements.

                  (b) The Dr. Tattoff Financial Statements and any notes related thereto comply as to form in all material  respects with  applicable  accounting requirements,  have been  prepared in accordance  with United  States  generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods  involved  (except as may be  indicated  in the notes  thereto)  and fairly present in all material respects  (subject,  in the case of the unaudited interim financial statements,  to normal, recurring year end adjustments none of which are or will be material in amount,  individually  or in the aggregate) the consolidated  financial  position of Dr. Tattoff as at the dates thereof and the consolidated  results of their  operations  and cash flows for the periods  then ended.

                  (c)  Dr.   Tattoff  does  not  have  any  direct  or  indirect
liabilities that were not fully and adequately  reflected or reserved against on the balance sheet or described in the notes to the audited financial  statements of Dr.  Tattoff.  Dr. Tattoff has no Knowledge of any  circumstance,  condition, event or  arrangement  that has taken place at any time that may hereafter  give rise to any liabilities.

            3.15.  Books  and  Records.  The books and  records,  financial  and otherwise,  of Dr. Tattoff are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect,  in reasonable  detail, the transactions and dispositions of the assets and liabilities of Dr. Tattoff.

            3.16. Intellectual Property.  Except as set forth in Section 3.16 of the Dr. Tattoff Disclosure Letter, Dr. Tattoff has no Intellectual  Property for
its business as now conducted and as proposed to be conducted.  To the Knowledge of Dr. Tattoff, the business as conducted and as proposed to be conducted by Dr.
Tattoff  does not and will not cause Dr.  Tattoff to  infringe or violate any of the Intellectual Property of any other Person.

                                       8

            3.17. Environmental Matters. (i) Dr. Tattoff is in compliance in all material respects with applicable  Environmental  Laws; (ii) Dr. Tattoff has all
Permits  required  pursuant to  Environmental  Laws and are in compliance in all material  respects  with the terms  thereof;  (iii) there are no past or present events, activities,  practices,  incidents,  actions or plans in connection with the operations of Dr. Tattoff which have given rise to or are reasonably  likely to give rise to any  material  liability  on the part of Dr.  Tattoff  under any
Environmental  Law;  (iv) Dr.  Tattoff  has not  generated,  used,  transported, treated,  stored,  released or disposed of, or has suffered or permitted  anyone else to  generate,  use,  transport,  treat,  store,  release  or dispose of any
Hazardous  Substance in violation of any  Environmental  Laws; and (v) there has not been any generation,  use,  transportation,  treatment,  storage, release or disposal  of any  Hazardous  Substance  in  connection  with the  conduct of the business of Dr.  Tattoff or the use of any property or facility by Dr.  Tattoff, or to the Knowledge of Dr. Tattoff, any nearby or adjacent  properties,  in each case,  which has created or might  reasonably be expected to create any material liability  under any  Environmental  Law or which would require  reporting to or notification of any Governmental Body.

            3.18.  Real  Property.  Dr. Tattoff does not own, and has not owned, any real property or any interest in any real property.

            3.19.  Broker's Fees. Except as set forth in Section 3.19 of the Dr.
Tattoff Disclosure Letter, no broker,  finder, agent or similar intermediary has acted on  behalf  of Dr.  Tattoff  in  connection  with  this  Agreement  or the
Transactions,  and there are no brokerage commissions,  finders' fees or similar fees or  commissions  payable in connection  therewith  based on any  agreement, arrangement or understanding with Dr. Tattoff.

            3.20. Labor Matters. Dr. Tattoff is not now, and has not been in the last five years, bound by or party to any collective  bargaining  agreement and, to  the  Knowledge  of  Dr.  Tattoff,  no  application  for  certification  of a collective  bargaining  agent is pending.  Dr. Tattoff is in compliance with all
Applicable Laws  applicable to Dr. Tattoff  affecting  employment  practices and terms and conditions of employment.

            3.21.  Absence of Liabilities.  As of June 30, 2007, the date of Dr.
Tattoff's  most  recent  balance  sheet,  Dr.  Tattoff  does not have any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not otherwise set forth in
Section 3.21 of the Dr. Tattoff Disclosure Letter,  which shall be updated as of the Closing Date.

            3.22. Absence of Certain Changes or Events. Since June 30, 2007, Dr.
Tattoff has not:

                                       9

                  (a) Conducted any business or engaged in any activities  other than  activities  related to the  negotiation and execution of this Agreement or activities in the ordinary course of its business;

                  (b)  Declared  or made  any  payment  of  dividends  or  other distributions  to its  stockholders  or upon or in  respect of any shares of its capital stock or purchased,  or obligated itself to purchase,  retire or redeem, any shares of its capital stock or other securities;

                  (c) Amended its articles of incorporation or bylaws;

                  (d) Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts,  liabilities or obligations of any kind whatsoever  (other than (i) in  connection  with the Bridge  Financing,  (ii) in conjunction  with the negotiation and execution of this Agreement,  (iii) legal, accounting,  advisory and board of director fees and expenses,  (iv) obligations incurred  in the  ordinary  course of  business  or (v) as set forth in  Section
3.22(d) of the Dr. Tattoff  Disclosure  Letter);  subjected or agreed to subject any of the assets or properties of Dr. Tattoff to any lien,  security  interest, charge,  interest  or other  encumbrance  or  suffered  such to be  imposed;  or guaranteed or agreed to guarantee the debts or obligations of others.

            3.23.  Full  Disclosure.  This Agreement  (including the Dr. Tattoff
Disclosure  Letter)  does  not  (i)  contain  any  representation,  warranty  or information  that is false or misleading  with respect to any material  fact, or
(ii)  omit  to  state  any  material  fact   necessary  in  order  to  make  the
representations,  warranties and information contained herein, in the context in which made or provided, not false or misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      Except as may be provided in a disclosure  letter delivered by the Company on the date  hereof  (the  "Company  Disclosure  Letter"),  the  Company  hereby represents and warrants to the Dr. Tattoff as follows:

            4.1. Organization and Qualification;  Subsidiaries. The Company is a
corporation,  duly  incorporated  or  organized,  validly  existing  and in good standing under the laws of its  jurisdiction of  incorporation  or organization, has requisite power and authority and  governmental  approvals to own, lease and operate its properties and to carry on its business as currently conducted.  The
Company is duly  qualified or licensed to do business and is in good standing in each  jurisdiction  in which the  ownership  or leasing of its  property  or the conduct of its business requires such  qualification or licensing,  except where the  failure to be so  qualified  or  licensed  or in good  standing  would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
The  Company  has not  engaged in any  business  activities  of any type or kind whatsoever. The Company does not have any subsidiaries.

                                       10

            4.2. Equity Investment. The Company does not own any equity interest in any other  corporation or in any partnership,  limited  liability  company or other form of business entity.

            4.3. Authority to Execute and Perform Agreement. The Company has the
requisite  power and all authority  required to enter into,  execute and deliver this Agreement and the Transaction  Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution,  delivery and  performance of this Agreement and the  consummation of the Transactions have been duly authorized by all necessary corporate action.

            4.4.  Binding Effect.  This Agreement has been validly  executed and delivered by the Company and,  assuming the due execution and delivery hereof by
Dr.  Tattoff,  constitutes  a  valid  and  binding  obligation  of the  Company, enforceable  against the  Company in  accordance  with its terms,  except to the extent  such  enforceability  may  be  limited  by (i)  bankruptcy,  insolvency, reorganization,  moratorium  or  other  similar  laws of  general  applicability affecting or relating to enforcement of creditors'  rights  generally,  and (ii)
general  equitable  principles  (regardless  of whether such  enforceability  is considered in equity or at law).

            4.5. Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the
Company consists of (i) Eighty Million  (80,000,000) shares of common stock, par value $0.0001 per share, of which Forty Five Thousand  (45,000) shares of common stock are issued and  outstanding,  all of which are validly issued,  fully paid and  non-assessable  and (ii) Twenty  Million  (20,000,000)  shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.

                  (b)  Obligations.  There  are no  obligations,  contingent  or otherwise,  of the  Company  to  repurchase,  redeem  or  acquire  shares of the
Company.

                  (c) Options,  Warrants,  etc.  There are no existing  options,
rights,  subscriptions,   warrants,  unsatisfied  preemptive  rights,  calls  or
commitments  relating to (i) the  authorized  and unissued  capital stock of the
Company, or (ii) any securities or obligations  convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company any  shares  of  capital  stock  of the  Company  and  no  such  convertible  or exchangeable securities or obligations are outstanding.

                  (d) Registration.  The outstanding shares of the capital stock of the Company have been issued in full  compliance  with the  registration  and prospectus  delivery  requirements  of the Securities Act or in compliance  with
applicable  exemptions   therefrom,   and  the  registration  and  qualification
requirements of all applicable securities laws of states of the United States.

                  (e) Merger Shares.  The Merger Shares,  when paid for and then issued as  provided  in this  Agreement,  will be duly  authorized  and  validly issued,  fully  paid  and  nonassessable,  and  will  be free  of any  Liens  or encumbrances  and of  restrictions  on  transfer,  other  than  restrictions  on transfer under applicable  state and federal  securities laws or the Transaction
Documents.

                                       11

            4.6.  Board  Approval.  The Board of Directors  of the  Company,  by
resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the  unanimous  written  consent  in lieu of such a  meeting,  has approved this Agreement,  the Merger and the Transactions in accordance with the requirements of the FLBCA.

            4.7. SEC Reports and Financial Statements.

                  (a) Each form, report, schedule, registration statement, proxy statement,  information statement, exhibit and any other document, to the extent required to be filed in accordance  with  Applicable Law by the Company with the
Securities  and Exchange  Commission  (the "SEC") (as such  documents  have been amended prior to the date hereof, the "SEC Reports"), as of its respective date, has complied in all material  respects with the applicable  requirements  of the
Securities  Act and  Exchange  Act and was timely  filed  (except  where a valid extension of the filing date was filed and the  applicable  SEC Report was filed within the period permitted by such extension).  None of the SEC Reports,  as of their  respective  dates,  contained any untrue  statement of a material fact or omitted to state a material fact  required to be stated  therein or necessary to make the statements  therein, in the light of the circumstances under which they were made,  not  misleading,  except for such  statements,  if any, as have been modified or superseded by subsequent filings prior to the date hereof.

                  (b)  The  consolidated  financial  statements  of the  Company included in such SEC Reports and any notes related  thereto comply as to form in all material  respects  with  applicable  accounting  requirements  and with the published  rules and  regulations  of the SEC with  respect  thereto,  have been
prepared  in  accordance  with  United  States  generally  accepted   accounting
principles  ("GAAP")  applied  on a  consistent  basis  throughout  the  periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements,  as permitted by Form 10-QSB of the SEC)
and  fairly  present  in all  material  respects  (subject,  in the  case of the
unaudited  interim  financial   statements,   to  normal,   recurring  year  end
adjustments none of which are or will be material in amount,  individually or in the  aggregate)  the  consolidated  financial  position of the Company as at the dates thereof and the  consolidated  results of their  operations and cash flows for the periods then ended.

                  (c)  The  Company   does  not  have  any  direct  or  indirect
liabilities that were not fully and adequately  reflected or reserved against on the balance sheet or described in the notes to the audited financial  statements of the Company.  The Company has no Knowledge  of any  circumstance,  condition, event or  arrangement  that has taken place at any time that may hereafter  give rise to any liabilities.

            4.8. No Material Adverse Change.  Except as set forth in SEC Reports filed since June 14,  2006 (the  "Recent  Reports"),  since June 14,  2006,  the
Company has not conducted any business or engaged in any  activities  other than activities  related  to the  negotiation  and  execution  of this  Agreement  or activities in the ordinary course,  consistent with past practice, and there has been no change in the  business,  properties,  assets,  operations  or condition
(financial or otherwise)  which has resulted or reasonably  could be expected to result  in or which the  Company  has  reason to  believe  could  reasonably  be expected  to result in a Material  Adverse  Effect on it, and the Company has no
Knowledge of any such change that is threatened,  nor has there been any damage, destruction or loss affecting the assets,  properties,  business,  operations or condition  (financial or otherwise),  whether or not covered by insurance  which has resulted or  reasonably  could be expected to result in or which the Company has reason to  believe  could  reasonably  be  expected  to result in a Material
Adverse  Effect on the Company.  Since  December  31, 2005,  the Company has not
taken,  directly or  indirectly,  any of the actions  identified in Section 5.1, except as set forth in the Recent Reports.

                                       12

            4.9.  Books  and  Records.  The  books and  records,  financial  and otherwise,  of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect,  in reasonable  detail, the transactions and dispositions of the assets and liabilities of the Company

            4.10. Litigation.  There are no Legal Proceedings pending or, to the
Knowledge of the Company, threatened against or involving the Company, or any of its respective property or assets.  There are no outstanding orders,  judgments, injunctions,  awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.

            4.11.  Absence of Liabilities.  As of July 31, 2007, the date of the
Company's most recent balance  sheet,  the Company has no debts,  liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due,  that are not  otherwise set forth in Section 4.11 of the Company Disclosure Letter, which shall be updated as of the Closing Date.

            4.12.  Title to Properties;  Absence of Liens.  The Company has good and marketable title to all of their respective  assets and properties,  whether real, personal or fixed, free and clear of all Liens, except for Liens for Taxes not yet due and payable or which the Company is contesting in good faith and for which adequate reserves have been established.

            4.13.  Compliance  with Laws.  The Company is not in  violation  of, default under,  or conflict with,  any applicable  Order or any Applicable  Law, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            4.14.  Intellectual  Property.  The Company does not own, license or otherwise has any rights in or to any Intellectual Property.

            4.15.   Non-Contravention.   The  execution  and  delivery  of  this
Agreement and the Transaction  Documents by the Company,  the performance by the
Company of its obligations hereunder and thereunder, and the consummation of the
Transactions  contemplated  hereby and thereby by such  entities  (A) do not and will not conflict  with, or result in a breach or violation of (i) any provision of the charter or bylaws of any of the Company,  (ii) any applicable laws, (iii)
any material  agreement,  contract,  lease,  license or  instrument to which the
Company is a party or by which the Company or any of each of its  properties  or assets are bound and (B) will not result in the  creation or  imposition  of any
Lien upon any of the property or assets of the Company pursuant to any provision of any contract or Lien.

                                       13

            4.16.  Consents  and  Approvals.  Except  for  (i)  those  consents, approvals,  authorizations,  filings or notices set forth in Section 4.16 of the
Company Disclosure Letter,  (ii) applicable  requirements of the Securities Act, the Exchange Act or Blue Sky Laws,  (iii) notices and filings in connection with the Merger, no consent, approval or authorization of, filing with, or notice to, any  Governmental  Body is  required  by the  Company  in  connection  with  the execution,  delivery and performance by the Company of this Agreement,  each and every agreement  contemplated hereby, and the consummation by the Company of the
Transactions.

            4.17.  Material  Contracts.  The Company is not in default under any
Material Contract, nor to the Knowledge of the Company, does any condition exist that,  with  notice  or  lapse  of time or  both,  would  constitute  a  default thereunder. To the Knowledge of the Company, no other party to any such Material
Contract of the Company is in default  thereunder,  nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.
No  approval  or  consent  of any  person is needed in order  that the  Material
Contracts of the Company shall  continue in full force and effect  following the consummation of the transactions contemplated by this Agreement.

            4.18.  Taxes.  Except as set forth in  Section  4.18 of the  Company
Disclosure Letter:

                  (a) Filing of Tax Returns.  The Company has timely  filed,  or have had timely filed on their behalf,  with the appropriate  Taxing authorities all Tax  Returns  in  respect  of Taxes  required  to be filed by them.  The Tax
Returns filed  (including any  amendments  thereof) are complete and accurate in all  material  respects.  The Company has not  requested  any  extension of time within  which to file any Tax Return in  respect of any Taxes,  which Tax Return has not since been filed in a timely manner. To the Knowledge of the Company, no claim has ever been made by any Taxing  authority  in a  jurisdiction  where the
Company does not file Tax  Returns,  or has Tax Returns  filed on their  behalf, that they are or may be subject to taxation by that jurisdiction,  or liable for
Taxes owing to that jurisdiction.

                  (b) Payment of Taxes.  All Taxes owed by the Company  (whether or not  shown as due on any Tax  Returns)  have  been  paid in full or  adequate reserves on their  respective  books and/or records have been  established.  The
Company has withheld and paid all Taxes  required to have been withheld and paid
in  connection  with  amounts  paid  or  owing  to  any  employee,   independent
contractor,  creditor,  stockholder,  or other third party. The Company has made all  required  estimated  Tax  payments  sufficient  to avoid  any  underpayment penalties.  The unpaid Taxes of the Company (A) do not, as of the Closing  Date,
exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing  differences  between book and Tax income) set forth on the face of the Company's  most recent  balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing, or having filed on their behalf,  their Tax Returns.  The charges,  accruals  and  reserves  on the books of the Company in respect of any liability  for Taxes (x) based on or  measured  by net  income for any years not finally  determined,  (y)  with  respect  to which  the  applicable  statute  of limitations  has not  expired  or (z)  that has been  previously  deferred,  are adequate to satisfy any assessment for such Taxes for any such years.

                                       14

                  (c) Audits,  Investigations or Claims.  There is no dispute or claim which has not been  resolved  concerning  any Tax liability of the Company either (A)  claimed or raised by any  Taxing  authority  in writing or (B) as to which any of the  directors  and officers  (and  employees  responsible  for Tax matters) of the Company has  Knowledge.  There is no currently  pending audit of any Tax Return of the Company by any Taxing  authority,  and the Company has not ever been notified in writing that any Taxing authority intends to audit any Tax
Return of the Company.  The Company has not executed any outstanding  waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (d) Lien.  There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company.

                  (e) Tax  Elections.  The Company  (i) has not  agreed,  or are required, to make any adjustment under Section 481(a) of the Code by reason of a change  in  accounting  method  or  otherwise;  (ii)  have not made an  election pursuant to Code  Sections 338 or 336(e) or the  regulations  thereunder  or any comparable  provisions of any foreign or state or local income tax law; (iii) is not  subject  to  any  constructive  elections  under  Code  Section  338 or the regulations  thereunder;  (iv) has not made any payments,  are obligated to make any payments,  or are a party to any agreement that under certain  circumstances could obligate it to make any payments that will not be deductible under ss.280G and ss.162(m) of the Code;  and (v) has not made any of the foregoing  elections or are required to apply any of the foregoing  rules under any comparable  state or local income Tax provision.  (f) Prior Affiliated Groups. The Company (A) has never been a member of an affiliated group of corporations within the meaning of
Section  1504 of the Code and (B) does not have any  liability  for the Taxes of any person under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law), as a transferee  or  successor,  by contract or otherwise.  The
Company is not a successor to any other person by way of merger,  reorganization or similar transaction.

                  (g) Tax Sharing Agreements.  The Company is not a party to any
Tax allocation, indemnity or sharing or similar agreement.

                  (h) Section 355. The Company has not  distributed the stock of a "controlled  corporation"  (within the meaning of that term as used in Section
355(a) of the Code) in a  transaction  subject to Section 355 of the Code within the past two years.

                  (i)  Partnerships.  The Company  does not own an interest in a partnership for Tax purposes.

            4.19. Environmental Matters. (i) The Company is in compliance in all material respects with applicable  Environmental  Laws; (ii) the Company has all
Permits  required  pursuant to  Environmental  Laws and are in compliance in all material  respects  with the terms  thereof;  (iii) there are no past or present events, activities,  practices,  incidents,  actions or plans in connection with the operations of the Company which have given rise to or are reasonably  likely to give rise to any liability on the part of the Company under any Environmental
Law; (iv) the Company has not generated,  used,  transported,  treated,  stored, released or disposed of, or has  suffered or permitted  anyone else to generate, use, transport,  treat, store,  release or dispose of any Hazardous Substance in violation of any Environmental  Laws; and (v) there has not been any generation, use,  transportation,  treatment,  storage, release or disposal of any Hazardous
Substance in  connection  with the conduct of the business of the Company or the use of any  property or  facility by the  Company,  or to the  Knowledge  of the
Company, any nearby or adjacent  properties,  in each case, which has created or might  reasonably  be  expected  to  create  any  material  liability  under any
Environmental  Law or which would require  reporting to or  notification  of any
Governmental Body.

                                       15

            4.20. Real Property. The Company has not owned, any real property or any interest in any real property.

            4.21.   Broker's   Fees.  No  broker,   finder,   agent  or  similar
intermediary  has  acted on  behalf  of the  Company  in  connection  with  this
Agreement or the Transactions, and there are no brokerage commissions,  finders'
fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company.

            4.22. Labor Matters. The Company is not now, and has not been in the last five years, bound by or party to any collective  bargaining  agreement and, to  the  Knowledge  of  the  Company,  no  application  for  certification  of a collective  bargaining  agent is pending.  The Company is in compliance with all
Applicable Laws  applicable to the Company  affecting  employment  practices and terms and conditions of employment.

            4.23.  Articles of  Incorporation,  Bylaws,  and Minute  Books.  The
copies of the Articles of  Incorporation  and of the Bylaws of the Company which have been  delivered to the Dr.  Tattoff are true,  correct and complete  copies thereof. The corporate minutes of the Company,  which have been delivered to Dr.
Tattoff, are complete and accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of the Company since the date of  incorporation  and accurately reflects  all  transactions  referred to in such minutes and consents in lieu of meetings.  The Company has delivered to Company all books,  records,  agreements and other material  information  of the Company  relating to the business of the
Company (the "the Company Information"). All documents furnished or caused to be furnished to Dr. Tattoff by the Company are true and correct  copies,  and there are no  amendments  or  modifications  thereto  except  as  set  forth  in  such documents.

            4.24.  Full  Disclosure.   This  Agreement  (including  the  Company
Disclosure Letter) and the SEC Reports,  do not (i) with respect to the Company, contain any representation,  warranty or information that is false or misleading with respect to any material fact, or (ii) with respect to the Company,  omit to state  any  material  fact  necessary  in  order  to make  the  representations, warranties and information  contained herein  (including the Company  Disclosure
Letter) and the SEC Reports, in the context in which made or provided, not false or misleading.

                                       16

                                    ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

            5.1.  Actions  Pending  Closing.  From the  date  hereof  until  the
Effective Time,  unless otherwise  agreed to in writing,  each of the parties to this Agreement agree to conduct its business and operations only in the ordinary course and in  substantially  the same manner as  heretofore  conducted  and the
Company  shall  continue  to make  timely  filings  (except  pursuant  to  valid extensions)  as  required  by the SEC  pursuant  to the  Securities  Act and the
Exchange  Act and  shall not take any  action  that will  adversely  affect  the ability of the Company to qualify for  quotation of its common stock on the over the counter  bulletin board.  Without  limiting the generality of the foregoing, prior to the Effective Time, none of the parties to this Agreement shall, except
as  contemplated  by  this  Agreement   (including   without   limitation,   the
transactions contemplated in connection with the Bridge Financing),  without the prior  written  consent of the other  parties  to this  Agreement,  directly  or indirectly, do any of the following:

                  (a)  except to the  extent  required  by  Applicable  Law,  as contemplated  by this  Agreement,  amend or  otherwise  change the  articles  of incorporation,  Bylaws,  operating  agreement  or other  similar  organizational document;

                  (b) issue or  authorize  or propose  the  issuance  of,  sell, pledge or dispose of, grant or otherwise  create, or agree to issue or authorize or propose the issuance,  sale,  pledge,  disposition,  grant or creation of any additional shares of, or any options, warrants,  convertible securities or other rights of any kind to acquire  any shares of, its  capital  stock or any debt or equity securities convertible into or exchangeable for such capital stock;

                  (c) purchase,  redeem or otherwise acquire or retire, or offer to purchase,  redeem or otherwise  acquire or retire,  any shares of its capital stock  (including  any security  convertible  or  exchangeable  into its capital stock);

                  (d) enter into any Material  Contract,  except in the ordinary course of business;

                  (e)  declare,  set aside,  make or pay any  dividend  or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, reclassify,  recapitalize,  split, combine or exchange any of its shares of capital stock;

                  (f) incur or become  contingently  liable with  respect to any indebtedness for borrowed money or guarantee any such  indebtedness or issue any debt securities;

                                       17

                  (g) (i) increase the compensation payable or to become payable to, or enter into any employment agreement with, any of its directors, executive officers  or  employees,  (ii) grant any  severance  or  termination  pay to any director, officer or employee, (iii) enter into any severance agreement with any director,  officer or employee,  (iv) establish,  adopt, enter into,  terminate, withdraw from or amend in any material  respect or take action to accelerate any rights or benefits under any collective bargaining  agreement,  any stock option plan or any  employee  Benefit  Plan or  policy,  or (v)  hire any  employee  or consultant;

                  (h) take any  action,  other  than  reasonable  actions in the ordinary course of business and consistent  with past practice,  with respect to accounting policies or procedures, except as may be required by GAAP;

                  (i)  acquire or agree to  acquire by merging or  consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the  assets  of, or by any other  means,  any  business  or any  corporation, partnership, association or other business entity;

                  (j) mortgage or otherwise  encumber,  subject to any Lien,  or sell, transfer or otherwise dispose of, any of its properties or assets that are material, individually or in the aggregate;

                  (k)  adopt  a  plan  of  complete   or  partial   liquidation,
dissolution, restructuring, recapitalization or other reorganization;

                  (l) pay,  discharge  or satisfy  any  claims,  liabilities  or
obligations   (absolute,   accrued,   asserted  or  unasserted,   contingent  or
otherwise),  other than the payment,  discharge or  satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its financial  statements or incurred in the ordinary course of business and consistent with past practice;

                  (m) take, or agree in writing or otherwise to take, any of the actions  described  in Sections  6.1(a)  through (l) above,  or any action which would make any of the representations or warranties  contained in this Agreement untrue or  incorrect  in any  material  respect or prevent  the  parties to this
Agreement from  performing or cause the parties to this Agreement not to perform their respective covenants under this Agreement in any material respect;

                  (n) waive, release,  assign, settle or compromise any material rights, claims or litigation (including any confidentiality agreement);

                  (o)  authorize  any of, or commit or agree to take any of, the foregoing actions; or

                  (p) make or change any Tax election,  settle any audit,  claim or  examination  of Taxes,  adopt or apply to change any method of accounting or accounting  practice for Tax purposes,  file any amended Tax Return,  enter into any closing  agreement or request a Tax ruling from a Tax authority,  settle any claims for Taxes, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, Tax Return or claim for Taxes,  or take any  action or fail to take any  action  that would have a material  adverse  effect on the Tax  liability  of any of the parties to this Agreement.

                                       18

            5.2. Company  Shareholders'  Approval.  As soon as practicable after the date  hereof,  the  Company  will take all steps  necessary  to solicit  the approval of the requisite  number of stockholders  of the Company  approving the
Merger and this  Agreement in accordance  with the  provisions of the FLBCA (the
"Company  Consent").  Except as otherwise  contemplated  by this  Agreement  and subject to the exercise of the fiduciary duties of the Company's directors,  the
Board of Directors of the Company (i) shall recommend to the stockholders of the
Company that they  approve the Merger,  and (ii) shall use its  reasonable  best efforts to obtain the Company Consent.

            5.3. Post-Effective Amendment. The Company shall file with the SEC a
Post Effective  Amendment  pursuant to Rule 419 promulgated under the Securities
Act.

            5.4. Dr. Tattoff Member's Approval. As soon as practicable after the date hereof,  Dr. Tattoff will take all steps  necessary to solicit the approval of the requisite  number of its members  approving the Merger and this Agreement in accordance with the provisions of the CALLCA and its operating agreement (the
"Dr. Tattoff Consent").  Except as otherwise  contemplated by this Agreement and subject  to the  exercise  of the  fiduciary  duties of Dr.  Tattoff's  managing members,  the managing members of Dr. Tattoff (i) shall recommend to the Members of Dr.  Tattoff that they approve the Merger,  and (ii) shall use its reasonable best efforts to obtain the Dr. Tattoff Consent.

            5.5. Efforts; Consents. Each of the parties to this Agreement agrees to, and to cause its respective  Subsidiaries to, use reasonable best efforts to take or cause  to be  taken  all  actions  necessary,  proper  or  advisable  to consummate the Merger and the  Transactions.  Without limiting the generality of the  foregoing,  each of the  parties  hereto  shall  use,  and shall  cause its
respective   Subsidiaries  to  use,   reasonable  best  efforts  to  obtain  all
authorizations,  consents,  orders and  approvals of Federal,  state,  and local regulatory  bodies,  that are or may become necessary for the performance of its respective  obligations pursuant to this Agreement,  the Transactions  Documents and the consummation of the Transactions,  and shall cooperate fully in promptly seeking to obtain such authorizations,  consents, orders and approvals as may be necessary for the  performance  of its respective  obligations  pursuant to this
Agreement, the Transaction Documents and the Transactions. The parties shall not take,  and shall cause their  respective  Subsidiaries  not to take,  any action which would have the effect of  delaying,  impairing  or impeding the receipt of any required  regulatory  approvals,  and the parties shall use, and shall cause their  respective  Subsidiaries  to use,  reasonable best efforts to secure such approvals as promptly as possible.  The parties shall use, and shall cause their respective  Subsidiaries to use,  reasonable best efforts not to take any action or enter into any  transaction  which would  result in a breach of any  covenant made by such party in this Agreement.

            5.6. Filing of Tax Returns; Payment of Taxes. Each of the parties to this  Agreement will prepare in a manner  consistent  with its past practice and timely  file all Tax  Returns  it is  required  to  file,  the due date of which
(without  extensions)  occurs on or before  the  Closing  Date and shall pay all
Taxes due with respect to any such Tax Returns.

                                       19

            5.7. Access to Information.

                  (a) The Company  shall afford Dr.  Tattoff and shall cause its independent  accountants to afford to Dr. Tattoff, and its accountants,  counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning the Company as Dr.
Tattoff may reasonably request,  provided that the Company shall not be required to disclose any information  which it is legally required to keep  confidential.
Dr. Tattoff will not use such information for purposes other than this Agreement and will  otherwise hold such  information  in confidence  (and Dr. Tattoff will cause its consultants and advisors also to hold such  information in confidence)
until such time as such information otherwise becomes publicly available without any violation of this Agreement by Dr. Tattoff,  and in the event of termination of this Agreement for any reason the Company shall promptly return,  or cause to be returned,  to Dr. Tattoff all documents  obtained from Dr.  Tattoff,  and any copies made of such documents, extracts and copies thereof.

                  (b) Dr.  Tattoff  shall  afford the  Company  and the  Company
Shareholders  and  shall  cause  its  independent  accountants  to afford to the
Company and the Company Shareholders,  and their accountants,  counsel and other representatives,  reasonable  access  during  normal  business  hours during the period  prior  to  the  Closing  to  all of  Dr.  Tattoff's  properties,  books, contracts,  commitments  and  records  and to the audit  work  papers  and other records of Dr.  Tattoff's  independent  accountants.  During  such  period,  Dr.
Tattoff shall use reasonable  efforts to furnish promptly to the Company and the
Company Shareholders such information  concerning Dr. Tattoff as the Company and the Company Shareholders may reasonably request, provided that Dr. Tattoff shall not be required to disclose any information which it is legally required to keep confidential.  The  Company  and the  Company  Shareholders  will  not use  such information  for purposes other than this Agreement and will otherwise hold such information  in confidence  (and the Company and the Company  Shareholders  will cause their respective consultants and advisors also to hold such information in confidence)  until  such time as such  information  otherwise  becomes  publicly available  without any  violation of this  Agreement by the Company,  and in the event of  termination  of this  Agreement  for any  reason the  Company  and the
Company  Shareholders  shall promptly  return,  or cause to be returned,  to the disclosing party all documents obtained from Dr. Tattoff, and any copies made of such documents, extracts and copies thereof.

            5.8.  Confidentiality.  Unless (i) otherwise  expressly  provided in this  Agreement,  (ii) required by Applicable Law, (iii) necessary to secure any required  consents  as to  which  the  other  party  has been  advised,  or (iv)
consented to in writing by Dr.  Tattoff and the Company,  this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential  by the  Company,  Dr.  Tattoff  and its  Subsidiaries,  and  their respective  officers,  directors,  employees and agents. Prior to any disclosure pursuant to the preceding sentence,  the party intending to make such disclosure shall  consult  with the other  party to the extent  practicable  regarding  the nature and extent of the disclosure.  Subject to the preceding sentence, nothing contained  herein shall preclude  disclosures to the extent  necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law.
In the event the Merger is not  consummated,  Dr.  Tattoff and the Company shall return to the other all documents  furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such  information by Law or such  disclosure is necessary in connection with the pursuit  or defense of a claim,  (ii) such  information  was known by such party prior to such  disclosure or was thereafter  developed or obtained by such party independent of such disclosure,  (iii) such party received such information on a non-confidential  basis from a source,  other than the other party, which is not known by such party to be bound by a  confidentiality  obligation  with  respect thereto or (iv) such information becomes generally available to the public or is otherwise  no  longer  confidential.  Prior  to any  disclosure  of  information pursuant to the  exception in clause (i) of the  preceding  sentence,  the party intending to disclose the same shall so notify the party which provided the same to the extent  practicable in order that such party may seek a protective  order or other appropriate remedy should it choose to do so.

                                       20

            5.9.  Notification of Certain Matters. The Company shall give prompt notice to Dr.  Tattoff  if any of the  following  occurs  after the date of this
Agreement:  (i) receipt of any notice or other communication in writing from any person  alleging  that the  consent  of such  person  is or may be  required  in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other  communication from any Governmental  Authority  (including, but not limited to, the NASD, the SEC or any securities  exchange) in connection with the  transactions  contemplated by this Agreement;  (iii) the occurrence or non-occurrence  of any fact or event which could reasonably be expected to cause any  covenant,  condition  or  agreement  hereunder  not to be complied  with or satisfied  in any  material  respect;  (iv) the  commencement  or  threat of any litigation  involving  or  affecting  the  Company,  or any of their  respective properties or assets;  (v) the occurrence or non-occurrence of any fact or event that  causes or is  reasonably  likely to cause a breach by the  Company  of any provision of this  Agreement,  and (vi) the occurrence of any event that, had it occurred prior to the date of this Agreement  without any additional  disclosure hereunder, would have constituted a Material Adverse Effect on the Company.

            5.10. Non-Solicitation.

                  (a) No party to this  Agreement,  nor any of their  respective
officers,  directors,  employees,  agents,  affiliates,   accountants,  counsel,
investment bankers,  financial advisors or other representatives  (collectively,
"Representatives"),  shall (i)  directly  or  indirectly,  initiate,  solicit or encourage,  or take any action to  facilitate  the  making  of, any  Acquisition
Proposal,  (ii) enter into any  agreement  or take any other  action that by its terms  could  reasonably  be  expected  to  adversely  affect the ability of the parties hereto to consummate the Merger,  or (iii) directly or indirectly engage or otherwise participate in any discussions or negotiations with, or provide any information  or data to, or afford  any  access  to their  properties,  books or records to, or otherwise assist, facilitate or encourage, any person (other than
Dr. Tattoff or any affiliate or associate  thereof)  relating to any Acquisition
Proposal.

                  (b) Each of the  parties to this  Agreement  and each of their
Representatives  shall immediately cease and cause to be terminated all existing
discussions  and  negotiations,   if  any,  with  any  other  persons  conducted
heretofore with respect to any Acquisition Proposal.

                                       21

                  For  purposes of this  Agreement,  an  "Acquisition  Proposal"
means any inquiry,  proposal or offer from any person relating to (i) any direct or indirect  acquisition or purchase of a business that  constitutes 50% or more of the net revenues, net income or assets of any party to this Agreement,  taken as a whole, or 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power)
of the Company or Dr.  Tattoff,  (ii) any tender offer or exchange offer that if consummated  would result in any person  beneficially  owning 50% or more of the common stock or voting power (or of  securities  or rights  convertible  into or exercisable  for such  common  stock or  voting  power)  of the  Company  or Dr.
Tattoff,   or   (iii)   any   merger,   consolidation,   business   combination,
recapitalization,  liquidation, dissolution or similar transaction involving the
Company,  Dr. Tattoff or any of their  Subsidiaries that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries or
Dr. Tattoff and its Subsidiaries,  as the case may be, taken as a whole, or that results in the stockholders of the Company or the Members of Dr. Tattoff, as the
case may be,  immediately prior to such transaction  owning less than 50% of the outstanding voting securities of the Company or Dr. Tattoff, as the case may be, immediately  after such  transaction,  in each case other than the  transactions contemplated by this Agreement.  Each of the transactions referred to in clauses
(i) - (iii) of the foregoing definition of Acquisition Proposal,  other than the
Merger  proposed by this  Agreement,  is  referred to herein as an  "Acquisition
Transaction."

            5.11.  Further  Assurances.  At any time and from time to time after the Closing,  each party to this  Agreement  agrees to cooperate with each other party and to execute and deliver such other  documents,  instruments of transfer or assignment,  files,  books and records and do all such further acts as may be reasonably  required to consummate  the  Transactions,  including to provide any necessary information in connection with the Company's filing its Post Effective
Amendment with the SEC.

            5.12. Public  Disclosure.  Prior to the Closing,  each party to this
Agreement  shall consult with each other party before  issuing any press release or otherwise making any public statements,  announcements or communications with respect to this  Agreement  or any of the  Transactions  and shall not issue any
such  press  release  or  make  any  such  public  statement,   announcement  or
communication  without the prior  written  consent of the other  parties,  which consent  shall  not be  unreasonably  withheld,  except  as may be  required  by
Applicable Law.

            5.13. Board of Directors.  Prior to the Effective Time, the Board of
Directors of the Company,  in accordance  with  applicable  law,  shall take all necessary action (including the resignation of existing  directors) to cause its
Board of  Directors,  as of the  Effective  Time,  to consist of a total of five members,  with all such members to be designated in writing by Dr. Tattoff, each to hold office from the Effective  Time until their  respective  successors  are duly elected or appointed and qualify, or they resign or are removed.

            5.14. Existing Company Liabilities. At July 31, 2007 and at Closing,
the  Company  shall pay or  otherwise  satisfy  or  discharge  all of its debts,
obligations  and  liabilities  of  any  kind  whatsoever,   including,   without
limitation,  all of the debts, obligations and liabilities set forth on the July
31, 2007 balance sheet, incurred between the date thereof and the Closing Date.

                                       22

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

            6.1.  Conditions  to Each  Party's  Obligations  to  Consummate  the
Transactions.  The  respective  obligations  of each party to this  Agreement to consummate the Transactions shall be subject to the following conditions, unless waived in writing prior to the Closing Date by such party:

                  (a)  Consents  and   Approvals.   All   consents,   approvals,
authorizations,  orders and action of any  Governmental  Body required to permit the consummation of the Transactions  shall have been obtained or made and shall be in full force and effect.

                  (b) No  Restraints.  No action  shall have been taken,  and no statute,  rule,  regulation,  executive order,  judgment,  decree, or injunction shall have been  enacted,  entered,  promulgated  or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or  regulatory  agency of competent  jurisdiction  which  restrains,  enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its reasonable  best efforts to avoid the effect of any such statute,  rule, regulation  or order or to have any such order,  judgment,  decree or injunction lifted).

                  (c)  Investment  Letter.  Each Dr.  Tattoff  Member shall have delivered to the Company and Dr. Tattoff a completed  investment  representation letter in the form attached hereto as Exhibit A (each, an "Investment Letter").

                  (d) Rule 419. The Company shall have filed its Post  Effective
Amendment  with the SEC pursuant to Rule 419  promulgated  under the  Securities
Act.

            6.2.  Conditions to  Obligations  of the Company to  Consummate  the
Transactions.

      The  obligation of the Company to  consummate  the  Transactions  shall be subject  to the  satisfaction  of the  following  conditions,  unless  waived in writing prior to the Closing Date by the Company:

                  (a)  Representations  and Warranties.  The representations and warranties of Dr. Tattoff  contained herein that are qualified as to materiality or a Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified  shall be true and correct in all material  respects,  in each  case at and as of the  Effective  Time with the same  force and  effect as though  made  at  and  as  of  the  Effective  Time  (except  to  the  extent  a representation  or warranty speaks  specifically as of an earlier date, in which case as of such date).

                  (b)  Performance  of  Obligations.   Dr.  Tattoff  shall  have
performed,  in all material  respects,  all  obligations  and complied  with all covenants  required by this  Agreement to be performed or complied  with, in all material respects, by each of them prior to the Effective Time.

                                       23

                  (c) Officer's Certificate. Dr. Tattoff shall have executed and delivered to the Company a certificate,  dated the date of Closing and signed by an officer of Dr. Tattoff, evidencing compliance with Sections 6.2(a) and 6.2(b)
hereof.

                  (d) Due  Diligence.  The  Company  shall  have  completed  its financial,  business and legal due diligence investigation of Dr. Tattoff to the
Company's and its counsel's  satisfaction  which shall be determined at the sole and absolute discretion of the Company and its counsel.

                  (e)  Equity  Financing.   Definitive   agreements   obligating
investors to acquire at least  $2,500,000  in capital stock of the Company based on a pre-money  valuation as reasonably  agreed among the parties,  on terms and conditions satisfactory to Dr. Tattoff, in its sole discretion,  shall have been executed  and  delivered  to the  Company,  subject  only to the  Closing of the
Merger,  and the purchase price for such capital stock shall have been placed in escrow with the release of such  purchase  price  subject only to the closing of the Merger.

                  (f) Stock Certificates.  Certificates evidencing the number of
Merger Shares to be issued to each Dr.  Tattoff  Member in the names of such Dr.
Tattoff  Members shall have been delivered by the Company's  agent to counsel to
Dr. Tattoff in accordance with Section 2.2.

                  (g) Approval.  Holders of at least a majority of the Company's outstanding  capital stock shall have approved the Merger and this  Agreement in accordance with the FLBCA.

                  (h) Legal Opinion. Dr. Tattoff Members shall have received the legal opinion of counsel to the Company,  in agreed upon form  addressed to such
Members.

                  (i) Resignations. The members of the Board of Directors of the
Company  shall have each  delivered his or her  resignation  effective as of the
Closing in a form reasonably acceptable to Dr. Tattoff.

                  (j) Material  Adverse  Effect.  There shall not have  occurred after  the  date  hereof  any  event  or  events  that,  individually  or in the aggregate, constitute a Material Adverse Effect on Dr. Tattoff.

            6.3.  Conditions to  Obligations  of Dr.  Tattoff to Consummate  the
Transactions. The obligation of Dr. Tattoff to consummate the Transactions shall be subject to the  satisfaction  of the following  conditions,  unless waived in writing prior to the Closing Date by Parent and Merger Sub:

                  (a)  Representations  and Warranties.  The representations and warranties of the Company  contained herein that are qualified as to materiality or a Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified  shall be true and correct in all material  respects,  in each  case at and as of the  Effective  Time with the same  force and  effect as though  made  at  and  as  of  the  Effective  Time  (except  to  the  extent  a representation  or warranty speaks  specifically as of an earlier date, in which case as of such date).

                                       24

                  (b)  Performance  of  Obligations.   The  Company  shall  have
performed,  in all material  respects,  all  obligations  and complied  with all covenants  required by this  Agreement to be performed or complied  with, in all material respects, by it prior to the Effective Time.

                  (c) Officer's Certificate. The Company shall have executed and delivered to Dr. Tattoff a certificate,  dated the date of Closing and signed by an officer of the Company, evidencing compliance with Sections 6.3(a) and 6.3(b)
hereof.

                  (d)   Approval.   Holders  of  at  least  a  majority  of  the
outstanding  membership  interests of Dr. Tattoff shall have approved the Merger and this Agreement in accordance with the CALLCA. (e) Legal Opinion. The Company
Shareholders  shall have received the legal opinion  ------------- of counsel to the Dr. Tattoff, in agreed upon form addressed to such Company Shareholders.

                  (f) Material  Adverse  Effect.  There shall not have  occurred after  the  date  hereof  any  event  or  events  that,  individually  or in the aggregate, constitute a Material Adverse Effect on the Company.

                                   ARTICLE VII

                                   TERMINATION

            7.1. Termination. This Agreement may be terminated at any time prior to the Effective  Time,  whether  before or after approval of this Agreement and the Merger by the stockholders of the Company:

                  (a) by the  mutual  written  consent  of the  parties  to this
Agreement;

                  (b) by either the Company or Dr. Tattoff, by written notice to the other if, for any reason, the Closing has not occurred prior to the close of business on or before November 15, 2007; provided,  however,  that (i) the right to  terminate  this  Agreement  pursuant  to this  Section  7.1(b)  shall not be available to the Company or Dr. Tattoff, as applicable,  if the party seeking to terminate the Agreement is responsible for the delay;

                  (c) by either the Company or Dr. Tattoff, by written notice to the other,  if any court of competent  jurisdiction  shall have issued an order, judgment  or decree  (other  than a temporary  restraining  order)  restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

                  (d) at the  election of the  Company,  if (i) Dr.  Tattoff has
materially  breached  any  representation,   warranty,   covenant  or  agreement
contained in this Agreement, which breach has not been cured on or before thirty
(30) Business Days  following  delivery of written  notice of such breach by the
Company to Dr.  Tattoff;  provided,  however,  that the right to terminate  this
Agreement  pursuant to this  Section  7.1(d) (A) shall not be  available  to the
Company  if  the  Company  at  such  time,   is  in   material   breach  of  any
representation,  warranty, covenant or agreement set forth in this Agreement, or
(B) if the Company or its counsel is not satisfied with the financial,  business or legal due diligence investigation of Dr. Tattoff or any item or issue that is discovered in the course of such  investigation  as determined by the Company or its counsel in its sole and absolute discretion; and

                                       25

                  (e) at  the  election  of Dr.  Tattoff,  if  the  Company  has
materially  breached  any  representation,   warranty,   covenant  or  agreement
contained in this Agreement, which breach has not been cured on or before thirty
(30) Business Days  following  delivery of written notice to the Company of such breach by Dr.  Tattoff;  provided,  however,  that the right to  terminate  this
Agreement  pursuant to this Section 7.1(e) shall not be available to Dr. Tattoff if Dr.  Tattoff,  at such time,  is in  material  breach of any  representation, warranty, covenant or agreement set forth in this Agreement.

            7.2. Effect of Termination.  In the event of the termination of this
Agreement by either the Company or Dr. Tattoff pursuant to Section 7.1, (i) this
Agreement shall forthwith  become void and have no further force or effect,  and
(ii) there shall be no further liability under this Agreement on the part of Dr.
Tattoff or the Company,  other than  pursuant to the  provisions of Section 5.6,
Section 5.7, this Section 7.2 and Section 7.3.

            7.3. Expenses; Termination Fees.

                  (a)  Except as set forth in this  Section  7.3,  all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party  incurring such costs and expenses,  whether or not the Merger is consummated.

                  (b) All payments  under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to whom such payment will be made.

                  (c) The term "Expenses" shall mean all out-of-pocket  expenses incurred by the Company and its  affiliates in connection  with this  Agreement, any letter of intent related to this  Agreement,  and the  transactions  and due diligence contemplated hereby, including,  without limitation, fees and expenses of accountants, attorneys and financial advisors.

                  (d) The parties  acknowledge that the agreements  contained in this Section 7.3 are an integral part of the  transactions  contemplated by this
Agreement,  and that,  without  these  agreements,  neither Dr.  Tattoff nor the
Company would enter into this Agreement.  Accordingly,  if either party fails to promptly pay any amounts  owing  pursuant to this Section 7.3 when due, then the party from whom such  payment is due shall in addition  thereto pay to the other party all costs and  expenses  (including  fees and  disbursements  of  counsel)
incurred in collecting such amounts,  together with interest on such amounts (or any unpaid  portion  thereof) from the date such payment was required to be made until the date such  payment is received by the party  entitled to such  payment hereunder  at the prime rate of Chase  Manhattan  as in effect from time to time during such period.

                                       26

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1. Certain Definitions;  Rules of Construction.  Definitions shall apply  equally  to both the  singular  and  plural  forms of the terms  defined.
Whenever the context may require,  any pronoun shall  include the  corresponding masculine,  feminine  and  neuter  forms.  All  references  herein to  Articles,
Sections,  Exhibits and  Schedules  shall be deemed to be references to Articles and  Sections  of, and  Exhibits and  Schedules  to, this  Agreement  unless the context shall  otherwise  require.  All Exhibits and Schedules  attached  hereto shall be deemed  incorporated  herein as if set forth in full herein and, unless otherwise defined therein,  all terms used in any Exhibit or Schedule shall have the  meaning  ascribed  to such term in this  Agreement.  The  words  "include,"
"includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The words "hereof,"  "herein" and "hereunder" and words of similar import when used in this Agreement  shall refer to this Agreement as a whole and not to any particular  provision of this Agreement.  Unless otherwise  expressly provided herein, any agreement,  plan, instrument or statute defined or referred to herein or in any  agreement  or  instrument  that is referred to herein means such  agreement,  plan,  instrument  or  statute  as from time to time  amended, modified or  supplemented,  including (in the case of agreements or instruments)
by waiver or consent and (in the case of statutes) by  succession  of comparable successor  statutes and references to all  attachments  thereto and  instruments incorporated  therein.  For the purposes of this Agreement,  the following terms shall have the following meanings:

      "Acquisition Proposal" has the meaning set forth in Section 5.9.

      "Acquisition Transaction" has the meaning set forth in Section 5.9.

      "Adjustment Event" has the meaning set forth in Section 2.3.

      "Affiliate" shall mean, with respect to any Person,  any other Person that directly or indirectly  controls,  is controlled  by, or is under common control with,  such first  Person.  The term  "control"  means  possession,  directly or indirectly,  of the power to direct or cause the direction of the  management or policies of a Person,  whether  through the ownership of voting  securities,  by contract or otherwise.

      "Applicable Law" means any Federal, state or local law, regulation,  code, ordinance,  statute,  rule,  Order,  judgment,  decree or other requirement of a
Governmental  Body applicable to the business of the Company or Dr. Tattoff,  as the context may require.

      "Benefit Plan" means each deferred compensation,  executive  compensation, incentive compensation,  stock purchase or other stock-based  compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice,
hospitalization  or  other  medical,  life  or  other  insurance,   supplemental
unemployment  benefits,  profit sharing,  pension,  or retirement plan, program, agreement,  commitment or  arrangement,  and each other  employee  Benefit Plan, program, agreement or arrangement, including, without limitation, each "employee
Benefit Plan" as such term is defined under Section 3(3) of ERISA.

                                       27

      "Blue Sky Laws" has the meaning set forth in Section 3.10.

      "Bridge  Financing" means the bridge  financing  pursuant to which lenders provided financing for Dr. Tattoff in an aggregate amount of $375,000.

      "Business  Day" means any day other than  Saturday  or Sunday or any other day on which banks in the State of New York are  permitted  or  obligated  to be closed for business.

      "CALLCA" has the meaning set forth in the recitals.

      "California  Certificate  of Merger"  has the meaning set forth in Section
1.2.

      "Claim" means any action, suit, claim,  complaint,  demand,  litigation or similar proceeding.

      "Closing" has the meaning set forth in Section 1.2.

      "Closing Date" has the meaning set forth in Section 1.2.

      "Company" has the meaning set forth in the preamble.

      "Company Certificates" has the meaning set forth in Section 2.2(a).

      "Company Common Stock" has the meaning set forth in Section 2.1(b).

      "Company Consent" has the meaning set forth in Section 5.2.

      "Company Disclosure Letter" has the meaning set forth in Article III.

      "Company  Shareholder"  and  "Company  Shareholders"  have the meaning set forth in Section 2.1.

      "Company Warrant" has the meaning set forth in Section 2.4.

      "Dr. Tattoff Disclosure Letter" has the meaning set forth in Article IV.

      "Dr. Tattoff" has the meaning set forth in the preamble.

      "Dr.  Tattoff  Financial  Statements" has the meaning set forth in Section
3.14.

      "Dr. Tattoff Information" has the meaning set forth in Section 4.24.

      "Dr. Tattoff Warrant" has the meaning set forth in Section 2.4.

                                       28

      "Effective Time" has the meaning set forth in Section 1.2.

      "Environmental  Laws" means all applicable statutes,  rules,  regulations, ordinances,  orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by Governmental Body under federal, state, local or common law, indemnity agreements or other contractual obligations,  in each case, pertaining to the protection of the environment, protection of public health, protection of worker health and safety,  the treatment,  emission and/or discharge of gaseous, particulate  and/or  effluent  pollutants,  and/or  the  handling  of  hazardous materials, including, without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive  Environmental  Response,  Compensation and Liability
Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution
Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation
Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42
U.S.C.  ss. 6901, et seq.  ("RCRA"),  and the Toxic  Substances  Control Act, 15
U.S.C. ss. 2601, et seq.

      "Exchange  Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Agent" has the meaning set forth in Section 2.2.

      "Expenses" has the meaning set forth in Section 7.3(d).

      "FLBCA" has the meaning set forth in the recitals.

      "Florida Certificate of Merger" has the meaning set forth in Section 1.2.

      "Fully  Diluted  Basis"  shall mean that the amount of common  stock of an entity  outstanding  shall be  determined  on the  basis  that  all  outstanding options,  warrants and other convertible  securities shall be deemed to be fully exercised or converted (as the case may be) into common stock; provided however, that the notes and warrants  issued by the Company in connection with the Bridge
Financing  shall not be included in a  calculation  on a Fully Diluted Basis for purposes of this Agreement.

      "GAAP" has the meaning set forth in Section 4.7(b).

      "Governmental  Body" means any court,  administrative or regulatory agency or commission or other governmental authority of competent jurisdiction.

      "Government Agency" means (i) the United States Government,  including all departments  and  agencies of any branch of the United  States  Government,  all
independent  agencies  or  instrumentalities   and  all  non-appropriated   fund
activities  within the United States  Government  and United  States  Government
corporations, and (ii) any state or local government, including all departments,
agents,   agencies,   branches,   independent  agencies  or   instrumentalities,
activities,  and non-appropriated  fund activities of or within a state or local government and all state or local government corporations.

                                       29

      "Hazardous  Substances"  means  any  pollutants,  contaminants,  toxic  or hazardous or extremely hazardous substances,  materials,  wastes,  constituents,
compounds,   chemicals   (including,   without  limitation,   petroleum  or  any
by-products  or fractions  thereof,  any form of natural gas,  Bevill  Amendment
materials,   lead,   asbestos  and   asbestos-containing   materials,   building
construction  materials  and  debris,  polychlorinated  biphenyls  ("PCBs")  and
PCB-containing  equipment,  radon  and  other  radioactive  elements,   ionizing
radiation,  electromagnetic  field radiation and other  non-ionizing  radiation, sonic forces and other natural forces, infectious,  carcinogenic,  mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

      "Intellectual  Property"  means all of the  following  as they are used in connection  with the  business of a Person as  presently  conducted  and as they exist in all  jurisdictions  throughout  the world,  in each case, to the extent owned by such Person:

                  (a) patents,  patent applications and inventions,  designs and improvements  described and claimed  therein,  patentable  inventions  and other patent rights  (including any divisions,  continuations,  continuations-in-part, substitutions,  or  reissues  thereof,  whether or not patents are issued on any such  applications  and  whether  or not any  such  applications  are  modified, withdrawn, or resubmitted);

                  (b) trademarks, service marks, trade dress, trade names, brand names,  designs,  logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

                  (c)  copyrights  and mask works,  including  all  renewals and extensions  thereof,  copyright  registrations and applications for registration thereof;

                  (d) trade secrets, confidential business information and other proprietary  information,  concepts,  ideas,  designs,  research or  development
information,   processes,   procedures,   techniques,   technical   information,
specifications,   operating  and  maintenance  manuals,   engineering  drawings,
methods,  know-how,  technical  data  and  databases,  discoveries,  inventions, modifications,  extensions,  improvements, and other proprietary rights (whether or  not  patentable  or  subject  to  copyright,  mask  work,  or  trade  secret protection);

                  (e) computer software programs, including, without limitation, all source code, object code, and documentation related thereto; and

                  (f) Internet addresses, domain names, web sites, web pages and similar rights and items.

      "Investment Letter" has the meaning set forth in Section 6.1(c).

      "Knowledge" with respect to any Person,  means the actual knowledge of any of the officers or directors of such Person after diligent inquiry.

      "Legal Proceedings" has the meaning set forth in Section 3.7.

                                       30

      "Lien" means any mortgage,  pledge,  lien, charge,  easement,  restrictive covenant, encumbrance, voting or transfer restriction, or security interest.

      "Material  Adverse Effect" means any change,  effect,  event or occurrence that is materially  adverse to the condition  (financial or otherwise),  assets, properties, business or operations of a Person and its Subsidiaries,  taken as a whole.

      "Material  Contract"  means all of the  following  contracts,  agreements, understandings or arrangements,  whether or not in writing, to which a Person is a party or by or to which any of them or any of their assets or  properties  are bound or subject, with respect to: (i) any current or former officer,  director, stockholder,  employee,  consultant,  agent or other  representative  or with an entity in which any of the  foregoing is a  contracting  person;  (ii) any labor union or association  representing  any employee;  (iii) the purchase or sale of
materials,  supplies,  equipment,   merchandise  or  services  that  contain  an
escalation,  renegotiation  or  redetermination  clause calling for an aggregate purchase  or sale price or  payments  of more than $5,000 in any one case (or in the  aggregate,  in the  case of any  related  series  of  contracts  and  other agreements);  (iv) the sale of any of its assets or properties other than in the ordinary  course of business or for the grant to any person of any  preferential rights  to  purchase  any of its  assets  or  properties;  (v)  joint  ventures, strategic  alliances  or  partnerships;  (vi) an indemnity or sharing of any tax liability  of any third  party;  (vii) the purchase or sale price or payments of more  than  $5,000  in any one  case  (or in the  aggregate,  in the case of any related  series of contracts  and other  agreements)  that cannot be canceled by such Person with less than ninety  days'  notice  without  incurring  liability, premium or penalty; (viii) the sharing of fees, the rebating of charges or other similar arrangements;  (ix) obligations or liabilities of any kind to holders of such Person  securities as such;  (x) covenants of such Person not to compete in any line of business or with any person in any geographical area or covenants of any other  person not to compete with the such Person in any line of business or in any  geographical  area;  (xi)  the  acquisition  by the such  Person  of any operating  business,  including  the  assets or the  capital  stock of any other person;  (xii)  options for the purchase of any asset,  tangible or  intangible, requiring the payment to any person of a commission  or fee;  (xiii) the payment of fees or other  consideration  on behalf of any  officer or  director  of such
Person or to any other  entity in which any of the  foregoing  has an  interest;
(xiv) the borrowing of money;  (xv) any purchase price or sale price or payments of more  than  $5,000 in any one case (or in the  aggregate,  in the case of any related  series of contracts  and other  agreements)  whether or not made in the ordinary course of business;  (xvi) the purchase or sale of material,  supplies, equipment,  merchandise,  intellectual property, real property,  assets (whether tangible or  intangible)  or  services  where the  purchase  or sale price,  the estimated  purchase or sale price, the maximum order price, the maximum contract price,  or the ceiling price  (whether in one case or in the  aggregate,  in the case of a related series of contracts or other  agreements) is more than $5,000, and a party to the  contract  or the  known end or  ultimate  user,  seller,  or purchaser  is any  Government  Agency;  (xvii) any schedule  contracts  with the
United States  General  Services  Administration  or any multiple award schedule contracts,  basic  agreements,  basic ordering  agreements,  or blanket purchase agreements with any Government Agency; and (xviii) any other contract, agreement or arrangement that is material to the business of a Person.

      "Member" and "Members" have the meaning set forth in Section 2.1(a).

                                       31

      "Membership Interests" has the meaning set forth in Section 2.1(a).

      "Merger" has the meaning set forth in the recitals.

      "Merger Shares" has the meaning set forth in Section 2.1(b).

      "Orders" has the meaning set forth in Section 3.9.

      "Permitted Liens" has the meaning set forth in Section 3.8.

      "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association,  joint-stock company, trust, unincorporated  organization  or government  (including  any agency or political subdivision thereof).

      "Recent Reports" has the meaning set forth in Section 4.8.

      "Representatives" has the meaning set forth in Section 5.9.

      "SEC" has the meaning set forth in Section 4.7(a).

      "SEC Reports" has the meaning set forth in Section 4.7(a).

      "Securities  Act" means the  Securities  Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

      "Subsidiary"  of any  Person  means any  corporation,  partnership,  joint venture or other legal entity of which such Person  (either  directly or through or  together  with any other  Subsidiary  of such  Person),  owns,  directly  or indirectly,  50% or more of the stock or other equity  interests  the holders of which are generally  entitled to vote for the election of the board of directors or similar  governing body of such  corporation,  partnership,  joint venture or other legal entity.

      "Surviving Corporation" has the meaning set forth in Section 1.1.

      "Tax" or "Taxes" means any taxes, charges, fees, imposts,  levies or other assessments,  including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains,  inventory,  capital stock, license,  withholding,  payroll,  employment,
social  security  (or  similar),   unemployment,   excise,   severance,   stamp,
occupation, real or personal property, premium, windfall profits,  environmental
(including taxes under Section 59A of the Code),  customs duties,  registration, alternative  or add-on  minimum,  and estimated  taxes,  customs  duties,  fees, assessments and charges of any kind  whatsoever,  together with any interest and any penalties,  fines,  additions to tax or additional  amounts  thereon whether disputed  or not,  imposed by any taxing  authority  (Federal,  state,  local or foreign) and shall include any transferee liability in respect of Taxes.

                                       32

      "Tax  Return"  means  any  returns,   declarations,   reports,  estimates,
information returns or statements  relating to Taxes,  including any schedule or attachment thereto, and including any amendment thereof.

      "Transaction  Documents"  means this  Agreement and each of the agreements and instruments contemplated hereby or thereby,  including,  without limitation, the Florida Certificate of Merger and the California  Certificate of Merger, the
officer's  certificate to be delivered by Dr. Tattoff pursuant to Section 6.2(c)
and the Company pursuant to Section 6.3(c),  the Company  Disclosure Letter, the
Dr.  Tattoff  Disclosure  Letter and all  documents,  instruments  or agreements attached to or contemplated by any of the foregoing.

      "Transactions" has the meaning set forth in Section 3.3.

            8.2.  Waivers  and  Amendments.  Subject  to  Applicable  Law,  this
Agreement may be amended,  superseded,  canceled,  renewed or extended,  and the terms hereof may be waived,  only by a written  instrument signed by the parties hereto  or,  in the case of a  waiver,  by or on  behalf  of the  party  waiving compliance.  No delay on the part of any party in exercising any right, power or privilege  hereunder shall operate as a waiver thereof,  nor shall any waiver on the part of any party of any such right,  power or privilege,  nor any single or partial  exercise of any such right,  power or  privilege,  preclude any further exercise thereof or the exercise of any other such right, power or privilege.

            8.3.  Governing Law. THIS AGREEMENT  SHALL BE GOVERNED AND CONSTRUED
IN  ACCORDANCE  WITH THE LAWS OF THE  STATE OF  FLORIDA,  WITHOUT  REGARD TO THE
PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE, APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            8.4.  Notices.  Any notices or other  communications  required under this  Agreement  shall be in writing and be effective  upon delivery if given by hand  delivery  or  facsimile  transmission  or on the next day  after  given if delivered by overnight courier, and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                  (a) if to the Company or the Surviving Corporation:

                      925 S. Federal Highway, Suite 600
                      Boca Raton, FL 33432
                      Attn: Roland Perry
                      Fax:  561-391-5757

                      with a copy to:

                      Arnstein & Lehr LLP
                      200 East Las Olas Blvd, Suite 1500
                      Fort Lauderdale, FL  33301
                      Attn: Brian Pearlman
                      Fax:  (954) 713.7615

                                       33

                  (b) if to Dr. Tattoff:

                      8500 Wilshire Blvd - Street Level Suite 105
                      Beverly Hills, CA 90211
                      Attn: James Morel, CEO
                      Fax: (310) 659-4159

                      with copies to:

                      Blank Rome LLP
                      1200 North Federal Highway
                      Suite 417
                      Boca Raton, FL 33432
                      Attn: Bruce C. Rosetto, Esq.
                      Fax: (561) 417-8186

or at such other place or places or to such other  person or persons as shall be designated  in writing by the  parties to this  Agreement  in the manner  herein proved.

            8.5. Section Headings.  The section and paragraph headings contained in this  Agreement  are for  reference  purposes  only and  shall not in any way affect the meaning or interpretation of this Agreement.

            8.6.  Counterparts.  This  Agreement  may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, together,  shall constitute one and the same  instrument.  This Agreement may be executed by facsimile or other electronic image transmission technology.  Copies of signature  pages  delivered by facsimile or other means of  electronic  image transmission shall have the same force and effect as originals thereof.

            8.7. Assignments.  This Agreement, by operation of law or otherwise, shall be  binding  upon  and  inure  to the  benefit  of  successors  and  legal representatives of the parties hereto.

            8.8.  Entire  Agreement;  Enforceability.  This  Agreement  and  the
Transaction Documents,  including the Exhibits and Schedules attached hereto and thereto:  (i) constitute the entire  agreement among the parties with respect to the Transactions and supersedes all prior  agreements and  understandings,  both written and oral,  among the parties,  with respect to the subject matter hereof and thereof;  and (ii) shall be binding upon,  and are solely for the benefit of each party  hereto and nothing in this  Agreement is intended to confer upon any other  Person  any  rights or remedy of any nature  whatsoever  hereunder  or by reason of this Agreement or any of the Transaction Documents.

            8.9. Severability.  Any term or provision of this Agreement which is invalid,  illegal  or  unenforceable  in  any  jurisdiction  shall,  as to  that jurisdiction,  be  ineffective to the extent of such  invalidity,  illegality or
unenforceability   without  rendering  invalid,  illegal  or  unenforceable  the remaining  terms and  provisions of this  Agreement or affecting the validity or enforceability  of any of the terms or provisions of this Agreement in any other jurisdiction.  If  any  provision  of  this  Agreement  is  so  broad  as  to be unenforceable,  the  provision  shall be  interpreted  to be only so broad as is enforceable.

                            [Signature page follows.]

                                       34

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                       LIFESCIENCES OPPORTUNITIES, INC.

                                       By: /s/ Roland Perry
                                          -----------------------------
                                           Name: Roland Perry
                                           Title: Chief Executive Officer

                                       DRTATTOFF, LLC

                                       By: /s/ James Morel
                                          -----------------------------
                                           Name: James Morel
                                           Title: Chief Executive Officer

                                    EXHIBIT A
                            FORM OF INVESTMENT LETTER

* Copies of exhibits and schedules provided upon request.

AMENDMENT NO. 1 TO MERGER AGREEMENT

THIS AMENDMENT NO. 1 TO MERGER AGREEMENT (this “Amendment”) dated as of October 5, 2007, by and among LIFESCIENCES OPPORTUNITIES, INC., a Florida corporation (the “Company”), and DRTATTOFF, LLC, a California limited liability company (“Dr. Tattoff”).

WHEREAS, reference is hereby made to that certain Merger Agreement (the “Agreement”), dated as of September 7, 2007, by and among the Company and Dr. Tattoff.

WHEREAS, the Company and Dr. Tattoff wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment the Company and Dr. Tattoff hereby agree to amend the Agreement as follows:

1.   Defined Terms; Conflicting Documents. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2.  Amendment to Section 2.1: Conversion of Capital Stock. Subsection (a) of Section 2.1 of the Agreement is deleted in its entirety and replaced with the following new Section 2.1(a):

“(a) Each unit of outstanding membership interest of Dr. Tattoff (the “Membership Interests”) shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (the “Company Common Stock”). The number of shares of Company Common Stock issued to each member of Dr. Tattoff (each a “Member” and collectively the “Members”) in accordance with this Section 2.1(a) shall hereafter be referred to as the “Merger Shares”. At the Effective Time, all Membership Interests of Dr. Tattoff shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Dr. Tattoff Member shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.”

3.  Amendment to Section 7.1: Termination. Subsection (b) of Section 7.1 of the Agreement is deleted in its entirety and replaced with the following new Section 7.1(b):

“(b) by either the Company or Dr. Tattoff, by written notice to the other if, for any reason, the Closing has not occurred prior to the close of business on or before February 1, 2008; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or Dr. Tattoff, as applicable, if the party seeking to terminate the Agreement is responsible for the delay;”

4.  Amendment to Section 8.1: Certain Definitions. The definition of “Company Common Stock” is hereby amended by replacing the Section reference contained therein from “Section 2.1(b)” to “Section 2.1(a)”.

5.  Ratification. Except as specifically herein amended and modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

[Signature Page Follows]

SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT

Please acknowledge your acceptance of the foregoing Amendment by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIFESCIENCES OPPORTUNITIES, INC.

By:	/s/ Roland Perry
Name: Roland Perry
Title: President
DRTATTOFF, LLC

By:	/s/ James Morel
Name: James Morel
Title: CEO

Appendix B

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
LIFESCIENCES OPPORTUNITIES INCORPORATED

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of LIFESCIENCES OPPORTUNITIES INCORPORATED, a Florida corporation (the “Corporation”), bearing Document Number P04000009572, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

"ARTICLE I
CORPORATE NAME

The name of this corporation is Dr. TATTOFF, Inc."

SECOND: Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

"ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Million (100,000,000) shares, consisting of Eighty Million (80,000,000) shares of Common Stock, par value $.0001 per share and Twenty Million (20,000,000) shares of Preferred Stock. Series of Preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

Effective as of the effective date of this Amendment, each share of Common Stock, $.0001 par value per share, outstanding before the effective date of the Amendment will be changed into 55.5 fully paid and nonassessable shares of Common Stock $.0001 par value per share; and that after the effective date of the Amendment each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive an additional certificate or certificates representing the proportionate number of additional shares of new Common Stock. If a stockholder shall be entitled to a number of shares of new Common Stock which is not a whole number, then the fractional interests of .5 of New Common Stock will be rounded up to the next highest share, and fractional interests of less than .5 of New Common Stock will be reduced down to the next nearest share. The authorized number of shares of Common Stock shall not be affected by this Amendment.

B-1

Appendix B

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation, except as otherwise expressly set forth in this Certificate.

THIRD: The foregoing amendment was adopted by written consent of the sole Director on October ___, 2007, pursuant to Section 607.0821 of the Florida Business Corporation Act and by the number of shareholders holding a majority of the outstanding voting power of the Corporation by a written consent dated October ___, 2007, pursuant to Section 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation’s Amended and Restated Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned President has executed these Articles of Amendment to the Articles of Incorporation on this October ___, 2007.

___________________________ Roland Rick Perry, President

B-2

Appendix C

CALIFORNIA CORPORATIONS CODE
SECTIONS 17600-17613

17600. (a) For purposes of this chapter, "reorganization" refers to any of the following:

(1) A conversion pursuant to Chapter 11.5 (commencing with Section 17540.1).

(2) A merger pursuant to Chapter 12 (commencing with Section 17550).

(3) The acquisition by one limited liability company in exchange, in whole or in part, for its membership interests (or the membership interests or equity securities of a limited liability company or other business entity that is in control of the acquiring limited liability company), of membership interests or equity securities of another limited liability company or other business entity if, immediately after the acquisition, the acquiring limited liability company has control of the other limited liability company or other business entity.

(4) The acquisition by one limited liability company in exchange in whole or in part for its membership interests (or the membership interests or equity securities of a limited liability company or other business entity that is in control of the acquiring limited liability company) or for its debt securities (or debt securities of a limited liability company or other business entity that is in control of the acquiring limited liability company) that are not adequately secured and that have a maturity date in excess of five years after the consummation of the acquisition, or both, of all or substantially all of the assets of another limited liability company or other business entity.

(b) For purposes of this chapter, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a limited liability company or other business entity.

17601. (a) If the approval of outstanding membership interests is required for a limited liability company to participate in a reorganization, pursuant to the operating agreement of the limited liability company, or otherwise, then each member of the limited liability company holding those membership interests may, by complying with this chapter, require the limited liability company to purchase for cash, at its fair market value, the interest owned by the member in the limited liability company, if the interest is a dissenting interest as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization, excluding any appreciation or depreciation in consequence of the proposed reorganization unless exclusion would be inequitable.

(b) As used in this chapter, "dissenting interest" means a membership interest that satisfies all of the following conditions:

(1) The membership interest was outstanding on the date for the determination of members entitled to vote on the reorganization.

(2) (A) The membership interest was not voted in favor of the reorganization, or (B) the membership interest was voted against the reorganization; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any event where the approval for the proposed reorganization is sought by written consent rather than at a meeting.

(3) That the member has demanded that the limited liability company purchase at its fair market value in accordance with Section 17602.

(4) That the member submits for endorsement, if applicable, in accordance with Section 17603.

(c) As used in this chapter, "dissenting member" means the recordholder of a dissenting interest, and includes an assignee of record of that interest.

17602. (a) If members have a right under Section 17601, subject to compliance with paragraphs (4) and (5) of subdivision (b) thereof, to require the limited liability company to purchase their membership interests for cash, that limited liability company shall mail to each member a notice of the approval of the reorganization by the requisite vote or consent of the members. This notice shall be mailed within 10 days after the date of the approval, accompanied by a copy of this section and Sections 17601, 17603, 17604, and 17605, a statement of the price determined by the limited liability company to represent the fair market value of its outstanding interests, a statement of the method of valuation employed, the latest available balance sheet of the limited liability company, the latest available income statement of the limited liability company, and a brief description of the procedure to be followed if the member desires toexercise the member's rights under those sections. The statement of price constitutes an offer by the limited liability company to purchase at the price stated any dissenting interests as defined in subdivision (b) of Section 17601, unless they lose their status as dissenting interests under Section 17610.

(b) Any member who has a right to require the limited liability company to purchase the member's interest for cash under Section 17601, subject to compliance with paragraphs (4) and (5) of subdivision (b) thereof, and who desires the limited liability company to purchase that interest, shall make written demand upon the limited liability company for the purchase of the interest and the payment to the member in cash of its fair market value. The demand is not ffective for any purpose unless it is received by the limited liability company or any transfer agent thereof within 30 days after the date on which notice of the approval of the reorganization by the requisite vote or consent of the members is mailed by the limited liability company to the members.

(c) The demand shall state the number or amount of the dissenting member's interest in the limited liability company and shall contain a statement of what that member claims to be the fair market value of that interest on the day before the announcement of the proposed reorganization. The statement of fair market value constitutes an offer by the dissenting member to sell the interest at that price.

17603. Within 30 days after the date on which notice of the approval of the outstanding interests of the limited liability company is mailed to the dissenting member pursuant to subdivision (a) of Section 17602, the member shall submit to the limited liability company at its principal office or at the office of any transfer agent thereof, the following:

(a) If the interest is evidenced by a certificate, the dissenting member's certificate representing the interest that the member demands that the limited liability company purchase, to be stamped or endorsed with a statement that the interest is a dissenting interest, or to be exchanged for certificates of appropriate denominations so stamped or endorsed.

(b) If the interest is not evidenced by a certificate, written notice of the number or amount of interest that the dissenting member demands that the limited liability company purchase. Upon subsequent transfers of the dissenting interest on the books of the limited liability company, the new certificates or other written statement issued therefor shall bear a like statement, together with the name of the original holder of the dissenting interest.

17604. (a) If the limited liability company and the dissenting member agree that the member's interest is a dissenting interest and agree upon the price to be paid for the dissenting interest, the dissenting member is entitled to the greed price with interest thereon at the legal rate on judgments from the date of consummation of the reorganization. All agreements fixing the fair market value of any dissenting member's interest as between the limited liability company and the member shall be in writing and filed in the records of the limited liability company.

(b) Subject to the provisions of Section 17607, payment of the fair market value for a dissenting interest shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later. In the case of dissenting interests evidenced by certificates of interest, payment shall be subject to surrender of the certificates of interest, unless provided otherwise by agreement.

17605. (a) If the limited liability company denies that a membership interest is a dissenting interest, or the limited liability company and a dissenting member fail to agree upon the fair market value of a dissenting interest, then the member or any interested limited liability company, within six months after the date on which notice of the approval of the reorganization by the requisite vote or consent of the members was mailed to the member, but not thereafter, may file a complaint in the superior court of the proper county to determine whether the interest is a dissenting interest, or the fair market value of the dissenting interest, or both, or to intervene in any action pending on such a complaint.

(b) Two or more dissenting members may join as plaintiffs or be joined as defendants in any action and two or more actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the membership interest as a dissenting interest is an issue, the court shall first determine that issue. If the fair market value of the dissenting interest is an issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the dissenting interest.

17606. (a) If the court appoints an appraiser or appraisers, they shall determine the fair market value per interest of the outstanding membership interests of the limited liability company, by class if necessary. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. On the motion of any party, the report shall be submitted to the court and considered along with any additional evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 30 days from the date of their appointment, or within such further time as may be allowed by the court, or the report is not confirmed by the court, the court shall determine the fair market value per interest of the outstanding membership interests of the limited liability company, by class if necessary.

(c) Subject to Section 17607, judgment shall be rendered against the limited liability company for payment of an amount equal to the fair market value, as determined by the court, of each dissenting interest that any dissenting member who is a party, or has intervened, is entitled to require the limited liability company to purchase, with interest thereon at the legal rate on judgments from the date of consummation of the reorganization.

(d) Any judgment shall be payable forthwith, provided, however, that with respect to membership interests evidenced by transferable certificates of interest, only upon the endorsement and delivery to the limited liability company of those certificates representing the interest described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation for the appraisers, to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the limited liability company, the limited liability company shall pay the costs, including, in the discretion of the court, if the value awarded by the court for the dissenting interest is more than 125 percent of the price offered by the limited liability company under subdivision (a) of Section 17602,attorneys' fees and fees of expert witnesses.

17607. To the extent that the payment to dissenting members of the fair market value of their dissenting interests would require the dissenting members to return that payment or a portion thereof by reason of subdivision (f) of Section 17254 or the Uniform Fraudulent Transfer Act (Chapter 1 (commencing with Section 3439) of Title 2 of Part 2 of Division 4 of the Civil Code), then that payment or portion thereof shall not be made and the dissenting members shall become creditors of the limited liability company for the amount not paid, together with interest thereon at the legal rate on judgments until the date of payment. The dissenting members shall be subordinate to all other creditors in any proceeding relating to the winding up and dissolution of the limited liability company.

17608. Any cash distributions made by a limited liability company to a dissenting member after the date of consummation of the reorganization, but prior to any payment by the limited liability company for the dissenting member's interest, shall be credited against the total amount to be paid by the limited liability company for that dissenting interest.

17609. Except as expressly limited by this chapter, dissenting members shall continue to have all the rights and privileges incident to their interests immediately prior to the reorganization, including limited liability, until payment by the limited liability company for their dissenting interests. A dissenting member may not withdraw a demand for payment unless the limited liability company consents thereto.

17610. A dissenting interest loses its status as a dissenting interest and the holder thereof ceases to be a dissenting member and ceases to be entitled to require the limited liability company to purchase the interest upon the occurrence of any of the following:

(a) The limited liability company abandons the reorganization. Upon abandonment of the reorganization, the limited liability company shall pay, on demand, to any dissenting member who has initiated proceedings in good faith under this chapter, all reasonable expenses incurred in those proceedings and reasonable attorneys' fees.

(b) The interest is transferred prior to its submission for endorsement in accordance with Section 17603.

(c) The dissenting member and the limited liability company do not agree upon the status of the interest as a dissenting interest or upon the purchase price of the dissenting interest, and neither files a complaint nor intervenes in a pending action, as provided in Section 17605, within six months after the date upon which notice of the approval of the reorganization by the requisite vote or consent of members was mailed to the member.

(d) The dissenting member, with the consent of the limited liability company, withdraws that member's demand for purchase of the dissenting interest.

17611. If litigation is instituted to test the sufficiency or regularity of the vote of the members in authorizing a reorganization, any proceedings under Sections 17605 and 17606 shall be suspended until final determination of that litigation.

17612. (a) Subject to subdivisions (b) and (c), this chapter applies to the following:

(1) A domestic limited liability company.

(2) A foreign limited liability company if members holding more than 50 percent of the voting interests of the foreign limited liability company reside in this state.

(b) This chapter does not apply to membership interests governed by operating agreements whose terms and provisions specifically set forth the amount to be paid in respect of those interests in the event of a reorganization of the limited liability company.

(c) This chapter shall not apply to any limited liability company with 35 or fewer members if all the members have waived the application of this chapter in writing, whether in an operating agreement or otherwise, provided that if, at the time of the reorganization, the limited liability company had more than 35 members, any waiver shall be ineffective as to that reorganization.
17613. (a) No member of a limited liability company who has a right under this chapter to demand payment of cash for the interest owned by that member in a limited liability company shall have any right at law or in equity to attack the validity of the reorganization, or to have the reorganization set aside or rescinded, except (1) in an action to test whether the vote or consent of members required to authorize or approve the reorganization has been obtained in accordance with the procedures established therefor by the operating agreement of the limited liability company, or if there is no written operating agreement, this chapter, or (2) when the limited liability company action is fraudulent with respect to the complaining member or the limited liability company.

 (b) If one of the parties to a reorganization is directly or indirectly controlled by, or under common control with, another party to the reorganization, subdivision (a) shall not apply to any memberof the controlled party who has not  demanded payment of cash for the member's interest pursuant to this chapter; but if the member institutes any action to attack the validity of the reorganization or to have the reorganization set aside or rescinded, the member shall not thereafter have any right to demand payment of cash for that member's interest pursuant to this chapter.

(c) If one of the parties to a reorganization is directly or indirectly controlled by, or under common control with, another party to the reorganization, then, in any action to attack the validity of the reorganization or to have the  eorganization set aside or rescinded, (1) a party to a reorganization that controls another party to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the members of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the members of any party so controlled.

(d) Subdivisions (b) and (c) shall not apply if a majority in interest of the members other than members who are directly or indirectly controlled by, or under common control with, another party to the reorganization approve or consent to the reorganization.

(e) This section shall not prevent a member of a limited liability company that is a party to a reorganization from bringing an action against the limited liability company or any manager, officer, employee, or agent of the limited liability ompany, at law or in equity, as to any matters, including, without limitation, an action for breach of fiduciary obligation or fraud, other than to attack the validity of the reorganization or to have the reorganization set aside or rescinded.